As filed with the Securities and Exchange Commission on May 31, 2006

Registration No. 333-133489

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment
No. 1 To

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNH Wholesale Receivables LLC

(Exact name of registrant as specified in its charter)

Delaware	20-0214383
(State of Organization)	(I.R.S. Employer Identification No.)

100 South Saunders Road Lake Forest, Illinois 60045 (847) 735-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roberto Miotto Senior Vice President, General Counsel and Secretary CNH Global N.V. 100 South Saunders Road Lake Forest, Illinois 60045 (847) 955-3910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Julie A. Gillespie, Esq.
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
(312) 782-0600

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset Backed Notes	$1,000,000	100%	$1,000,000	$107.00

(1)             Estimated solely for the purpose of calculating the registration fee.

(2)    Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Subject to Completion, dated May 31, 2006

Prospectus Supplement to Prospectus dated [•], [•]

CNH Wholesale Master Note Trust
Issuing Entity

CNH Wholesale Receivables LLC
Depositor

CNH Capital America LLC
Originator, Sponsor and Servicer

$[Aggregate Amount] Series 200[•]-[•] Asset Backed Notes

The issuing entity will issue the following classes of notes, which are offered under this prospectus supplement—

Consider carefully the risk factors beginning on page S-10  in this prospectus supplement and on page 2  in the prospectus.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in CNH Wholesale Receivables LLC, CNH Capital America LLC, New Holland Credit Company, LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

	Class A Notes	Class B Notes
Principal Amount	$[•]	$[•]
Interest Rate	[One-Month LIBOR plus] [•]% per year	[One-Month LIBOR plus] [•]% per year
Scheduled Final Payment Date	[•]	[•]
Legal Final Maturity Date	[•]	[•]
Price to Public(1)	[•]%	[•]%
Underwriting Discount(2)	[•]%	[•]%
Proceeds to Issuing Entity(3)	[•]%	[•]%

(1)           Total price to public is $[•].

(2)           Total underwriting discount = $[•]

(3)           Total proceeds to issuing entity = $[•]

We (CNH Wholesale Receivables LLC) must pay expenses estimated to be $[•].

The issuing entity will pay interest on the Series 200 [•]-[•] notes on the [•] day of each month, or if that day is not a business day, on the next business day following the [•]. The first payment date will be [•], [•].

The notes will be paid from the issuing entity’s assets consisting primarily of receivables arising pursuant to revolving financing arrangements between CNH Capital America LLC and domestic agricultural and construction equipment and/or parts dealers.

[Each class of notes benefits from credit enhancement in the form of subordination of a specified portion of the depositor’s interest in the issuing entity and a reserve account. The Class B notes are subordinated to the Class A notes and provide additional credit enhancement for the Class A notes.]

[Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about [•], [•], against payment in immediately available funds.]

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

[Co. A]

[Co. B]

[•], [•]

Important Notice about Information Presented in this
Prospectus Supplement and the Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these notes in any state or other jurisdiction where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until 90 days after the commencement of this offering.

We tell you about the notes in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and this prospectus supplement, which describes the specific terms of your series of notes.

Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Glossary of Principal Terms for Prospectus Supplement” beginning on page S-[•] in this prospectus supplement and under the caption “Glossary of Principal Terms for Prospectus” beginning on page [•] in the prospectus.

We have made forward-looking statements in this prospectus supplement and the prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words like “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend” and other similar expressions.

Forward-looking statements are based on some assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All of the forward-looking statements made in this prospectus supplement and the prospectus are qualified by these cautionary statements, and we cannot assure you that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, CNH Global N.V., CNH Capital America LLC (formerly known as Case Credit Corporation), New Holland Credit Company, LLC, CNH America LLC or any

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other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the prospectus or to reflect the occurrences of anticipated events.

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NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY (“AUTHORIZED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO OFFER OF NOTES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED (THE “POS REGULATIONS”) HAS BEEN AUTHORIZED OR MADE. NOTES MAY NOT LAWFULLY BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES WHICH DO NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE POS REGULATIONS OR OTHERWISE IN COMPLIANCE WITH ALL APPLICABLE PROVISIONS OF THE POS REGULATIONS.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE POS REGULATIONS OR THE FSMA.

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Summary of Terms

Trust:	CNH Wholesale Master Note Trust
Depositor:	CNH Wholesale Receivables LLC, a wholly-owned subsidiary of CNH Capital America LLC
Originator, Sponsor and Servicer:	CNH Capital America LLC, an indirect wholly-owned subsidiary of CNH Global, N.V.
Sub-Servicer	New Holland Credit Company, LLC, an indirect wholly-owned subsidiary of CNH Global N.V.
Backup Servicer	Systems & Services Technologies, Inc., an affiliate of the indenture trustee
Indenture Trustee:	JPMorgan Chase Bank, N.A.
Owner Trustee:	The Bank of New York
Expected Closing Date:	[•],[•]
Commencement of Accumulation Period (subject to adjustment):	[•],[•]
Scheduled Final Payment Date	[•] payment date
Final Maturity Date:	[•] payment date
Clearance and Settlement:	DTC/Clearstream/Euroclear
Denominations:	Minimum $1,000, and in integral multiples of $1,000
Servicing Fee Rate:	1% per year
Primary Assets of the Trust:	Receivables arising pursuant to revolving financing arrangements between CNH Capital America LLC and domestic agricultural and construction equipment and/or parts dealers.
Offered Notes:	The Class A notes and Class B notes are offered by this prospectus supplement and the accompanying prospectus

Series 200[•]-[•]

Class	Amount	% of Initial Collateral Amount
Class A notes	$		%
Class B notes			%
Initial collateral amount		$100.00%
Available Subordinated Amount	$
Series 200[•]–[•] Security Amount	$

Structural Summary

This summary is a simplified presentation of certain structural components of Series 200[•]-[•]. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

Trust

CNH Wholesale Master Note Trust which is referred to in this prospectus supplement and the accompanying prospectus as the “trust” or “issuing entity”. The notes will be issued under an indenture supplement to an indenture, each between the trust and JPMorgan Chase Bank, N.A., as indenture trustee.

Collateral for the Notes

The notes are secured by an allocable interest in the trust’s pool of receivables arising from revolving floorplan financing agreements of selected agricultural and construction equipment and/or parts dealers, which includes receivables arising from:

•                       dealer floorplan financing of new and/or used equipment;

•                       dealer floorplan financing of parts;

•                       financing of dealer purchases of new and/or used equipment for their rental business; and

•                       dealer floorplan financing of new and/or used equipment for rent on a rent-to-own basis.

The trust’s primary source of funds to make payments on the notes will be the portion of collections on the receivables that is allocated to Series 200[•]-[•] as described in this prospectus supplement. Collections that are allocated to other series of notes may also be available to make payments on the Series 200[•]-[•] notes under the limited circumstances described in this prospectus supplement and the prospectus.

The following information regarding the trust portfolio is as of [•],[•]:

•                       number of accounts: [•]; and

•                       outstanding balance of principal receivables: $[•].

Addition of Assets to the Trust

When an account has been designated to the trust, the originator continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. We have the option to designate additional accounts, which must meet the criteria for eligible accounts described under “The Trust Portfolio—Eligible Accounts and Eligible Receivables” in the prospectus, to the trust from time to time. If the number of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the rating agencies for all outstanding series of notes confirm that the addition will not impair their ratings of any outstanding class of notes. See “The Trust Portfolio—Addition of Accounts” in the prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, we are required to designate additional accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in “The Trust Portfolio—Addition of Accounts” in the prospectus.

Removal of Assets from the Trust

We have the right to remove accounts from the trust portfolio and to require the trust to reassign the related receivables to us, subject to the conditions described under “The Trust Portfolio—Removal of Accounts” in the prospectus.

We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in impairment of the trust’s rights in the transferred receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or designated accounts, and the failure has a materially adverse effect on the noteholders interest in the transferred receivables or the accounts. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicer—Servicer’s Representations, Warranties and Covenants” in the prospectus.

Other Series of Notes

The trust has issued other series of notes, and may issue additional series of notes. A summary of the trust’s currently outstanding series of notes is contained in “ANNEX I—Other Series of Notes” at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of notes.

No new series of notes may be issued unless we satisfy the conditions described in “Description of the Notes—Issuances of New Series, Classes and Subclasses of Notes” in the prospectus, including that:

•                       each rating agency confirms that the new issuance will not impair its rating of any outstanding class of notes;

•                       we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default and adversely affect either the amount or timing of payments to be made to noteholders or the security interest of the indenture trustee in the collateral securing the outstanding notes; and

•                       in certain instances, delivery of an opinion with respect to certain tax matters.

Allocations of Collections

The servicer will collect payments on the receivables and will allocate interest collections and principal collections received, charge-offs on defaulted receivables in the trust and uncovered dilution among:

•                       your series;

•                       other outstanding series of notes that the trust has issued; and

•                       the transferor’s interest.

The amounts allocated to your series will be determined based generally on the size of your Series 200[•]-[•] security amount compared with the aggregate balance of principal receivables held by the trust, or if greater, the sum of the series security amounts of all series. If the Series 200[•]-[•] security amount declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the allocation calculations and the events that may lead to these reductions, see “Deposit and Application of Funds—Reductions” in this prospectus supplement.

Application of Series 200[•]-[•] Interest Collections

Distributions on the notes will be made on each payment date, which will be the [•] day of each month, or if that day is not a business day, on the next business day. The first payment date will be [•], [•].

On each payment date, the indenture trustee will apply your series share of interest collections and investment earnings as follows:

•                       first, to pay the Series 200[•]-[•] monthly backup servicing fee;

•                       second, to pay the Series 200[•]-[•] monthly servicing fee;

•                       third, to pay interest on the Class A notes;

•                       fourth, to pay interest on the Class B notes;

•                       fifth, an amount equal to the sum of:

•                  the amount of defaulted amounts and uncovered dilution amounts that are allocable to Series 200[•]-[•] for the related collection period; and

•                  the Series 200[•]-[•] collateral amount deficit, if any;

•                  will be included in the Series 200[•]-[•] available principal collections;

•                       sixth, for deposit into the reserve fund an amount so that the amounts on deposit will equal the reserve fund required amount, if any, for that payment date or, for each payment date from the month preceding the accumulation period through the last payment date occurring in the accumulation period, an amount so that amounts on deposit will equal [•]% of the reserve fund required amount;

•                       seventh, an amount equal to any excess of the Series 200[•]-[•] required subordinated amount over the Series 200[•]-[•] available subordinated amount will be distributed to us to increase the Series 200[•]-[•] available subordinated amount by the amount so distributed;

•                       eighth, during an early amortization period, any remaining amounts will be deposited into the principal funding account and included in the Series 200[•]-[•] available principal;

•                       ninth, to pay the reimbursable backup servicer fees, expenses and indemnity amounts and any reimbursable expenses and indemnity amounts of any successor servicer, in each case to the extent not reimbursed pursuant to another indenture supplement from the backup servicer account or otherwise; and

•                       tenth, any amounts available for payment of non-principal amounts that remain after giving effect to the preceding clauses and reimbursement of waived servicing fees, if any, will be treated as shared excess available interest amounts, and will be applied to shortfalls or deficits of other series of notes or, to the extent not needed to cover shortfalls or deficits of other series, paid to us.

Application of Series 200[•]-[•] Principal Collections

On each payment date, the indenture trustee will apply your series share of principal collections as follows:

Revolving Period

During the revolving period, the trust will not pay principal on the Series 200[•]-[•] notes or accumulate principal for that purpose. Instead, the trust will use the Series 200[•]-[•] share of available principal amounts to make principal payments on other series and/or pay them to us.

The revolving period will begin at the close of business on the Series 200[•]-[•] closing date and will end when either the accumulation period or the early amortization period begins.

Accumulation Period

The trust will accumulate principal for the Series 200[•]-[•] notes during an accumulation period of no more than [ ] months long unless an early amortization period that is not terminated begins before the start of the accumulation period. The latest date on which the accumulation period will commence is [•], [•]. During the accumulation period the trust will accumulate the Series 200[•]-[•] share of principal collections for payment on [•], [•]. See “Series Provisions—Principal” in this prospectus supplement. If a Series 200[•]-[•] early amortization event occurs and is not cured during the accumulation period, the accumulation period will end and an early amortization period will begin.

Early Amortization Period

If a Series 200[•]-[•] early amortization event occurs and is not cured, you will begin to receive payments of principal. We refer to this period after the occurrence of a Series 200[•]-[•] early amortization event as the early amortization period. Series 200[•]-[•] early amortization events are events that might adversely affect the trust’s ability to make payments on the Series 200[•]-[•] notes as originally expected. See “—Early Amortization Events” below in this summary and “Deposit and Application of Funds—Series 200[•]-[•] Early Amortization Events” in this prospectus supplement for a description of the events that might cause an early amortization period to begin.

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Series  200[•]-[•] notes, monthly servicing fees or backup servicing fees or required deposits to the reserve account.

Interest on the Notes

Class A notes	[•]% [above one-month LIBOR per year]
Class B notes	[•]% [above one-month LIBOR per year]

Each class of notes will accrue interest for each interest period at the applicable rate set forth above. Interest will be calculated on the basis of [the actual number of days in the applicable interest period and] a 360-day year [of twelve 30-day months].

Each interest period will begin on and include a payment date and end on but exclude the following payment date, [except that the first interest period will begin on and include the Series 200[•]-[•] closing date]. Interest will be payable on the [•] of each month, unless the [•] is not a business day, in which case the payment will be made on the following business day. The first payment date will be [•], [•].

[For purposes of determining the interest rate applicable to each interest period, other than the first interest period, LIBOR will be determined two London business days before that interest period begins. For each date of determination, LIBOR will equal the offered rate for United States dollar deposits for one month [(and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period)] as reported by Bloomberg Financial Markets Commodities News, on that date. If that rate does not appear on that display page, LIBOR will be determined as described in “Series Provisions—Interest.”

[LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [•], [•], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

Credit Enhancement

Subordination of Transferor’s Interest

A portion of the transferor’s interest in the trust equal to the Series 200[•]-[•] available subordinated amount is subordinated to the Series 200[•]-[•] notes to the extent described in this prospectus supplement. The Series 200[•]-[•] available subordinated amount will initially be $[•], but may be reduced and increased from time to time. See “Deposit and Application of Funds—Series 200[•]-[•] Available Subordinated Amount” in this prospectus supplement. This subordinated amount is intended to protect the Series 200[•]-[•] noteholders from the effect of charge-offs on defaulted receivables in the trust and uncovered dilution that is allocated to Series 200[•]-[•] and any use of available principal amounts to pay interest on the Series 200[•]-[•] notes, monthly servicing fees or backup servicing fees or to make required deposits to the reserve fund.

The Series 200[•]-[•] available subordinated amount will be reduced to the extent it is actually used to provide such protection but may later be reinstated to the extent that excess interest collections are available to compensate for these prior uses.

Reductions in the Series 200[•]-[•] available subordinated amount will result in a reduced amount of collections that are available to make payments on the Series 200[•]-[•] notes. If the Series 200[•]-[•] available subordinated amount is reduced to zero, then those reallocations, uncovered dilution amounts and charge-offs will instead reduce the collateral amount of the Series 200[•]-[•] notes, and you may incur a loss on your Series 200[•]-[•] notes.

Reserve Fund

On the Series 200[•]-[•] closing date, we will deposit $[•] into the reserve fund for the Series 200[•]-[•] notes. The reserve fund required amount for any payment date will equal the lesser of [•]% of the initial outstanding principal amount of the Series 200[•]-[•] notes and the outstanding principal amount of the Series 200[•]-[•] notes on that payment date. From the period beginning on the payment date preceding the accumulation period through the last payment date occurring in the accumulation period, an additional [•]% of such reserve fund required amount will be required to be deposited from interest collections to the extent available for such purpose into the reserve fund. Amounts on deposit in the reserve fund will be available to pay monthly interest due on the Series 200[•]-[•] notes, the monthly backup servicing fee and/or the monthly servicing fee. In addition, during any early amortization period, amounts on deposit in the reserve fund will also be available to cover charge-offs and uncovered dilution.

Subordination of Class B Notes

The subordination of the Class B notes to the Class A notes will provide additional credit enhancement for the Class A notes.

The Class B notes will be subordinated to the Class A notes as follows:

•                       no interest will be paid on the Class B notes on any payment date until all interest due on the Class A notes through that payment date has been paid in full (or after an event of default and acceleration of the notes, until the Class A notes have been repaid in full); and

•                       no principal will be paid on the Class B notes on any payment date until the Class A notes have been paid in full.

Excess Principal Collections

Principal collections allocable to other series of notes, to the extent not needed to make payments for the other series, will be applied to make principal payments on the Series 200[•]-[•] notes and other series of notes then entitled to principal payments.

[Prefunding]

If any proceeds from the issuance of the Series 200[•]-[•] notes are deposited into the excess funding account, then the period from the closing date until such proceeds have been withdrawn from the excess funding account will constitute a prefunding period. The amount of proceeds so deposited will not exceed $[ ], which represents [ ]% of the outstanding principal amount of the Series 200[•]-[•] notes and [insert percentage not greater than 50%] of the amount of principal receivables in the trust as of [•], [•]. Any such proceeds will be withdrawn from the excess funding account and applied from time to time under the normal terms applicable to the excess funding account. If the balance in the excess funding account is reduced to zero, the prefunding period will be deemed to have ended. If the prefunding period has not ended by [•], [•] [insert date not more than one year from date of issuance], then any proceeds remaining in the excess funding account on that date and not allocated to make principal payments on any other outstanding series will be applied to make principal payments on the Series 200[•]-[•] notes on [•]-[•]. Any such proceeds applied to make principal payments on the Series 200[•]-[•] notes will be applied pro rata to the Class A notes and the Class B notes.]

[Mandatory Redemption]

[On the payment date on or immediately following the last day of the prefunding period, any funds remaining in the trust’s prefunding account after any purchase of receivables on that date will be applied to prepay the Series 200[•]-[•] Notes then outstanding in whole or in part in the same sequence and proportions that would apply in a normal principal distribution.]

Optional Redemption

The servicer may cause the trust to redeem the Series 200[•]-[•] notes on any day on or after the day on which the outstanding principal amount of the Series 200[•]-[•] notes is reduced to 10% or less of the initial principal amount of the Series 200[•]-[•] notes.

Early Amortization Events

An early amortization event may occur for your series upon the occurrence of any of the following events:

•                       Our failure to make required payments or deposits or material failure by us to perform other obligations, subject to applicable grace periods;

•                       Material inaccuracies in our representations and warranties, subject to applicable grace periods;

•                       Bankruptcy, insolvency or liquidation of CNH Global N.V., CNH America LLC, us or the originator;

•                       We do not transfer receivables to the trust when required;

•                       On any payment date, the Series 200[•]-[•] available subordinated amount is reduced to less than its required amount after giving effect to the distributions to be made on that payment date;

•                       Any servicer default occurs, as described under “The Servicer —Servicer Default; Successor Servicer” in the prospectus;

•                       On any determination date, the average of the monthly payment rates for the three preceding monthly periods is less than a specified percentage;

•                       The Series 200[•]-[•] notes are not repaid by the Series 200[•]-[•] final scheduled maturity date;

•                       We or the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940;

•                       The occurrence of an event of default under the indenture; and

•                       The balance in the excess funding account is greater than a specified percentage of the adjusted pool balance for any three consecutive collection periods.

For a more complete description of the early amortization events for your series, see “Deposit and Application of Funds—Series 200[•]-[•] Early Amortization Events” in this prospectus supplement and “Description of the Notes—Early Amortization Events” in the prospectus.

Events of Default

The 200[•]-[•] Notes are subject to events of default described under “Description of the Notes—Events of Default” in the prospectus. These include:

•                       Failure to pay interest on the 200[•]-[•] Notes for 35 days after it is due;

•                       Failure to pay principal on the 200[•]-[•] Notes when it comes due and payable;

•                       Material failure by the trust to perform its obligations under the indenture, subject to applicable grace periods; and

•                       Bankruptcy, insolvency or liquidation of the trust.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of your series automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the 200[•]-[•] Notes, the indenture trustee or holders of not less than a majority of the then outstanding principal amount of the 200[•]-[•] Notes may declare the principal amount of the 200[•]-[•] Notes to be immediately due and payable. These declarations may be rescinded by holders of not less than a majority of the then outstanding principal amount of the 200[•]-[•] Notes if the related event of default has been cured, subject to the conditions described under “Description of the Notes—Events of Default Remedies” in the prospectus.

After an event of default and the acceleration of the 200[•]-[•] Notes, funds allocated to the 200[•]-[•] Notes and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the 200[•]-[•] Notes to the extent permitted by law. Principal collections and non-principal collections allocated to the 200[•]-[•] Notes will be applied to make monthly principal and interest payments on the 200[•]-[•] Notes until the earlier of the date those notes are paid in full or the final scheduled maturity date.

If the 200[•]-[•] Notes are accelerated subject to the conditions described in the prospectus under “Description of the Notes—Events of Default Remedies”, the indenture trustee may, if legally permitted, cause the trust to sell randomly selected receivables (or interests therein) in an amount equal to the collateral amount for your series of notes.

Monthly Servicing Fee

The monthly servicing fee for Series 200[•]-[•] is the product of 1/12 of 1% and the applicable collateral amount of the Series 200[•]-[•] notes, or less if the servicer waives any portion of the monthly servicing fee on any date. If a successor servicer is appointed, the monthly servicing fee will be subject to a floor equal to the Series 200[•]-[•] allocable share of $[•].

The monthly servicing fee for Series 200[•]-[•] for each payment date will be paid from amounts available for payment of non-principal amounts as described in “—Allocations of Collections” in this summary and in “Deposit and Application of Funds—Application of Collections to Series 200[•]-[•].”

[Monthly Backup Servicing Fee]

The monthly backup servicing fee for Series 200[•]-[•] is the product of (a) a fraction, the numerator of which is the applicable security amount of the Series 200[•]-[•] notes and the denominator of which is the sum of the series security amounts of each series and (b) the greater of (i) 1/12 of [•]% of the aggregate principal receivables balance as of the first day of each collection period and (ii) $[•].

ERISA Considerations

It is expected that the Series 200[•]-[•] notes will be eligible for purchase by employee benefit plans. However, plans contemplating the purchase of Series 200[•]-[•] notes should consult their counsel before making a purchase. Each purchaser that purchases a Series 200[•]-[•] note with assets of a plan will be deemed to represent and warrant that its purchase and holding will not constitute a nonexempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See “ERISA Considerations” in the prospectus.

Tax Status

Mayer, Brown, Rowe & Maw LLP, as special U.S. federal tax counsel to the trust, is of the opinion that at the time of initial issuance of the Series 200[•]-[•] notes for federal income tax purposes:

•                       the Series 200[•]-[•] notes will be characterized as debt; and

•                       the trust will not be classified as an association, or a publicly traded partnership, taxable as a corporation.

By your acceptance of a Series 200[•]-[•] note, you will agree to treat your Series 200[•]-[•] notes as indebtedness for federal, state and local income and franchise tax purposes and Illinois tax purposes. See “U.S. Federal Income Tax Consequences” and “Illinois State Tax Consequences” in the prospectus for additional information concerning the application of federal and Illinois tax laws.

Ratings of the Notes

The trust will not issue the notes unless the Class A notes are rated in the highest rating category and the Class B notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell notes, since the rating agency does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes according to their terms.

Risk Factors

An investment in Series 200[•]-[•] notes involves material risks. See “Risk Factors” in this prospectus supplement and the prospectus.

Notes Not Listed on Any Exchange

The Series 200[•]-[•] notes will not be listed on an exchange or quoted in an automated quotation system of a registered securities association. See “Risk Factors—The lack of a secondary market may limit your ability to resell the notes” in the prospectus.

CNH Wholesale Receivables LLC

Our executive offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer, and our telephone number is (847) 735-9200.

Risk Factors

In this section and in the prospectus under the heading “Risk Factors”, we discuss the principal risk factors of an investment in the Series 200[•]-[•] notes.

Only some of the assets of the trust will be available to make payments on the Series 200[•]-[•] notes. In addition, the timing of principal payments may not be as expected. Several factors will have an effect on the amount and timing of principal payments on the Series 200[•]-[•] notes. Some of those factors are described below.

You may not receive your principal on the Series 200[•]-[•] scheduled final payment date because of the performance of other series.

The shorter the accumulation period, the greater the chance that payment in full of the Series 200[•]-[•] notes by their scheduled final payment date will depend on available principal amounts from other series of notes. A series from which principal amounts are expected to be available to make payments on the Series 200[•]-[•] notes may enter an early amortization period before the Series 200[•]-[•] scheduled final payment date. Available principal amounts allocable to that series then will not be available to pay principal of the Series 200[•]-[•] notes. As a result, you may receive some of your principal later than the Series 200[•]-[•] scheduled final payment date. On written request, we will give you disclosure documents relating to any other publicly issued outstanding series of notes issued by the trust. Those documents describe the events which could result in the start of an early amortization period for those series.

Payments on the Class B notes are junior to payments on the Class A notes.

If you buy Class B notes, your interest payments will be junior to interest payments on the Class A notes, and your principal payments will be junior to principal payments on the Class A notes as follows. You will not receive any interest payments on your Class B notes on any payment date until the full amount of interest then payable on the Class A notes has been paid or provided for in full. In addition, you will not receive any principal payments on your Class B notes on any payment date until the full amount of the principal then payable on the Class A notes has been paid or provided for in full.

Dealer concentrations may result in larger losses from a single dealer default.

As of [•], [•], the originator provided new and used agricultural and construction equipment and parts floorplan financing for approximately [•] main dealers. Although no main dealer accounted for more than [•]% of the aggregate principal amount of the outstanding receivables sold to the trust as of [•], [•], approximately [•]% and [•]% of the aggregate principal amount of the receivables sold to the trust outstanding as of that date were generated by the largest [•] main dealers. A default by one or more of these main dealers could result in delays or reductions in payments on your notes.

High concentrations in a geographic area could affect the delinquency, credit loss or repossession experience of the trust.

Although currently no state has dealers with accounts designated to the trust in which the related receivables exceed [•]% of the aggregate principal receivable balance in accounts designated to the trust, in the future, due to account additions and removals and due to fluctuating balances in each account, the trust could contain a high concentration of receivables in accounts in which the related dealer is located in a particular state or region. Economic conditions or other factors affecting those states or regions in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

You can find a “Glossary of Principal Terms for Prospectus Supplement” beginning on page S-51 in this prospectus supplement.

The Dealer Floorplan Financing Business

You can read about the originator’s dealer floorplan financing business under “The Dealer Floorplan Financing Business” in the prospectus. The receivables sold to the trust were or will be selected from extensions of credit and advances made by the originator to approximately [•] domestic agricultural and construction equipment and/or parts main dealers to finance their purchase of agricultural and/or construction equipment and/or parts inventory; equipment for their equipment rental business; and/or equipment that is rented to customers on a rent-to-own basis.

The following points provide more detail with respect to the originator’s dealer floorplan financing business:

•                  The originator currently services the trust’s portfolio through the servicer’s centralized finance office located in Racine, Wisconsin.

•                  For dealers paying a floating interest rate under their dealer financing agreements, as of [•], [•], the weighted average spread over the prime rate for accounts relating to receivables in the trust’s portfolio was approximately [•]%. There are no floors on floating interest rates charged to dealers.

The Accounts

As of [•], [•], for the accounts designated to the trust:

•                  there were approximately [•] dealer credit lines and the principal receivables balance of receivables sold to the trust was approximately $[•];

•                  the total credit lines for dealer floorplan financing of new equipment, used equipment, equipment placed in a rent-to-own program or purchased by the dealer for its rental business and miscellaneous invoices (which include parts) were approximately $[•], $[•], $[•] and $[•], respectively, and the average total balance of principal receivables for each dealer credit line was approximately $[•]; and

•                  the aggregate total principal receivables balance as a percentage of the aggregate total credit lines was approximately [•]%.

Accounts may be added or removed from time to time. In addition, the originator may stop making advances to a dealer from time to time under an account that relates to the trust and instead make advances to a dealer under an account that does not relate to the trust. See “The Dealer Floorplan Financing Business,” “The Trust Portfolio —Addition of Accounts” and “The Trust Portfolio —Removal of Accounts” in the prospectus.

The Receivables’ Performance History

Loss Experience

The following tables identify the average aggregate balance of principal receivables and loss experience for each of the periods shown on the accounts relating to receivables in the trust’s portfolio. We cannot assure you that the loss experience for future receivables will be similar to the historical experience presented below for the accounts relating to receivables in the trust’s portfolio.

Loss Experience for the Trust’s Portfolio Accounts
($ in millions)

	[•] Fiscal Months Ended	Fiscal Years Ended December 31,
	[•], [•]	[•]		[•]		[•]		[•]		[•]
Average Principal Receivables Balance(1)	$	$		$		$		$		$
Net Losses (Net Recoveries)(2)	$	$		$		$		$		$
Net Losses (Net Recoveries) as a % of Liquidations(2)(3)%			%		%		%		%		%
Net Losses (Net Recoveries) as a Percent of Average Principal Receivables Balance(2)(3)%			%		%		%		%		%

(1)                                  For the fiscal years ended, the Average Principal Receivables Balance set forth above is the average of the year-end principal balances for the prior and current year for each of those years. The Average Principal Receivables Balance for the [•] fiscal month ended [•], [•] is the average of the [•] fiscal month end principal balance and the [•] year end principal balance.

(2)                                  Net Losses in any period are gross losses less recoveries for that period.

(3)                                  Percentages for the [•] months ended [•], [•] are expressed on an annualized basis and are not necessarily indicative of the experience for the entire year.

Delinquency Experience

The following table provides the age distribution for all dealers with accounts relating to receivables in the trust’s portfolio, as a percentage of total principal outstanding at the date indicated. The percentages may not add up to 100.00% because of rounding.

Delinquency Experience for the Trust’s Portfolio Accounts(1)

	As of			As of [•]
	[•], [•]			[•]			[•]
	Principal Receivables	Percentage of Total Principal Receivables		Principal Receivables	Percentage of Total Principal Receivables		Principal Receivables	Percentage of Total Principal Receivables
Principal Receivables Balance	$			$			$
Age (2)
< 31 days			%			%			%
31-60 days			%			%			%
61-90 days			%			%			%
91-120 days			%			%			%
121+ days			%			%			%
Total		100.00%			100.00%			100.00%

As of [•]
	[•]			[•]			[•]
	Principal Receivables	Percentage of Total Principal Receivables		Principal Receivables	Percentage of Total Principal Receivables		Principal Receivables	Percentage of Total Principal Receivables
Principal Receivables Balance	$			$			$
Age (2)
< 31 days			%			%			%
31-60 days			%			%			%
61-90 days			%			%			%
91-120 days			%			%			%
121+ days			%			%			%
Total		100.00%			100.00%			100.00%

(1)                                  Dollars in million.

(2)                                  For purposes of the above table, the receivables arising in a dealer’s account may fall in more than one of the aging categories. For example, a dealer may have installment payments that are between 31 and 60 days past due, as well as other installment payments that are between 61 and 90 days past due.

The Receivables Pool

Receivables Composition

The following table provides the composition of the trust’s principal receivables as of [•], [•]. The percentages may not add up to 100.00% because of rounding.

Receivables Composition as of [•], [•]

Number of Accounts (Credit Lines)	[•]
Number of Main Dealers	[•]
Outstanding Balance of Principal Receivables	$ [•]
Total Credit Line	$ [•]
Average Outstanding Balance of Principal Receivables for each Dealer Credit Line	$ [•]
Average Total Credit Line for each Dealer Credit Line	$ [•]
Agricultural(1)
New	[•]	%
Used	[•]	%
Total	[•]	%
Construction/Industrial(1)
New	[•]	%
Used	[•]	%
Total	[•]	%
Weighted Average APR(2)	[•]	%
Product Type
Wholegoods(1)	[•]	%
Rental(3)	[•]	%
Parts	[•]	%

(1)                                  All principal receivables relating to floorplan financing of equipment, excluding equipment purchased by the dealer for its rental business.

(2)                                  Includes payments received from CNH America LLC or any other manufacturer or distributor of the equipment or parts during any interest-free period where subsidy payments are made to the originator at a rate comparable to what the dealer is obligated to pay during the period in which the dealer is responsible for paying interest.

(3)                                  Financing of equipment purchased by the dealer for its rental business.

Geographic Distribution

The following table provides the geographic distribution of the equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts inventory for all dealers with accounts designated to the trust on the basis of equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts receivables outstanding and the number of dealers generating the portfolio. The table below is based on the billing address provided by each dealer. Other than the states listed by name in the table below, no other state accounts for more than [•]% [Percentage inserted shall be 10% or less] of the outstanding receivables. The percentages may not add to 100.00% because of rounding.

Geographic Distribution of Credit Lines Relating to
Accounts Designated to the Trust
as of [•], [•]

State	Receivables Outstanding		Percentage of Receivables Outstanding		Total Number of Credit Lines	Percentage of Number of Credit Lines
[•]	$	[•]	[•]	%	[•]	[•]	%
Other	[•]		[•]	%	[•]	[•]	%
Total:	$	[•]	100.00%		[•]	100.00%

Account Balance Distribution

The following table provides the credit line distribution of the accounts designated to the trust on the basis of equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts receivables outstanding and the number of accounts designated to the trust portfolio. The percentages may not add up to 100.00% because of rounding.

Principal Receivable Balance Distribution of the Trust’s Portfolio by Credit Line
as of [•], [•]

Range of Principal Balances by Credit Line	Receivables Outstanding		Percentage of Receivables Outstanding		Number of Credit Lines	Percentage of Number of Credit Lines
$[•] or lower	$	[•]	[•]	%	[•]	[•]	%
$[•] or higher	[•]		[•]	%	[•]	[•]	%
Total:	$	[•]	100.00%		[•]	100.00%

Aging Status Distribution

The following table provides the aging status distribution of the accounts, based on number of accounts and principal receivables outstanding. The percentages may not add up to 100.00% because of rounding.

Aging Status Distribution by Principal Receivables Balance(1)

Aging Status(2)	Principal Receivables	Percentage of Total Principal Receivables
< 31 days
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
[Insert additional aging buckets in 30 day increments through charge-off, if applicable]
Total		$100.00%

(1)                                  Dollars in millions.

(2)                                  For purposes of the above table, the receivables arising in a dealer’s account may fall in more than one of the aging categories in the above table. For example, a dealer may have installment payments that are between 31 and 60 days past due, as well as other installment payments that are between 61 and 90 days past due.

Aging Status Distribution by Number of Accounts

Aging Status(1)	Number of Accounts
< 31 days
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
[Insert additional aging buckets in 30 day increments through charge-off, if applicable]

(1)                                  For purposes of the above table, the receivables arising in a dealer’s account may fall in more than one of the aging categories in the above table. For example, a dealer may have installment payments that are between 31 and 60 days past due, as well as other installment payments that are between 61 and 90 days past due. If a dealer has any payments falling within an aging category, the related account is reflected in the Number of Accounts column for that category. For this reason, the total number of accounts shown in the above table exceeds the number of trust portfolio accounts.

Dealer Credit Rating Distribution for the Accounts

The following table provides the dealer credit rating distribution for the accounts on the basis of the number of dealers and the amount of receivables outstanding for each credit rating. CNH’s proprietary dealer credit rating system applies regression analysis to data comprised of a dealer’s historical payment performance and current financial health to assign a letter signifying the credit rating for such dealer. A letter risk rating of “A” signifies a dealer with an excellent credit rating, “B” signifies a dealer with a good credit rating, “C” signifies a dealer with a satisfactory credit rating and “D” signifies a dealer with a poor credit rating.

Dealer Credit Rating Distribution for the Accounts
as of [•], [•]

Credit Rating	Receivables Outstanding		Percentage of Receivables Outstanding
A	$	[•]	[•]	%
B	$	[•]	[•]	%
C	$	[•]	[•]	%
D	$	[•]	[•]	%
Total:	$	[•]	100.00%

Maturity and Principal Payment Considerations

If an Early Amortization Period commences and is not terminated, you will begin receiving principal on your notes. Full payment of the Series 200[•]-[•] notes by the [•], [•] payment date (the “Series 200[•]-[•] Scheduled Final Payment Date”) depends on, among other things, repayment by dealers of the receivables and may not occur if dealer payments are insufficient. Because the receivables that arise with respect to the financing of equipment are either paid according to a payment schedule, which may be revised upon the sale of the equipment to the dealer for its rental business or the placement by the dealer of equipment in a rent-to-own program or in full upon the retail sale of the underlying equipment, the timing of these payments is uncertain. If a dealer purchases equipment for its rental business or places the equipment in a rent-to-own program, the total principal on the receivable will not be due upon that purchase or placement into a rent-to-own program, but instead a payment schedule will then be arranged. There is no assurance that the originator will generate additional receivables under the accounts, that any particular pattern of dealer payments will occur or any prior pattern of dealer payments will continue.

Also, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series 200[•]-[•] notes in full by the Series 200[•]-[•] Scheduled Final Payment Date will be dependent on the reallocation to Series 200[•]-[•] of principal collections which are initially allocated to other outstanding series of notes. If one or more other series of notes from which principal collections are expected to be available to be reallocated to the payment of the Series 200[•]-[•] notes enters into an Early Amortization Period before the Series 200[•]-[•] Scheduled Final Payment Date, principal collections allocated to those series of notes will not be available to be reallocated to make payments of principal of the Series 200[•]-[•] notes and you may receive your final payment of principal later than the Series 200[•]-[•] Scheduled Final Payment Date.

Because a Series 200[•]-[•] Early Amortization Event for the Series 200[•]-[•] notes may occur and would initiate an Early Amortization Period, you may receive the final payment of principal on your Series 200[•]-[•] notes before or after the scheduled termination of the Revolving Period or before or after the Series 200[•]-[•] Scheduled Final Payment Date.

The amount of new receivables generated in any month and portfolio monthly payment rates on the receivables may vary because of seasonal variations in equipment or parts sales and inventory levels, retail incentive programs provided by equipment or parts manufacturers and/or the originator, or various economic factors affecting agricultural and construction equipment and parts sales generally. The following table sets forth the highest and lowest portfolio monthly payment rates for equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts credit lines of the accounts relating to receivables in the trust’s portfolio during any month in the periods shown and the average of the portfolio monthly payment rates for all months during the periods shown. The portfolio monthly payment rate is the percentage equivalent of a fraction the numerator of which is the aggregate of all collections of principal during the period, which for purposes of this calculation only will not be reduced by principal collections to be treated as Reallocated Yield Amounts, and the denominator of which is the aggregate beginning principal balance of receivables in the trust’s portfolio for the period. These portfolio monthly payment rates include principal credit adjustments. We cannot assure you that the rate of principal collections will be similar to the historical experience presented below.

Portfolio Monthly Payment Rates for Equipment
and Parts Credit Lines in the Trust’s Portfolio(1)

	[•] Fiscal Months Ended [•]				Fiscal Year Ended [•],
	[•]		[•]		[•]		[•]		[•]		[•]		[•]
Highest Month	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%
Lowest Month	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%
Average of the Months in the Period	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%	[•]	%

(1)                                  Including equipment placed in dealers rental businesses or rent-to-own programs.

[The trust’s Series [•] Notes (with an aggregate series security amount of not less than $[•]) are scheduled for repayment on [•], [•]. Pending the repayment of that series, it is possible that up to $[•] of the proceeds from the Series 200[•]-[•] notes, which represents [ ]% of the outstanding principal amount of the Series 200[•]-[•] notes, may be deposited in the Excess Funding Account. If any proceeds are deposited into the Excess Funding Account, then the period from the closing date until those proceeds have been withdrawn from the Excess Funding Account will constitute a prefunding period. Any such proceeds will be withdrawn from the Excess Funding Account and applied from time to time under the normal terms applicable to the Excess Funding Account. If the balance in the Excess Funding Account is reduced to zero, the prefunding period will be deemed to have ended. If the prefunding period has not ended by [•], [•] [Insert date not later than one year after date of issuance of the Series 200[•]-[•] notes], then any proceeds remaining in the Excess Funding Account on that date and not allocated to make principal payments on any other outstanding series will be applied to make principal payments on the Series 200[•]-[•] notes on [•], [•]. Any such proceeds applied to make principal payments on the Series 200[•]-[•] notes will be applied pro rata to the Class A notes and the Class B notes.]

Series Provisions

The trust will issue the Series 200[•]-[•] notes under the indenture and an indenture supplement. The discussion in this section and under the heading “Deposit and Application of Funds” in this prospectus supplement and the discussion under the headings “The Trust Portfolio” and “Description of the Notes” in the prospectus summarize the material terms of the Series 200[•]-[•] notes, the indenture, the indenture supplement and related agreements. These summaries do not claim to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplement and related agreements. Neither the indenture nor the indenture supplement limits the aggregate principal amount of notes that may be issued.

The trust will pay principal of and interest on the Series 200[•]-[•] notes solely from the portion of interest collections and principal collections that are allocated to Series 200[•]-[•] under the indenture and the indenture supplement after giving effect to all allocations and reallocations, plus balances in the reserve fund. If those sources are not sufficient to pay the Series 200[•]-[•] notes, Series 200[•]-[•]

noteholders will have no recourse to any other assets of the trust or any other person for the payment of principal of or interest on the Series 200[•]-[•] notes.

The servicer will allocate collections on the receivables among each series of notes and the Depositor Interest as described in this prospectus supplement and the prospectus. The trust will apply interest collections allocable to Series 200[•]-[•] to pay interest on the Series 200[•]-[•] notes, to pay the servicing fees and to cover charge-offs from defaults on the receivables and uncovered dilution amounts that are allocable to Series 200[•]-[•]. Charge-offs allocable to a series of notes are referred to as the Investor Defaulted Amount. The collections allocable to Series 200[•]-[•] will include those funds allocable to the Collateral Amount of the Series 200[•]-[•] notes and the Series 200[•]-[•] Available Subordinated Amount. The trust will first use any excess available interest collections not required by other series of notes and to the extent available as described under “Deposit and Application of Funds—Application of Collections to Series 200[•]-[•]”, any withdrawals from the Reserve Fund, to cover any interest shortfalls, servicing fee and backup servicing fee shortfalls, shortfalls in required deposit amounts into the Reserve Fund, and the Series 200[•]-[•] share of Defaulted Amounts and uncovered dilution amounts allocated to Series 200[•]-[•]. If thereafter the trust still has not covered the interest shortfall, the trust will use the Series 200[•]-[•] share of principal collections to do so. When it is time to distribute principal to Series 200[•]-[•] noteholders or accumulate principal collections for that purpose, the trust will use the Series 200[•]-[•] share of principal collections. Under some circumstances, the trust may use principal collections allocated to one or more other series of notes to the extent that those amounts are not then needed by those series, but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections.

The preceding paragraph is a very simplified description of the primary allocations relating to the Series 200[•]-[•] notes. The following descriptions in this prospectus supplement contain a more precise description of the calculations of those allocations and the manner, timing and priorities of the application of those distributions. Many of the calculations are complex and are described in the definitions of the terms used. The complex defined terms are needed in order to tell you more precisely the amount that will be available to make a specified payment.

Interest

Interest on the outstanding dollar principal amount of the Class A and Class B notes will accrue at the Class A Rate and Class B Rate, respectively, and will be payable to the Class A and Class B noteholders, as applicable, on each payment date, commencing [•], [•]. The “payment date” means the [•] day of each month, or if that [•] day is not a business day, the next business day. Interest payable on any payment date will accrue from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the Series 200[•]-[•] closing date to but excluding the first payment date. Each of those periods is an “Interest Period.” Interest will be calculated on the basis of the [actual number of days in each Interest Period and] a 360-day year [of twelve 30-day months]. Interest due for any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the Class A Rate and Class B Rate, as applicable, to the extent permitted by applicable law.

The Calculation Agent will determine the Class A Rate and Class B Rate for each Interest Period on the LIBOR Determination Date preceding that Interest Period. The “Class A Rate” and the “Class B Rate” will be the interest rate for the applicable class, which shall equal the specified spread above LIBOR for each class, as set forth on the cover page of this prospectus supplement.

“Monthly Interest” for any payment date means the amount of interest accrued on the related Series 200[•]-[•] notes during the Interest Period for that payment date.

[“LIBOR” for any Interest Period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day preceding that Interest Period (a “LIBOR Determination Date”). “Telerate Page 3750” means the display page so designated as reported by Bloomberg Financial Markets Commodities News, or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits. If that rate appears on Telerate Page 3750, LIBOR will be that rate. “LIBOR Business Day” as used in this prospectus supplement means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which will be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per year rates that one or more leading banks in New York, New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period. The “Calculation Agent” will initially be the indenture trustee.]

[With respect to the Series 200[•]-[•] notes, LIBOR for the first Interest Period will be determined by straight-line interpolation, based on the actual number of days in the period from the Series 200[•]-[•] Closing Date through and including [•], [•], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

Application of Series 200[•]-[•] Interest Collections(1)

On each payment date:

(1)                                  This chart provides a simplified overview of the application of Series 200[•]-[•] Interest Collections. Refer to the text under the heading “Series Provisions—Application of Collections to Series 200[•]-[•]” for a more detailed explanation.

Principal

The trust is not scheduled to make principal payments to the Series 200[•]-[•] noteholders until the Series 200[•]-[•] Scheduled Final Payment Date. However, if an Early Amortization Period that is not terminated has commenced before the Series 200[•]-[•] Scheduled Final Payment Date, the trust will begin making principal payments on the payment date in the month following the month in which the Early Amortization Period begins.

[Also, if the prefunding period has not ended by [•], [•], then any proceeds from the issuance of the Series 200[•]-[•] notes that remain in the Excess Funding Account on that date will be applied to make principal payments on the Series 200[•]-[•] notes on [•], [•]. Any such proceeds applied to make principal payments on the Series 200[•]-[•] notes will be applied to make payments pro rata on the Class A notes and the Class B notes.]

Revolving Period. During the Revolving Period, the Series 200[•]-[•] noteholders’ share of principal collections will not be used to make principal payments on the Series 200[•]-[•] notes. If on any day during the Revolving Period no other series is then amortizing, repaying or accumulating principal and the Adjusted Pool Balance is not less than the Required Pool Balance on such day and the Transferor Amount is not less than the Trust Available Subordinated Amount on such day, the servicer will distribute directly to us on each date of deposit the Series 200[•]-[•] noteholders’ share of principal collections.

See “Deposit and Application of Funds—Application of Collections to Series 200[•]-[•]” and “Deposit and Application of Funds—Allocation Percentages” in this prospectus supplement for additional details.

The “Revolving Period” for the Series 200[•]-[•] notes will be the period beginning at the close of business on the “Series 200[•]-[•] Closing Date”, which is [•], [•], and terminating on the earlier of:

•                  the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

•                  the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

The Revolving Period, however, may recommence upon the termination of an Early Amortization Period. See “Deposit and Application of Funds—Series 200[•]-[•] Early Amortization Events” in this prospectus supplement.

Accumulation Period. Unless, and until, a Series 200[•]-[•] Early Amortization Period that is not terminated as described in this prospectus supplement has commenced, the Series 200[•]-[•] notes will have an Accumulation Period during which the Series 200[•]-[•] share of principal collections will be accumulated in specified amounts in the Principal Funding Account for the purpose of paying the outstanding dollar principal amount of the Series 200[•]-[•] notes in full on the Series 200[•]-[•] Scheduled Final Payment Date. Any excess of the Series 200[•]-[•] share of principal collections for a Collection Period over the Controlled Deposit Amount on the related payment date will be available to make principal payments on other series of notes or to make required deposits in the Excess Funding Account. Any Shared Excess Available Principal Amounts remaining after application to other series and any amounts required to be deposited into the Excess Funding Account, as described in this prospectus supplement and in the prospectus, will be paid to us.

The “Accumulation Period” for the Series 200[•]-[•] notes will be the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of:

•                  the payment date on which the outstanding dollar principal amount of the Series 200[•]-[•] notes, less any amounts on deposit in the Principal Funding Account, other than investment earnings, is reduced to zero; and

•                  the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

Initially, the Accumulation Period is scheduled to be [ ] months long. However, depending on the performance of the receivables in the trust, the length of the Accumulation Period may be shortened to as little as a single month as described in the following paragraph.

The “Accumulation Period Commencement Date” for the Series 200[•]-[•] notes will be [•], [•] or, if the servicer elects at its option to delay the start of the Accumulation Period, a later date selected by the servicer. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The servicer may elect to delay the start of the Accumulation Period if it believes that the trust will be able to reallocate principal collections allocable to other series of notes to make larger monthly deposits into the Principal Funding Account over a shorter period of time or the payment rate on the receivables will permit larger monthly deposits to that account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:

•                  the servicer must deliver to the indenture trustee a certificate certifying that the servicer believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series 200[•]-[•] noteholders;

•                  the rating agencies must advise the trust that they will not lower or withdraw their ratings on the notes of any series or class because of the delay in the start of the Accumulation Period;

•                  the amount of principal that the indenture trustee will deposit into the Principal Funding Account each month during the Accumulation Period must be increased, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Series 200[•]-[•] noteholders on the Series 200[•]-[•] Scheduled Final Payment Date;

•                  the Accumulation Period must start no later than [•], [•]; and

•                  the servicer must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

If the servicer delays the start of the Accumulation Period and a Series 200[•]-[•] Early Amortization Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

During the Accumulation Period, the trust intends to accumulate each month a fixed amount equal to the “Controlled Accumulation Amount”, which is equal to the outstanding dollar principal amount of the Series 200[•]-[•] notes as of the Accumulation Period Commencement Date, divided by the Accumulation Period Length. The “Accumulation Period Length” will be the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 200[•]-[•]

Scheduled Final Payment Date. Because there may be funds in the Excess Funding Account allocable to Series 200[•]-[•] and the principal collections allocable to Series 200[•]-[•] for any payment date may fluctuate, the trust will be required to deposit the Controlled Deposit Amount in the Principal Funding Account on each payment date relating to the Accumulation Period. The “Controlled Deposit Amount” for a payment date will be the excess of the Controlled Accumulation Amount plus portions of Controlled Accumulation Amounts that were to be deposited on a prior payment date but were not so deposited, over any funds in the Excess Funding Account that are allocable to Series 200[•]-[•] and have not been deposited into the Principal Funding Account as of that payment date. Any amounts that are on deposit in the Excess Funding Account, after giving effect to any deposits into the Excess Funding Account that are to be made on that payment date, and which are allocable to Series 200[•]-[•] on that payment date will be deposited into the Principal Funding Account on that date.

Unless and until an Early Amortization Period that is not terminated as described in this prospectus supplement has occurred, the trust will use the funds accumulated in the Principal Funding Account, including available funds from the Excess Funding Account that are allocable to Series 200[•]-[•], to pay the outstanding dollar principal amount of the Series 200[•]-[•] notes on the Series 200[•]-[•] Scheduled Final Payment Date.

Early Amortization Period. If the outstanding dollar principal amount of the Series 200[•]-[•] notes is not paid in full on the Series 200[•]-[•] Scheduled Final Payment Date, a Series 200[•]-[•] Early Amortization Event will occur, resulting in the start of an Early Amortization Period. Other Series 200[•]-[•] Early Amortization Events that will also trigger the start of an Early Amortization Period are described under “Deposit and Application of Funds—Series 200[•]-[•] Early Amortization Events.”

An “Early Amortization Period” for the Series 200[•]-[•] notes will be a period beginning on the day on which a Series 200[•]-[•] Early Amortization Event occurs and terminating on the earliest of:

•                  the payment date on which the outstanding dollar principal amount of the Series 200[•]-[•] notes is reduced to zero;

•                  the Legal Final Maturity Date; and

•                  if this Early Amortization Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described in “Deposit and Application of Funds—Series 200[•]-[•] Early Amortization Events.”

On each payment date relating to the Early Amortization Period, the Series 200[•]-[•] noteholders will receive payments of Monthly Principal and Monthly Interest.

The “Monthly Principal” on any payment date relating to the Accumulation Period or any Early Amortization Period will equal the principal collections, less Reallocated Yield Amounts, for Series 200[•]-[•] less any portion of those principal collections that is applied to pay interest on the Series 200[•]-[•] notes and/or the monthly servicing fee to be paid by Series 200[•]-[•]. However, for each payment date relating to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that payment date plus any Controlled Deposit Amount for a prior payment date that has not been previously deposited into the Principal Funding Account. Also, Monthly Principal in any event will not exceed the Collateral Amount of the Series 200[•]-[•] notes. Consequently, if the Collateral Amount of the Series 200[•]-[•] notes is reduced by reallocations of principal collections to pay interest on the Class A notes, the backup servicing fee and/or the monthly servicing fee to be paid by Series 200[•]-[•], Defaulted Amounts or uncovered dilution, and/or the amount of Available Principal Amounts deposited into the Reserve Fund as described below under “Deposit and Application of Funds—Application of Collections to Series 200[•]-[•]—Principal Collections Allocable to Series 200[•]-[•]”, and is not reinstated, Class B noteholders will incur a loss. If the reduction exceeds the outstanding principal balance of the Class B notes, the Class A noteholders will incur a loss.

During an Early Amortization Period, any amounts that are on deposit in the Excess Funding Account, after giving effect to any deposits into the Excess Funding Account that are made on that payment date, and which are allocable to Series 200[•]-[•] on that payment date will be included in the Monthly Principal available to Series 200[•]-[•] on that payment date.

During an Early Amortization Period, the Monthly Principal will be applied on each payment date first, to the payment of principal on the Class A notes until the outstanding principal balance of the Class A notes has been reduced to zero, and second, to the payment of principal on the Class B notes until the outstanding principal balance of the Class B notes has been reduced to zero.

(1)                                  This chart provides a simplified overview of the application of Series 200[•]-[•]  Available Principal Amounts. Refer to the text preceding this chart for a more detailed explanation of the application of Series 200[•]-[•], Principal Collections.

(2)                                  During the revolving period, the trust will not pay principal on the Series 200[•]-[•] Notes or accumulate principal for that purpose.

Excess Funding Account

Unless and until a Series 200[•]-[•] Early Amortization Event has occurred or the Accumulation Period has commenced, the indenture trustee will keep the Series 200[•]-[•] Excess Funding Amount, which is the Series 200[•]-[•] share of the Excess Funded Amount, in the Excess Funding Account. The indenture trustee will generally invest funds on deposit in the Excess Funding Account at the direction of the servicer in Eligible Investments. Those investments must mature on or before the next payment date.

“Series 200[•]-[•] Excess Funding Amount” means, as of any date, the product of:

(a)                                  the amount on deposit in the Excess Funding Account on that date; times

(b)                                 a fraction:

•                  whose numerator is the Series 200[•]-[•] Security Amount; and

•                  whose denominator is the sum of the series security amounts of all series issued by the trust, including Series 200[•]-[•], if applicable, that are being allocated a portion of the funds in the Excess Funding Account on that date.

We will deposit additional amounts in the Excess Funding Account on a payment date to the extent described under “Description of the Notes—Excess Funding Account” in the prospectus.

Funds on deposit in the Excess Funding Account will be withdrawn and paid to us on any date that both the Transferor Amount exceeds the Trust Available Subordinated Amount and the Adjusted Pool Balance exceeds the Required Pool Balance.

At the end of the Revolving Period, the trust will transfer the Series 200[•]-[•] Excess Funding Amount on deposit in the Excess Funding Account to the Principal Funding Account. No funds allocable to Series 200[•]-[•] will be deposited in the Excess Funding Account during any Early Amortization Period or during the Accumulation Period.

[In addition, up to $[•] of the proceeds from the Series 200[•]-[•] notes may be deposited into the Excess Funding Account as a form of prefunding. If any proceeds are deposited into the Excess Funding Account, then at all times during the prefunding period, a portion of the balance on deposit in the Excess Funding Account will be deemed to constitute a prefunding balance. That portion will initially equal the amount of proceeds deposited. Each time that the balance on deposit in the Excess Funding Account falls below the prefunding balance, the prefunding balance will be deemed to decrease by an amount equal to the decline in the balance in the Excess Funding Account until the prefunding balance reaches zero. Subsequent increases in the Excess Funding Account balance will not increase the prefunding balance. If the prefunding balance is not reduced to zero by [•], [•], then the remaining prefunding balance (to the extent not allocated to make principal payments on any other outstanding series in accordance with the ordinary terms of the Excess Funding Account) will be applied to make principal payments on the Series 200[•]-[•] notes on [•], [•]. Any such proceeds applied to make principal payments on the Series 200[•]-[•] notes will be applied pro rata to the Class A notes and the Class B notes.]

Optional Redemption by the Trust

Under the indenture, the servicer has the right, but not the obligation, to cause the trust to redeem the Series 200[•]-[•] notes in whole but not in part on any day on or after the day on which the outstanding principal balance of the Series 200[•]-[•] notes is reduced to 10% or less of the initial principal balance of the Series 200[•]-[•] notes. This redemption option is referred to as a clean-up call.

If the servicer elects to cause the trust to redeem the Series 200[•]-[•] notes, it will cause the trust to notify the registered holders at least thirty days before the redemption date. The redemption price of the Series 200[•]-[•] notes will equal 100% of the outstanding dollar principal amount of the Series 200[•]-[•] notes, plus accrued but unpaid interest on the Series 200[•]-[•] notes to but excluding the date of redemption.

If the trust is unable to pay the redemption price in full on the redemption date, the redemption will not be deemed to occur on that date and monthly payments on the Series 200[•]-[•] notes will thereafter be made until either the principal of and accrued interest on those notes are paid in full or the Legal Final Maturity Date occurs, whichever is earlier. Any funds in the Principal Funding Account or Interest Funding Account for the Series 200[•]-[•] notes will be applied to make the principal and interest payments on the Series 200[•]-[•] notes on the redemption date.

“Interest Funding Account” means a Qualified Account maintained in the name of the indenture trustee for the benefit of the Series 200[•]-[•] noteholders and in which interest is deposited for payment to the Series 200[•]-[•] noteholders.

“Principal Funding Account” means a Qualified Account maintained in the name of the indenture trustee for the benefit of the Series 200[•]-[•] noteholders and in which principal is deposited for payment to the Series 200[•]-[•] noteholders.

[Credit Enhancement]

[Describe, if applicable, any external credit enhancement contemplated by Item 1114 of Regulation AB, including the financial information contemplated by Item 1114(b) with respect to any entity or group of affiliated entities providing enhancement or other support contemplated by Item 1114(a) of Regulation AB that is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of notes].

[Derivatives Instruments]

[Describe, if applicable, the following information with respect to any external counterparty to a derivative instrument contemplated by Item 1115 of Regulation AB: the name of the derivative counterparty, the organizational form of the derivative counterparty, the general character of the business of the derivative counterparty and whether the significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%, at least 10% but less than 20% or greater than 20%. Disclose, if applicable, the financial information required by Item 1115(b) with respect to any entity or group of affiliated entities providing derivative instruments contemplated by Item 1115 of Regulation AB if the aggregate significance percentage for such entity or group is 10% or more. Disclose the operation and material terms of the derivative instrument and any material provisions regarding substitution of the derivative instrument.]

[Significant Obligors]

[Describe, if applicable, the following information for each significant obligor contemplated by Item 1101(k) of Regulation AB: the name of the obligor, the organizational form and general character of the business of the obligor, the nature of the concentration of the pool assets with the obligor, and the material terms of the pool assets and the agreements with the obligor involving the pool assets. Disclose the financial information contemplated by Item 1112(b) if the pool  assets relating to any significant obligor represent 10% or more of the asset pool].

Deposit and Application of Funds

We describe how interest collections and principal collections received by the trust are allocated among the Transferor’s Interest and the various series of notes and applied to cover required payments on the Series 200[•]-[•] notes in particular in the following discussion and under “Sources of Funds to Pay the Notes” and “Description of the Notes—Allocation Percentages” in the prospectus and “ —Allocation Percentages” below.

Allocation Percentages

The indenture trustee will allocate all collections, Defaulted Amounts and uncovered dilution for each Collection Period among:

•                  the Series 200[•]-[•] notes;

•                  other outstanding series of notes that the trust has issued; and

•                  the Transferor’s Interest.

The indenture trustee will allocate collections, Defaulted Amounts and uncovered dilution to Series 200[•]-[•] on the basis of various percentages. Which percentage the indenture trustee will use to allocate collections depends on whether the indenture trustee is allocating interest collections or principal collections and whether the interest collections or principal collections, as applicable, are received in the Revolving Period, the Accumulation Period or an Early Amortization Period.

The indenture trustee will allocate the collections, Defaulted Amounts and uncovered dilution among the series of notes, including Series 200[•]-[•], as follows:

•                  interest collections (including Reallocated Yield Amounts and all investment income earned on amounts in the Excess Funding Account since the preceding payment date), Defaulted Amounts and uncovered dilution will be allocated to each series of notes based on its series floating allocation percentage;

•                  if a series of notes is not in an amortization, early amortization or accumulation period, then principal collections will be allocated to that series based on its series floating allocation percentage; and

•                  if a series of notes is in an amortization, early amortization or accumulation period, or in the case of the Series 200[•]-[•] notes, the Accumulation Period or any Early Amortization Period, then principal collections will be allocated to that series based on its series principal allocation percentage.

The series floating allocation percentage effects, in general, an allocation to each series based on the series security amount of each series. The series floating allocation percentage for Series 200[•]-[•], referred to as the “Series 200[•]-[•] Floating Allocation Percentage”, for any payment date will be the percentage equivalent, which may never exceed 100%, of a fraction:

•                  the numerator of which is the Series 200[•]-[•] Security Amount as of the last day of the immediately preceding Collection Period; and

•                  the denominator of which is the greater of the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and the sum of the series security amounts for all series of notes, including Series 200[•]-[•], on that day.

The series principal allocation percentage effects, in general, an allocation to each series based on a numerator related to the applicable security amount that is fixed for a series at the end of its revolving period. Even though the trust will be distributing or accumulating principal collections for the noteholders of that series, the numerator used for the calculation for that series will not decline. The series principal allocation percentage for Series 200[•]-[•], referred to as the “Series 200[•]-[•] Principal Allocation Percentage”, for any payment date will be the percentage equivalent, which may never exceed 100%, of a fraction:

•                  the numerator of which is the Series 200[•]-[•] Security Amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or an Early Amortization Period has commenced, as of the last day of the Collection Period that preceded the commencement of the earlier to occur of the Accumulation Period or an Early Amortization Period, as applicable; and

•                  the denominator of which is the greater of the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and the sum of the series security amounts for all series of notes as of the last day of the immediately preceding Collection Period, except that for any series that is amortizing, repaying or accumulating principal, the series security amount of that series will be the series security amount as of the last day of the Collection Period that preceded the commencement of the amortization, repayment or accumulation, as applicable.

This fraction will be adjusted to account for any additional issuances of series of notes since the prior Collection Period.

Collections not allocated to any series of notes will be allocated to us as holder of the Transferor’s Interest.

Application of Collections to Series 200[•]-[•]

Interest Collections Allocated to Series 200[•]-[•]. Along with interest collections allocated to your series of notes as described above (“Series 200[•]-[•] Interest Collections”), on each payment date, the indenture trustee will also include the following amounts as part of the interest collections, including Reallocated Yield Amounts, allocated to Series 200[•]-[•] (which together with the Series 200[•]-[•] Interest Collections are the “Series 200[•]-[•] Available Interest Amounts”):

•                  any net investment earnings on funds in the Principal Funding Account will be withdrawn from the Principal Funding Account and added to the interest collections allocated to the Series 200[•]-[•] notes;

•                  any net investment earnings on funds in the Reserve Fund will be withdrawn from the Reserve Fund and added to the interest collections allocated to the Series 200[•]-[•] notes; and

•                  to the extent the available interest amount is insufficient to pay items first through fifth under the following paragraph, any shared excess interest collections allocated from other series to Series 200[•]-[•], as described in ”—Shared Excess Available Interest Amounts”, will be added to the interest allocated to the Series 200[•]-[•] notes and used to make payments in the same priority.

On each payment date, the indenture trustee will apply Series 200[•]-[•] Available Interest Amounts as follows:

•                  first, to pay the Series 200[•]-[•] monthly backup servicing fee;

•                  second, to pay the Series 200[•]-[•] monthly servicing fee;

•                  third, for deposit into the Interest Funding Account accrued and unpaid interest on the Class A notes due on that payment date plus, to the extent lawful, interest at the Class A Rate on any unpaid delinquent interest on the Class A notes;

•                  fourth, for deposit into the Interest Funding Account accrued and unpaid interest on the Class B notes due on that payment date plus, to the extent lawful, interest at the Class B Rate on any unpaid delinquent interest on the Class B notes;

•                  fifth, if the Series 200[•]-[•] Available Interest Amounts for that payment date exceed the amounts payable in the above clauses first, second, third and fourth, then the trust will treat that excess amount as principal collections for Series 200[•]-[•] to the extent of:

•                  the amount of Defaulted Amounts and uncovered dilution amounts that are allocable to Series 200[•]-[•] for the related Collection Period; and

•                  the Series 200[•]-[•] Collateral Amount Deficit, if any;

•                  sixth, for deposit into the Reserve Fund an amount so that the amounts on deposit will equal the Reserve Fund Required Amount, if any, for that payment date or, for each payment date from the month preceding the Accumulation Period through the last payment date occurring in the Accumulation Period, an amount so that amounts on deposit will equal [•]% of the Reserve Fund Required Amount;

•                  seventh, an amount equal to any excess of the Series 200[•]-[•] Required Subordinated Amount over the Series 200[•]-[•] Available Subordinated Amount will be distributed to us to increase the Series 200[•]-[•] Available Subordinated Amount by the amount so distributed;

•                  eighth, during an Early Amortization Period, any Series 200[•]-[•] Available Interest Amounts that remain after giving effect to the preceding clauses will be deposited into the Principal Funding Account and included in the Series 200[•]-[•] Available Principal Amounts;

•                  ninth, to pay the reimbursable backup servicer fees, expenses and indemnity amounts and any reimbursable expenses and indemnity amounts of any successor servicer, in each case to the extent not reimbursed pursuant to another indenture supplement, as described below under “—Principal Collections Allocable to Series 200[•]-[•]”, from the backup servicer account or otherwise; and

•                  tenth, any Series 200[•]-[•] Available Interest Amounts that remain after giving effect to the preceding clauses and reimbursement of waived servicing fees, if any, will be treated as “Shared Excess Available Interest Amounts” and will be applied to shortfalls or deficits of other series of notes or, to the extent not needed to cover shortfalls or deficits of other series, paid to us.

If Series 200[•]-[•] Available Interest Amounts are not sufficient to make the entire distributions required by the above clauses first, second, third and fourth, the indenture trustee will withdraw funds from the Reserve Fund and apply those funds to complete the distributions under those clauses. In addition, if Series 200[•]-[•] is in an Early Amortization Period and if the Series 200[•]-[•] Available Interest Amounts are not sufficient to make the entire distributions required by the above clause fifth, the indenture trustee will withdraw funds from the Reserve Fund and apply those funds to complete the distributions under that clause.

The “Series 200[•]-[•] Collateral Amount Deficit” is the amount, if any, by which the outstanding dollar principal amount of the Series 200[•]-[•] notes less the amount, other than investment earnings, in the Principal Funding Account exceeds the Collateral Amount.

Reserve Fund. The “Reserve Fund” will be an Eligible Deposit Account established and maintained in the name of the indenture trustee for the benefit of the Series 200[•]-[•] noteholders. On the Series 200[•]-[•] closing date, we will deposit $[•] ([•]% of the principal amount of the Series 200[•]-[•] notes) into the Reserve Fund. If any funds are withdrawn from the Reserve Fund, we will deposit any collections available for this purpose into the Reserve Fund to restore the balance in the Reserve Fund to the Reserve Fund Required Amount. The “Reserve Fund Required Amount” for any distribution date will equal the lesser of [•]% of the initial outstanding principal amount of the Series 200[•]-[•] notes and the outstanding principal amount of the Series 200[•]-[•] notes on that payment date. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or before the next payment date. On each Determination Date, the servicer will apply any investment earnings, net of losses and investment expenses, on amounts in the Reserve Fund as discussed under “—Application of Collections to Series 200[•]-[•]”. After the earlier of the payment in full of the outstanding principal amount of the Series 200[•]-[•] notes and the Legal Final Maturity Date, any funds remaining on deposit in the Reserve Fund will be paid to us.

If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under “Deposit and Application of Funds—Application of Collections to Series 200[•]-[•]”, the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next payment date, the indenture trustee will deposit any Series 200[•]-[•] Available Principal Amounts remaining after application described under “Deposit and Application of Funds—Application of Collections to Series 200[•]-[•]—Principal Collections Allocable to Series 200[•]-[•]”, but before applying any of these amounts as Shared Excess Available Principal Amounts as described under that heading, for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to that Reserve Fund Required Amount.

The annual servicing fee rate for Series 200[•]-[•] is 1.00% per year. The monthly servicing fee for Series 200[•]-[•] is  (1)/12 of 1.00% of the Collateral Amount for Series 200[•]-[•]. If the servicer, in its sole discretion, elects to waive any portion of its monthly servicing fee for a payment date, the servicer will receive that monthly servicing fee on a future payment date out of the amount, if any, available as provided in the above clause tenth. If a successor servicer is appointed, the monthly servicing fee will be subject to a floor equal to the Series 200[•]-[•] allocable share of $[•].

The “Collateral Amount” means the outstanding dollar principal amount of the Series 200[•]-[•] notes, which upon issuance will be $[•], minus the reductions in the Collateral Amount of the Series 200[•]-[•] notes described under “—Reduction and Reinstatement of Collateral Amounts”, plus the increases in the Collateral Amount of the Series 200[•]-[•] notes described under that heading.

Principal Collections Allocable to Series 200[•]-[•]. Under “ —Allocation Percentages”, we describe how the trust will allocate principal collections among each outstanding series of notes and the Transferor’s Interest. On each payment date, the Series 200[•]-[•] Principal Collections, together with any amounts on deposit in the Excess Funding Account allocated to Series 200[•]-[•] on that payment date, and with the amount of any Series 200[•]-[•] Available Interest Amounts used to fund the Series 200[•]-[•] share of any Defaulted Amounts and its share of uncovered dilutions and any Series 200[•]-[•] Collateral Amount Deficit, and any other amounts deposited into the Principal Funding Account during an Early Amortization Period as described under “—Interest Collections Allocated to Series 200[•]-[•]”, are referred to collectively as that “Series 200[•]-[•] Available Principal Amounts”, and will be applied by the indenture trustee on each payment date, as follows:

•                  first, if the interest collections for Series 200[•]-[•] are not enough to cover the monthly backup servicing fee or the monthly servicing fee to be paid by Series 200[•]-[•] and/or the interest on the Class A notes specified in clauses first, second and third under “—Interest Collections Allocated to Series 200[•]-[•]” respectively for that payment date, the indenture trustee will pay the backup servicing fee and servicing fee shortfalls and deposit the Class A interest shortfall into the Interest Funding Account, in that priority and in an aggregate amount not to exceed the Series 200[•]-[•] Security Amount reduced by the outstanding Class A principal amount, after taking into account any reductions due to Defaulted Amounts and uncovered dilution;

•                  second, if the interest collections for Series 200[•]-[•] are not enough to cover the interest on the Class B notes specified in clause fourth under “—Interest Collections Allocated to Series 200[•]-[•]” for that payment date, the indenture trustee will deposit into the Interest Funding Account the amount of that shortfall in an amount not to exceed the Series 200[•]-[•] Available Subordinated Amount, after taking into account any reductions due to Defaulted Amounts and uncovered dilution;

•                  third, if Series 200[•]-[•] is in its Accumulation Period, the indenture trustee will deposit the Controlled Deposit Amount, to the extent of any remaining Series 200[•]-[•] Available Principal Amounts, into the Principal Funding Account;

•                  fourth, if Series 200[•]-[•] is in an Early Amortization Period, the indenture trustee will deposit any remaining Series 200[•]-[•] Available Principal Amounts into the Principal

Funding Account for payment to the Series 200[•]-[•] noteholders in an amount up to the Collateral Amount of the Series 200[•]-[•] notes, to the extent of the Series 200[•]-[•] Security Amount, after taking into account any reductions due to Defaulted Amounts, uncovered dilutions and any application as required in clause first;

•                  fifth, the indenture trustee will make a deposit into the Reserve Fund to the extent that the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount after giving effect to any deposits made from the Series 200[•]-[•] Available Interest Amounts to the Reserve Fund for that payment date, but only to the extent that the Available Subordinated Amount exceeds zero prior to such deposit;

•                  sixth, to pay the reimbursable backup servicer fees, expenses and indemnity amounts and any reimbursable expenses and indemnity amounts of any successor servicer, in each case to the extent not reimbursed pursuant to another indenture supplement, as described under “—Interest Collections Allocated to Series 200[•]-[•]”, from the backup servicer account or otherwise; and

•                  seventh, the indenture trustee will treat any remaining Series 200[•]-[•] Available Principal Amounts as “Shared Excess Available Principal Amounts” to be available: first, to be used to satisfy the principal funding requirements of other series of notes, second, to be deposited in the Excess Funding Account as required in this prospectus supplement or the prospectus, and third, to be paid to us.

The use of Series 200[•]-[•] Available Principal Amounts under the above clauses first, second and fifth to pay interest on the Series 200[•]-[•] notes, the monthly backup servicing fee and/or the monthly servicing fee to be paid by Series 200[•]-[•] or to make deposits in the Reserve Fund will result in a reduction in the Series 200[•]-[•] Security Amount as described under “—Reduction and Reinstatement of Collateral Amounts”.

“Series 200[•]-[•] Principal Collections” means the product of:

•                  if Series 200[•]-[•] is in the Accumulation Period or Early Amortization Period, the Series 200[•]-[•] Principal Allocation Percentage, and at any other time, the Series 200[•]-[•] Floating Allocation Percentage; and

•                  principal collections, less Reallocated Yield Amounts, for the related Collection Period.

If the Series 200[•]-[•] noteholders cause the trust to sell receivables as described under “—Sale of Receivables”, the trust will pay the proceeds of that sale to the Series 200[•]-[•] noteholders to the extent of the Collateral Amount of the Series 200[•]-[•] notes, and the Series 200[•]-[•] noteholders will not receive any further collections or other assets of the trust.

Reduction and Reinstatement of Collateral Amounts

The calculation of a series collateral amount is described under “Description of the Notes—Stated Principal Amount and Outstanding Dollar Principal Amount of Notes and Collateral Amount of a Series” in the prospectus. That section contains a description of reductions and reinstatements of the series collateral amount other than on account of principal payments or deposits to the Principal Funding Account.

The Series 200[•]-[•] Security Amount will be calculated on each Determination Date. The Series 200[•]-[•] Security Amount for each Determination Date will be an amount equal to the Series 200[•]-[•] Security Amount as calculated on the prior Determination Date, decreased by any reductions since that date and increased by any reinstatements since that date. We describe these reductions and reinstatements below.

“Series 200[•]-[•] Security Amount” means the sum of the Collateral Amount of the Series 200[•]-[•] notes and the Series 200[•]-[•] Available Subordinated Amount.

Reductions

The portion of the Series 200[•]-[•] Security Amount constituting the Collateral Amount of the Series 200[•]-[•] notes will be reduced by the amount of any funds, other than investment earnings, deposited into the Principal Funding Account since the prior date on which the Series 200[•]-[•] Security Amount was calculated. Deposits into the Principal Funding Account will not reduce the portion of the Series 200[•]-[•] Security Amount constituting the Series 200[•]-[•] Available Subordinated Amount.

In addition, the Series 200[•]-[•] Security Amount will be reduced on any payment date by the following amounts allocated on that payment date:

(a)                                  the amount, if any, of the Series 200[•]-[•] Available Principal Amounts used to pay interest on the Series 200[•]-[•] notes and/or the monthly backup servicing fee or the monthly servicing fee to be paid by Series 200[•]-[•] as described above under “—Application of Collections to Series 200[•]-[•]—Principal Collections Allocable to Series 200[•]-[•]”;

(b)                                 the amount of Defaulted Amounts and uncovered dilution amounts in the related Collection Period that are allocated to Series 200[•]-[•] to the extent that they are not covered by Series 200[•]-[•] Available Interest Amounts that are treated as Series 200[•]-[•] Available Principal Amounts to cover those charge-offs and uncovered dilution as described under “—Application of Collections to Series 200[•]-[•]—Interest Collections Allocated to Series 200[•]-[•]”; and

(c)                                  the amount of Available Principal Amounts deposited into the Reserve Fund as described above under “—Application of Collections to Series 200[•]-[•]—Principal Collections Allocable to Series 200[•]-[•]”.

On each payment date, the trust will allocate the amount of any reduction in the Series 200[•]-[•] Security Amount due to the above clauses (a), (b) or (c) as follows:

•                  first, the trust will reduce the Series 200[•]-[•] Available Subordinated Amount by the amount of that reduction until the Series 200[•]-[•] Available Subordinated Amount reaches zero; and

•                  second, the trust will reduce the Collateral Amount by any remaining amount of that reduction until the Collateral Amount reaches zero.

The “Series 200[•]-[•] Required Subordinated Amount” is equal to:

•                  the greater of (a) zero and (b) [•]% of the Collateral Amount; plus

•                  the Series 200[•]-[•] Incremental Subordinated Amount.

While the trust will reduce the Collateral Amount as described above, the outstanding dollar principal amount of the Series 200[•]-[•] notes will not be similarly reduced. However, the aggregate principal paid on the Series 200[•]-[•] notes will not exceed the Collateral Amount. Consequently, Class B noteholders will incur a loss if the Series 200[•]-[•] Available Subordinated Amount is reduced to zero and the Collateral Amount is thereafter reduced by charge-offs, uncovered dilution or reallocations and not reinstated. In addition, if the total amount of these reductions exceeds the outstanding principal balance of the Class B notes, then the Class A notes will incur a loss.

Reinstatements

The Series 200[•]-[•] Security Amount will be reinstated on any payment date by the amount of the Series 200[•]-[•] Available Interest Amounts that the trust applies to cover the Series 200[•]-[•] Collateral Amount Deficit as required in clause fifth and to increase the Series 200[•]-[•] Available Subordinated Amount as required in clause seventh under “—Application of Collections to Series 200[•]-[•]—Interest Collections Allocated to Series 200[•]-[•].” The trust will allocate the amount of that reinstatement on that payment date as follows:

•                  first, if the Collateral Amount has been reduced by charge-offs, uncovered dilution or reallocations as described above and not fully reinstated, the trust will allocate the reinstatement amount to the Collateral Amount until it equals the initial outstanding dollar principal amount of the Series 200[•]-[•] notes less any amounts, other than investment earnings, in the Principal Funding Account, and any principal payments made to the Series 200[•]-[•] noteholders; and

•                  second, the trust will allocate any remaining reinstatement amount to the Series 200[•]-[•] Available Subordinated Amount until the Series 200[•]-[•] Available Subordinated Amount has been fully reinstated.

The series security amounts of other series of notes will be similarly reduced and reinstated.

Series 200[•]-[•] Available Subordinated Amount

The “Series 200[•]-[•] Available Subordinated Amount” as of the first Determination Date will be $[•], and as of each subsequent Determination Date will be the lower of:

(a)                                  the Series 200[•]-[•] Required Subordinated Amount on that Determination Date; and

(b)                                 an amount equal to:

•                  the Series 200[•]-[•] Available Subordinated Amount for the prior payment date; minus

•                  the amount of reductions to the Series 200[•]-[•] Available Subordinated Amount as described above; plus

•                  the amount of any interest collections available to be paid to us to increase the Series 200[•]-[•] Available Subordinated Amount as described above; minus

•                  the Series 200[•]-[•] Incremental Subordinated Amount for the prior payment date as described below; plus

•                  the Series 200[•]-[•] Incremental Subordinated Amount for the current payment date as described below; plus

•                  any increases made by us as described in the following paragraph.

We may, in our sole discretion, at any time increase the Series 200[•]-[•] Available Subordinated Amount so long as the cumulative amount of these increases does not exceed [•]% of the initial principal amount of the Series 200[•]-[•] notes. We are not under any obligation to increase the Series 200[•]-[•] Available Subordinated Amount at any time. We may elect to increase the Series 200[•]-[•] Available Subordinated Amount at the time a Series 200[•]-[•] Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Series 200[•]-[•] Early Amortization Event for the Series 200[•]-[•] notes.

The “Series 200[•]-[•] Incremental Subordinated Amount” on any Determination Date will equal the product obtained by multiplying:

(a)                                  a fraction, the numerator of which is the Series 200[•]-[•] Security Amount, calculated without including the Series 200[•]-[•] Incremental Subordinated Amount, and the denominator of which is the greater of the Pool Balance on the last day of the preceding Collection Period and the sum of the amounts in the numerator used to calculate the incremental subordinated amount for all series; and

(b)                                 the excess, if any, of

(1)                                  the sum of (x) the Dealer Overconcentration Amount, the Used Equipment Overconcentration Amount, the Rental Overconcentration Amount and (y) the aggregate amount of Ineligible Receivables and, without duplication, any other receivables transferred to the trust that are not Eligible Receivables, on that Determination Date; over

(2)                                  the aggregate amount of Ineligible Receivables and, without duplication, any other receivables transferred to the trust that are not Eligible Receivables, and receivables in accounts containing Dealer Overconcentrations, Used Equipment Overconcentration Amounts or Rental Overconcentration Amounts in each case that during the preceding Collection Period became Defaulted Receivables and may be reassigned from the trust, as further described in the transfer and servicing agreement;

whereas for purposes of this definition, the definition of “Eligible Receivable” is modified by replacing the last three bullets of that definition of “Eligible Receivable” with the following three bullets:

•                  the outstanding principal balance of which, when added to the Pool Balance, does not result in a Rental Overconcentration Amount;

•                  the outstanding principal balance of which, when added to the Pool Balance, does not result in a Dealer Overconcentration; and

•                  the outstanding principal balance of which, when added to the Pool Balance, does not result in a Used Equipment Overconcentration Amount.

“Dealer Overconcentration Amount” means the sum of the Dealer Overconcentrations.

“Dealer Overconcentrations” on any payment date means, with respect to any dealer and its affiliated group of dealers (collectively a “main dealer”), the excess, if any, of:

•                  the aggregate principal balance of receivables due from the main dealer on the last day of the Collection Period immediately preceding that payment date; over

•                  [•]% of the Pool Balance on the last day of the immediately preceding Collection Period, with respect to the main dealer that has the highest outstanding principal balance, [•]% of the Pool Balance on the last day of the immediately preceding Collection Period, with respect to either of the two main dealers with the second and third highest outstanding principal balances, or [•]% of the Pool Balance on the last day of the immediately preceding Collection Period, with respect to any other single main dealer.

“Rental Overconcentration Amount” on any payment date means the excess, if any, of:

•                  the aggregate principal balance of receivables related to equipment in a rent-to-own program or purchased by a dealer for its rental business on the last day of the Collection Period immediately preceding that payment date; over

•                  [•]% of the aggregate Pool Balance on the last day of the immediately preceding Collection Period.

“Used Equipment Overconcentration Amount” on any payment date means the excess, if any, of:

•                  the aggregate principal balance of receivables relating to used equipment on the last day of the Collection Period immediately preceding that payment date; over

•                  [•]% of the aggregate Pool Balance on the last day of the immediately preceding Collection Period.

As of the Series 200[•]-[•] Closing Date, the Series 200[•]-[•] Available Subordinated Amount will be $[•].

Required Pool Percentage

As described under “The Trust Portfolio—Addition of Accounts” in the prospectus, we will be required to add to the trust the receivables of additional accounts if the sum of the Adjusted Pool Balance at the end of a Collection Period is less than the Required Pool Balance for the following payment date or the Transferor Amount is less than the Trust Available Subordinated Amount. The calculation of the Required Pool Balance is a function of the Required Pool Percentage for each series and the required subordinated amount for each series. The “Required Pool Percentage” for Series 200[•]-[•] is [•]%.

Sale of Receivables

Receivables may be sold upon an acceleration of the Series 200[•]-[•] notes after an event of default and on the legal final maturity date of the Series 200[•]-[•] notes. The legal final maturity date of the Series 200[•]-[•] notes is the payment date in [•], [•], which is the payment date on which the Series 200[•]-[•] notes are required to be paid.

If an event of default occurs and the Series 200[•]-[•] notes are accelerated, each holder of Series 200[•]-[•] notes may notify the indenture trustee that it desires to cause the trust to sell principal receivables and the related non-principal receivables, or interests in the principal receivables and the related non-principal receivables, in the amount described below. The sale can only occur if at least one of the following conditions is met:

•                  the holders of at least [•]% of the outstanding dollar principal amount of the Series 200[•]-[•] notes have notified the indenture trustee that they desire to cause the trust to sell principal receivables and the related non-principal receivables for their Series 200[•]-[•] notes;

•                  the holders of a majority of the outstanding dollar principal amount of the Series 200[•]-[•] notes have notified the indenture trustee that they desire to cause the trust to sell principal receivables and the related non-principal receivables for their Series 200[•]-[•] notes and the net proceeds of the sale of receivables, as described below, plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 200[•]-[•] notes; or

•                  the servicer determines that the funds to be allocated to the Series 200[•]-[•] notes, including the Series 200[•]-[•] Available Interest Amounts and Series 200[•]-[•] Available Principal Amounts and amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 200[•]-[•] notes as those payments would have become due if the obligations had not been declared due and payable, and the servicer determines that holders of at least [•]% of the outstanding dollar principal amount of the Series 200[•]-[•] notes have notified the indenture trustee that they desire to cause the trust to sell principal receivables and the related non-principal receivables for their Series 200[•]-[•] notes.

If any of the conditions in either of the two preceding paragraphs are met, the trust will sell principal Receivables and the related non-principal receivables, or interests in principal receivables and the related non-principal receivables, on behalf of all holders of the Series 200[•]-[•] notes, whether or not they have actually requested that the trust sell principal receivables and the related non-principal receivables, in the amount described below.

The holders of the Series 200[•]-[•] notes will maintain their rights in their Series 200[•]-[•] notes until the holders deliver their Series 200[•]-[•] notes to the trust as required in connection with the application of the sale proceeds to payment of the amounts due on the Series 200[•]-[•] notes.

If principal on the Series 200[•]-[•] notes has not been paid in full on the Legal Final Maturity Date, after giving effect to any adjustments, deposits and payments to be made on that date, the sale will automatically take place on that date. The trust will apply proceeds from the sale to the payment of the amounts due on the Series 200[•]-[•] notes. The trust will pay any excess to us.

In the case of any sale as described in this section, the amount of receivables sold will be in an amount not exceeding the Series 200[•]-[•] Security Amount and the proceeds of that sale, but only up to the Collateral Amount of the Series 200[•]-[•] notes, will be available to pay the outstanding dollar principal amount and any unpaid interest of the Series 200[•]-[•] notes. The Collateral Amount of the Series 200[•]-[•] notes will be automatically reduced to zero upon the sale. After the sale, the trust will not allocate any further principal collections or interest collections to the Series 200[•]-[•] notes.

The amount of proceeds from the sale of receivables for the Series 200[•]-[•] notes may be less than the outstanding dollar principal amount of the Series 200[•]-[•] notes. This deficiency can arise if the Collateral Amount of the Series 200[•]-[•] notes was reduced below the outstanding dollar principal amount of the Series 200[•]-[•] notes before the sale of receivables or if the sale price for the Receivables was less than the outstanding dollar principal amount of the Series 200[•]-[•] notes. These types of deficiencies will not be reimbursed and may cause a shortfall in the payment of principal on the notes.

Any amount remaining on deposit in the Interest Funding Account when the Series 200[•]-[•] notes have received final payment as described in “ —Final Payment of the Series 200[•]-[•] Notes” after a sale of Receivables will be treated as interest collections and be allocated as described in “—Application of Collections to Series 200[•]-[•].”

Final Payment of the Series 200[•]-[•] Notes

Series 200[•]-[•] noteholders will be entitled to payment of principal in an amount equal to the outstanding dollar principal amount of the Series 200[•]-[•] notes. However, Series 200[•]-[•] Available Principal Amounts will be available to pay principal on the Series 200[•]-[•] notes only up to the Collateral Amount of the Series 200[•]-[•] notes, which may be reduced for uncovered dilution and charge-offs due to uncovered defaults on principal Receivables in the trust and reallocations of Series 200[•]-[•] Available Principal Amounts to pay interest on the notes, to make required deposits to the Reserve Fund, the monthly backup servicing fee and/or the monthly servicing fee to be paid by Series 200[•]-[•]. In addition, if a sale of Receivables to pay outstanding amounts on the Series 200[•]-[•] notes occurs as described in “—Sale of Receivables”, the amount of receivables sold will be limited to the Series 200[•]-[•] Security Amount of the Series 200[•]-[•] notes and the proceeds of that sale, but only up to the Collateral Amount of the Series 200[•]-[•] notes, will be available to pay the outstanding dollar principal amount and any unpaid interest of the Series 200[•]-[•] notes. If the Collateral Amount of the Series 200[•]-[•] notes has been reduced below the outstanding dollar principal amount of the Series 200[•]-[•] notes and not reinstated to that amount as described in this prospectus supplement, Class B noteholders will not receive full payment of the outstanding dollar principal amount of their notes. In addition, if the total amount of these reductions exceeds the initial principal balance of the Class B notes, then the Class A noteholders will not receive full payment of the outstanding dollar principal amount of their notes.

On the date of a sale of receivables following an event of default and acceleration of the Series 200[•]-[•] notes or on the Legal Final Maturity Date of the Series 200[•]-[•] notes, the proceeds of that sale, but only up to the Collateral Amount of the Series 200[•]-[•] notes, will be available to pay the outstanding dollar principal amount and any unpaid interest of the Series 200[•]-[•] notes.

The Series 200[•]-[•] notes will be considered to be paid in full, the holders of the Series 200[•]-[•] notes will have no further right or claim, and the trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•                  the date of the payment in full of the stated principal amount of and all accrued interest on the Series 200[•]-[•] notes;

•                  the Legal Final Maturity Date of the Series 200[•]-[•] notes, after giving effect to all deposits, allocations, reallocations, sales of receivables and payments to be made on that date; or

•                  the date on which a sale of receivables has taken place, as described in “—Sale of Receivables” above.

Shared Excess Available Interest Amounts

Any Series 200[•]-[•] Available Interest Amounts that are not needed to make payments or deposits for Series 200[•]-[•] on any payment date will be available for allocation to other series of notes. That excess will be treated as Shared Excess Available Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by interest collections allocated to other series, if any, which have not been covered out of the interest collections allocable to those series. If the shortfalls for all series exceed the Shared Excess Available Interest Amounts for all series for any payment date, Shared Excess Available Interest Amounts will be allocated among the applicable series according to a proportion based on their respective shortfalls in interest collections. Similarly, shared excess available interest amounts of other series, or Series 200[•]-[•] pro rata portion of such amounts, may be available to cover shortfalls in payments or deposits to be covered by interest collections allocated to Series 200[•]-[•]. To the extent that Shared Excess Available Interest Amounts exceed those shortfalls, the balance will be paid to us.

Shared Excess Available Principal Amounts

Any Series 200[•]-[•] Available Principal Amounts that are not needed to make payments or deposits for Series 200[•]-[•] on any payment date will be available for allocation to other series of notes. That excess will be treated as Shared Excess Available Principal Amounts and will be allocated to cover shortfalls, if any, in required principal payments to noteholders of another series or deposits to another series’ principal funding account which are to be covered by principal collections for other series, but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections, and which have not been covered out of the principal collections otherwise allocable to those series. Any reallocation of Series 200[•]-[•] Available Principal Amounts for this purpose will not reduce the Collateral Amount of the Series 200[•]-[•] notes. If Principal Shortfalls for all series exceed the Shared Excess Available Principal Amounts for all series for any payment date, Shared Excess Available Principal Amounts will be allocated among the applicable series according to a proportion based on their respective shortfalls in principal collections. Similarly, shared excess principal amounts of other series, or Series 200[•]-[•] pro rata portion of such amounts, may be available to cover shortfalls, but not to cover charge-offs, uncovered dilutions or amounts initially required to be covered by interest collections, in required principal payments or deposits to be covered by principal collections allocated to Series 200[•]-[•]. To the extent that Shared Excess Available Principal Amounts exceed Principal Shortfalls, the balance will be deposited into the Excess Funding Account as required in this prospectus supplement or the prospectus, and any remaining balance after any such deposit will be paid to us.

Series 200[•]-[•] Early Amortization Events

The early amortization events (each, a “Series 200[•]-[•] Early Amortization Events”) for the Series 200[•]-[•] notes will include each of the Early Amortization Events in the prospectus under “Description of the Notes—Early Amortization Events”, and each of the following:

(1)                                  failure on the part of us, the servicer or, if CNH Capital America is no longer the servicer, CNH Capital America:

•                  to make any payment or deposit required by the transfer and servicing agreement or the receivables purchase agreements to which it is a party, including but not limited to any required deposits into the Excess Funding Account, on or before the date occurring two business days after the date that payment or deposit is required to be made; or

•                  to deliver a Payment Date Statement on the date required under the transfer and servicing agreement, or within the applicable grace period which will not exceed five business days; or

•                  to comply with its agreement not to create any lien on a receivable; or

•                  to observe or perform in any material respect any other requirements in the transfer and servicing agreement or the receivables purchase agreements to which it is a party, which failure continues unremedied for a period of [•]days after written notice of that failure;

(2)                                  any representation or warranty made by the originator, as seller, in a receivables purchase agreement or by us in the transfer and servicing agreement or any information required to be given by us to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [•] days after receipt by us or the originator, as appropriate, of written notice setting forth the situation and as a result of the failure to correct the information, representation and/or warranty, the interests of the noteholders are materially and adversely affected throughout the [•] day period. A Series 200[•]-[•] Early Amortization Event, however, will not be deemed to occur if we have repurchased the related receivables or all of the receivables, if applicable, during that period as permitted under the provisions of the transfer and servicing agreement;

(3)                                  CNH Global N.V., CNH America LLC, we or the originator become bankrupt, insolvent or are liquidated;

(4)                                  a failure by us to convey receivables in additional accounts to the trust within five business days after the day on which we are required to convey those receivables under the transfer and servicing agreement;

(5)                                  on any payment date, the Series 200[•]-[•] Available Subordinated Amount is reduced to an amount less than the Series 200[•]-[•] Required Subordinated Amount (as calculated without giving effect to any reductions or reinstatements described under "—Reductions", except for reductions due to deposits to the Principal Funding Account) on that payment date after giving effect to the distributions to be made on that payment date; provided that, for the purpose of determining whether a Series 200[•]-[•] Early Amortization Event has occurred under this clause (5), any reduction of the Series 200[•]-[•] Available Subordinated Amount resulting from reallocations of the Series 200[•]-[•] Available Principal Amounts to pay interest on the Series 200[•]-[•] notes due to LIBOR being equal to or greater than the Prime Rate upon which interest on the receivables is calculated on the applicable LIBOR Determination Date will be considered a Series 200[•]-[•] Early Amortization Event only if LIBOR remains equal to or greater than that Prime Rate for the next [•] consecutive days following that LIBOR Determination Date;

(6)                                  any Servicer Default occurs;

(7)                                  on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, is less than [•]%;

(8)                                  the outstanding dollar principal amount of the Series 200[•]-[•] notes is not repaid by the Series 200[•]-[•] Scheduled Final Payment Date;

(9)                                  we or the trust become an "investment company" within the meaning of the Investment Company Act of 1940;

(10)                            the occurrence of an event of default under the indenture; and

(11)                            the balance in the Excess Funding Account is greater than [•]% of the Adjusted Pool Balance for any three consecutive Collection Periods.

In the case of any event described in the above clauses (1), (2) or (6), a Series 200[•]-[•] Early Amortization Event for Series 200[•]-[•] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the indenture trustee or Series 200[•]-[•] noteholders holding Series 200[•]-[•] notes evidencing more than [•]% of the outstanding dollar principal amount of the Series 200[•]-[•] notes by written notice to us, the servicer, the owner trustee and the indenture trustee, if given by Series 200[•]-[•] noteholders, declare that a Series 200[•]-[•] Early Amortization Event has occurred as of the date of that notice. In the case of any Series 200[•]-[•] Early Amortization Event that is also a Series 200[•]-[•] Early Amortization Event as described in the prospectus or any event described in clause (3), (4), (5), (7), (8), (9), (10) or (11) above, a Series 200[•]-[•] Early Amortization Event for Series 200[•]-[•] will be deemed to have occurred without any notice or other action on the part of the indenture trustee or the Series 200[•]-[•] noteholders immediately upon the occurrence of that event.

"Monthly Payment Rate" means, for a Collection Period, the percentage obtained by dividing principal collections for the Collection Period by the beginning Pool Balance for the Collection Period.

The Early Amortization Period begins upon the occurrence of a Series 200[•]-[•] Early Amortization Event. Under limited circumstances, an Early Amortization Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period may recommence. If an Early Amortization Period results from the failure by us to convey receivables in additional accounts to the trust, as described in clause 4 above, during the Revolving Period and no other Series 200[•]-[•] Early Amortization Event that has not been cured or waived as described in this prospectus supplement has occurred, the Early Amortization Period resulting from that failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which we would no longer be required to convey receivables to the trust. However, the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred. We may no longer be required to convey receivables as described above as a result of a reduction in the aggregate series security amounts occurring due to principal payments made on a series of notes issued by the trust or as a result of the subsequent addition of receivables to the trust. However, if any Series 200[•]-[•] Early Amortization Event, other than a Series 200[•]-[•] Early Amortization Event described in clause 3 above or a Series 200[•]-[•] Early Amortization Event described in the prospectus, occurs, the Revolving Period will recommence following receipt of:

•                  written confirmation from the rating agencies that their rating of the Series 200[•]-[•] notes will not be withdrawn or lowered as a result of the recommencement; and

•                  the consent of Series 200[•]-[•] noteholders holding Series 200[•]-[•] notes evidencing more than 50% of the outstanding dollar principal amount of the Series 200[•]-[•] notes, consenting to the recommencement;

provided, that no other Series 200[•]-[•] Early Amortization Event that has not been cured or waived as described in this prospectus supplement has occurred and the scheduled termination of the Revolving Period has not occurred.

Monthly distributions of principal to the noteholders of the series will begin on the first payment date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as we describe above under this heading and in the prospectus.

Legal Proceedings

[There are no legal proceedings or proceedings known to be contemplated by governmental authorities involving the depositor, the servicer, any subservicer or the trust, [or to our knowledge, the owner trustee or the indenture trustee that are material to noteholders]]. [Insert description of legal proceedings or proceedings known to be contemplated by governmental authorities involving the sponsor, the depositor, the servicer, any subservicer, the trust, the owner trustee or the indenture trustee that are material to noteholders, if applicable].

[Certain Relationships and Related Transactions]

[To the extent not described in the prospectus, describe if so, and how, the sponsor, depositor or issuing entity is an affiliate of any servicer contemplated by Item 1108(a)(3) of Regulation AB, originator contemplated by Item 1110 of Regulation AB, significant obligor contemplated by Item 1112 of Regulation AB or enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB or any other material parties related to the notes contemplated by Item 1101(d)(1) of Regulation AB.]

[To the extent not described in the prospectus, describe. if applicable: (1) any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this asset-backed securities transaction, between the sponsor, us and the issuing entity and any of the parties described in paragraphs (a)(1) through (a)(6) of Item 1119 of Regulation AB, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor's understanding of the notes; and (2) to the extent material, any specific relationships involving or relating to this asset-backed securities transaction or the assets of the issuing entity, between the sponsor, us or the issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) of Item 1119 of Regulation AB, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Underwriting

Provided that the terms and conditions included in an underwriting agreement relating to the Series 200[•]-[•] notes are satisfied, we have agreed to sell to each of the underwriters named below, and each of those underwriters has separately agreed to purchase, the principal amount of the Series 200[•]-[•] notes opposite its name below:

	Class A Notes	Class B Notes
[Underwriters]	$	$
Total	$	$

The underwriters of the Series 200[•]-[•] notes have advised us that they propose initially to offer the Series 200[•]-[•] to the public at the prices specified on the cover page of this prospectus supplement, and to some dealers at those prices less the initial concession not in excess of the percentages specified in the following table. The underwriters of the Series 200[•]-[•] notes and those dealers may reallow a concession not in excess of the percentages specified in the following table. After the initial public offering of the Series 200[•]-[•] notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[ ].

	Class A Notes		Class B Notes
Concessions		%		%
Reallowances		%		%

In the ordinary course of their respective businesses, the underwriters of the Series 200[•]-[•] notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH and its affiliates. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

In connection with the offering of the Series 200[•]-[•] notes, the underwriters of the Series 200[•]-[•] notes may engage in overallotment, stabilizing transactions and syndicate covering transactions that are permitted under Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Series 200[•]-[•] notes in the open market for the purpose of pegging, fixing or maintaining the price of any class of the Series 200[•]-[•] notes. Syndicate covering transactions involve purchases of the Series 200[•]-[•] notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of any class of the Series 200[•]-[•] notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Series 200[•]-[•] notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions		Amount per $1,000 of Principal	Total Amount
Class A Notes		%	$	$
Class B Notes		%	$	$
Total Series 200[•]-[•] notes				$

Each underwriter has separately represented, warranted and agreed with us that:

•                  it has not offered or sold and until the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances which section 21(1) of the FSMA does not apply to us; and

•                  it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

We and CNH Capital America have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

Legal Matters

Certain legal matters relating to the Series 200[•]-[•] notes will be passed upon for us, the trust and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, and for the underwriters by [                     ]. Federal income tax and ERISA matters will be passed upon for us, the servicer and the trust by Mayer, Brown, Rowe & Maw LLP. In addition to representing us, the servicer and the trust, Mayer, Brown, Rowe & Maw LLP from time to time represents CNH, CNH Capital America and NH Credit and their affiliates on other matters. See “Legal Matters” in the prospectus.

Note Ratings

The trust will issue the Series 200[•]-[•] notes only if the Class A notes are rated at the time of issuance in the highest rating category, and the Class B notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized rating agencies.

The rating agencies and their ratings only address the likelihood that you will timely receive interest payments due and you will ultimately receive all of your required principal payments by the Legal Final Maturity Date. The rating agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series 200[•]-[•] notes before or after the scheduled final payment date.

The ratings assigned to the Series 200[•]-[•] notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency.

Glossary of Principal Terms for Prospectus Supplement

Defined terms not defined in this prospectus supplement have the meaning given to them in the prospectus.

Accumulation Period	S-16
Accumulation Period Commencement Date	S-16
Accumulation Period Length	S-16
Calculation Agent	S-13
Class A Rate	S-12
Class B Rate	S-12
Collateral Amount	S-26
Controlled Accumulation Amount	S-16
Controlled Deposit Amount	S-17
Dealer Overconcentration Amount	S-30
Dealer Overconcentrations	S-31
Early Amortization Period	S-17
Interest Funding Account	S-21
LIBOR	S-13
LIBOR Business Day	S-13
LIBOR Determination Date	S-13
main dealer	S-31
Monthly Interest	S-13
Monthly Payment Rate	S-36
Monthly Principal	S-17
Payment Date	S-12
Principal Funding Account	S-21
Rental Overconcentration Amount	S-31
Reserve Fund	S-25
Reserve Fund Required Amount	S-25
Revolving Period	S-15
Series 200[•]-[•] Available Interest Amounts	S-23
Series 200[•]-[•] Available Principal Amounts	S-26
Series 200[•]-[•] Closing Date	S-15
Series 200[•]-[•] Collateral Amount Deficit	S-25
Series 200[•]-[•] Early Amortization Events	S-34
Series 200[•]-[•] Excess Funding Amount	S-20
Series 200[•]-[•] Floating Allocation Percentage	S-23
Series 200[•]-[•] Incremental Subordinated Amount	S-30
Series 200[•]-[•] Interest Collections	S-23
Series 200[•]-[•] Principal Allocation Percentage	S-23
Series 200[•]-[•] Principal Collections	S-27
Series 200[•]-[•] Required Subordinated Amount	S-28
Series 200[•]-[•] Scheduled Final Payment Date	S-10
Series 200[•]-[•] Security Amount	S-28
Telerate Page 3750	S-13
Used Equipment Overconcentration Amount	S-31

ANNEX I
Other Series of Notes

1.                                       Series 2003-2

Initial Collateral Amount	$521,612,000
Current Collateral Amount	$521,612,000
Interest Rate	Floating Rate
Controlled Accumulation Amount	Variable
Commencement of Accumulation Period	May 1, 2006
Annual servicing rate fee	1.00%
Initial Class A outstanding principal balance	$485,787,000
Initial Class B outstanding principal balance	$35,825,000
Initial Series 2003-2 Available Subordinated Amount	$51,587,427
Required Pool Percentage	107%
Series 2003-2 Subordinated Percentage	9.89%
Scheduled Final Payment Date	August 15, 2006

2.                                       Series 2003-3

Initial Collateral Amount	$225,000,000
Current Collateral Amount	$700,000,000
Interest Rate	Floating Rate
Commencement of Amortization Period (if not extended)	September 26, 2006
Annual servicing rate fee	1.00%
Initial variable funding note principal balance	$225,000,000
Maximum variable funding note principal balance	$700,000,000
Initial Series 2003-3 Available Subordinated Amount	$29,227,500
Required Pool Percentage	107%
Series 2003-3 Subordinated Percentage	12.99%
Legal Final Payment Date	February 16, 2009

3.                                       Series 2005-1

Initial Collateral Amount	$750,000,000
Current Collateral Amount	$750,000,000
Interest Rate	Floating Rate
Controlled Accumulation Amount	Variable
Commencement of Accumulation Period	May 1, 2008
Annual servicing rate fee	1.00%
Initial Class A outstanding principal balance	$698,489,000
Initial Class B outstanding principal balance	$51,511,000
Initial Series 2005-1 Subordinated Percentage	9.89%
Scheduled Final Payment Date	June 15, 2008

A-1

CNH Wholesale Master Note Trust
Series 200[•]-[•]

$[•] Class A

$[•] Class B

CNH Wholesale Receivables LLC
Depositor

CNH Capital America LLC Originator and Servicer

PROSPECTUS SUPPLEMENT

Underwriters of the Class A notes

Underwriters of the Class B notes

No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in the prospectus or prospectus supplement. Any information or representations, other than those contained in the prospectus or prospectus supplement, are not authorized by us or by the underwriters. Do not rely on any information or representations other than those contained in the prospectus or prospectus supplement.

We only intend the prospectus supplement to be an offer to sell or a solicitation of any offer to buy the offered securities if:

•                  used in jurisdictions in which the offer or solicitation is authorized;

•                  the person making the offer or solicitation is qualified to do so; and

•                  the offer or solicitation is made to anyone to whom it is lawful to make the offer or solicitation.

The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

All dealers effecting transactions in the offered securities within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligation of dealers to deliver the prospectus supplement when acting as underwriters or when selling their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell the Securities until the registration statement filed with the Securities and exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion, dated May 31, 2006

PROSPECTUS

CNH WHOLESALE MASTER NOTE TRUST
Issuing Entity

CNH WHOLESALE RECEIVABLES LLC
Depositor

CNH CAPITAL AMERICA LLC
Originator, Sponsor and Servicer

ASSET BACKED NOTES

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-10 in the accompanying prospectus supplement.

The notes will be obligations of the issuing entity only and neither the notes nor the assets of the issuing entity will represent interests in or obligations of CNH Wholesale Receivables LLC, CNH Capital America LLC, New Holland Credit Company, LLC, CNH Global N.V., any of their affiliates or any other person.

The notes are not guaranteed or insured by the United States or any governmental agency.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The issuing entity—

•                  has issued and may periodically issue asset backed notes in one or more series with one or more classes.

•                  has acquired and will acquire:

•                  receivables arising from a portfolio of agricultural and construction equipment and parts dealer revolving floorplan financing agreements, which includes receivables arising from:

•                  dealer floorplan financing of new and/or used equipment,

•                  dealer floorplan financing of new parts;

•                  financing of dealer purchases of new and/or used equipment for their rental businesses; and

•                  dealer floorplan financing of new and/or used equipment for rent on a rent-to-own basis; and

•                  payments due on those receivables.

The Notes—

•                  will be obligations of the issuing entity only.

•                  will be paid only from the assets of the issuing entity.

•                  will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes.

•                  will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized rating agency.

•                  may have the benefit of one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

[•], [•]

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We (CNH Wholesale Receivables LLC) tell you about the securities in two separate documents that progressively provide more detail:  this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•                            which classes of the series are being offered;

•                            the timing of interest and principal payments;

•                            the priority of interest and principal payments;

•                            financial and other information about the receivables;

•                            information about credit enhancement for each class;

•                            the ratings of each class; and

•                            the method for selling the securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You may not be able to reinvest any early amortization proceeds in a comparable security	11
Issuance of additional notes may affect the timing and amount of payments to you	11
You may have limited control of actions under the indenture	11
Your remedies upon default may be limited	12
The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes	12
Addition of accounts may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, payments of principal and interest may be reduced or delayed and payments of principal may be accelerated	13
The originator may change the terms of the accounts or receivables in a way that reduces or slows collections. Such changes may result in reduced, accelerated or delayed payments to you	13
Receivables may be unsecured due to sales out of trust	14
Sponsor	15
Sponsor’s Securitization Experience	15
CNH Global N.V.	16
The Dealer Floorplan Financing Business	17
Creation of Receivables	18
Credit Underwriting Process	19
Billing, Collection Procedures and Payment Terms	20
Revenue Experience	20
Relationship With Originator	20
Dealer Monitoring	21
Sales out of Trust	21
“Credit Watch” Status	22
Repossessions and Repurchased Equipment and Parts	23
Additional Information	23
The Depositor	24
CNH Wholesale Receivables LLC	24
Assignment of Transferor’s Interest	24
The Trust	25
Restrictions on Activities	27

Limited Recourse to the Trust; Security for the Notes	28
Administrator	29
Capitalization of Trust	31
Transfer of Receivables	31
Matters Relating to Bankruptcy	33
Annual Compliance Statement	34
The Servicer	34
Servicing Procedures	35
Collection Account	36
Collections; Commingling	38
Defaulted Receivables and Recoveries; Dilutions	39
Servicer’s Representations, Warranties and Covenants	40
Limitations on Servicer’s Liability	41
Servicer Default; Successor Servicer	42
Backup Servicer and Backup Servicer Account	44
Resignation of Servicer	48
Merger or Consolidation of, or Assumption of the Obligations of, the Servicer	48
Servicing Compensation and Payment of Expenses	48
Evidence as to Servicer’s Compliance	49
The Indenture Trustee	49
JPMorgan Chase Bank, National Association	49
Duties and Responsibilities of Indenture Trustee	50
Limitations on Indenture Trustee’s Liability	50
Compensation and Indemnification of Indenture Trustee	51
Resignation or Removal of Indenture Trustee	51
Indenture Trustee’s Annual Report	52
The Owner Trustee	52
The Bank of New York	52
Duties and Responsibilities of Owner Trustee	52
Limitations on Owner Trustee’s Liability	53
Compensation and Indemnification of Owner Trustee	53
Resignation or Removal of Owner Trustee; Eligibility	54
Affiliations Among Transaction Parties	55
Use of Proceeds	57
The Trust Portfolio	57
General	57
Representations and Warranties of the Depositor	58
Representations and Warranties of the Originator	60
Originator Covenants	61
Eligible Accounts and Eligible Receivables	62
Ineligible Receivables and the Overconcentration Amounts	64
Addition of Accounts	64
Removal of Accounts	66
Notice of Changes in Trust Portfolio	67
Description of the Notes	67
Interest	69

v

Principal	69
Paired Series	71
Stated Principal Amount and Outstanding Dollar Principal Amount of Notes and Collateral Amount of a Series	72
Subordination of Principal	74
Issuances of New Series, Classes and Subclasses of Notes	74
Payments on Notes; Paying Agent	75
Book-Entry Notes	76
Early Amortization Events	81
Events of Default	82
Events of Default Remedies	83
Excess Funding Account	85
Allocation Percentages	85
Voting	86
Amendments to the Indenture and Indenture Supplements	86
Tax Opinions for Amendments	89
List of Noteholders	89
Fees and Expenses Payable From Collections	90
Final Payment of Principal	90
Fully Reinvested Date	91
Limited Subordination of Transferor’s Interest; Enhancements	92
Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral.	93
Reallocated Yield Amounts	95
Note Ratings	96
U.S. Federal Income Tax Consequences	97
Tax Characterization of the Trust	97
Tax Consequences to Holders of the Notes	97
Illinois State Tax Consequences	101
Treatment of the Notes	101
Classification of the Trust as a Partnership	101
Classification of the Trust as a Corporation	102
Other State and Local Tax Consequences	102
ERISA Considerations	102
Plan of Distribution	103
Reports	105
Legal Matters	106
Where You Can Find More Information	106
Glossary of Principal Terms for Prospectus	107
Annex A Global Clearance, Settlement and Tax Documentation Procedures	A-1

Summary: Overview of Transactions

Each series of notes will be issued by CNH Wholesale Master Note Trust and will include one or more classes of notes constituting debt of the trust. CNH Wholesale Master Note Trust is referred to in this prospectus as the “trust” or the “issuing entity”. The trust is governed by a trust agreement between us and The Bank of New York, as owner trustee.

Each series and class may differ as to timing and priority of payments, interest rates, amount of payments in respect of principal or interest and credit enhancement. We, CNH Wholesale Receivables LLC, will disclose the details of the timing and priority of payments and other matters in a prospectus supplement.

The trust has granted a security interest in its assets to JPMorgan Chase Bank, N.A., as indenture trustee for the benefit of the noteholders. The primary assets of the trust are a designated pool of receivables arising pursuant to revolving financing arrangements between CNH Capital America LLC, referred to in this prospectus as CNH Capital America, and domestic agricultural and construction equipment and/or parts dealers.

CNH Capital America is the originator of the transferred receivables. The originator sells receivables to us, and we, in turn, transfer the receivables to the trust. The transferred receivables arise in eligible accounts designated by the originator and the originator may, from time to time, designate additional eligible accounts or remove accounts from designation to the trust. See “The Trust Portfolio—Addition of Accounts” and “—Removal of Accounts”. There may be receivables arising under a dealer agreement and the originator’s account that are not being sold to us or the trust. Excluded receivables include all promissory notes and all receivables arising from the originator’s financing of advertising, dealer manuals, signage and other non-equipment and non-part charges.

CNH Capital America acts as administrator for the trust and is the servicer of the transferred receivables. CNH Capital America has retained New Holland Credit Company, LLC, referred to in this prospectus as “NH Credit,” as sub-servicer of the transferred receivables. See “The Trust—Administrator” and “The Servicer” for a description of the roles of CNH Capital America, as administrator and servicer, and NH Credit, as sub-servicer.

Risk Factors

In this section and in the accompanying prospectus supplement under the heading “Risk Factors”, we discuss the principal risk factors for an investment in the notes.

The lack of a secondary market may limit your ability to resell the notes.

There is currently no secondary market for your notes and it is uncertain whether such a market will develop. Underwriters may participate in making a secondary market in the notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive. Also, your notes will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.

Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes.

This risk factor discusses various ways in which a third party may become entitled to receive collections on the receivables instead of the trust or become entitled to parts or equipment free of the originator’s security interest. If that happens, you will experience delays in payments on your notes and ultimately may incur a loss on your notes.

There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the trust’s interest. Each of the originator and the depositor have filed financing statements covering each sale of the receivables made in connection with the issuance of the notes. The financing statements will perfect the security interests of each buyer in those sales. However, CNH Capital America and/or NH Credit will serve as the custodian of the receivables and will not physically segregate or mark the receivables to reflect the various sales. See “The Servicer”. If the receivables are “chattel paper” under the Uniform Commercial Code and another party purchases or takes a security interest in the receivables for value, in the ordinary course of business and without actual knowledge that its acquisition of its interest violates the applicable buyer’s interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust’s interest. The trust will not be able to collect on the receivable if there is a superior interest. This may result in delays or reductions in payments on your notes. See “The Accounts—Transfer of Receivables”.

Also, if any or all of those transfers of receivables are recharacterized as a pledge, then a tax or government lien on the property of the related seller arising before any receivables come into existence may have priority over the trust’s interest in the receivables. See “The Accounts—Matters Relating to Bankruptcy”.

At the time a piece of agricultural or construction equipment or a part to equipment is sold, the originator’s security interest in the equipment or part, as applicable, will terminate. Therefore, if a dealer fails to remit to the originator amounts owed with respect to the equipment or part, as applicable, that has been sold, the related receivable will no longer be secured by the related equipment or part. See “The Dealer Floorplan Financing Business—Sales Out of Trust”.

Our bankruptcy or the bankruptcy of the originator may cause payment delays or losses.

If the originator or we were to enter bankruptcy, and the bankruptcy court concluded that any of the sales of receivables referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes, then you could also experience delays or reductions in payments as a result of:

•                  the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral; or

•                  the fact that the trust might not have a perfected interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “The Accounts— Transfer of Receivables” for a description of the time the servicer is allowed to commingle collections with its funds.

The timing of payments on the receivables will determine whether the trust will pay principal on the notes when intended.

Dealers pay receivables, with some exceptions, (a) according to a payment schedule, which may be revised upon the placement by dealer of equipment in its rental business or in a rent-to-own program and (b) in full upon the retail sale or lease of the underlying equipment. With respect to parts, the dealers will be required to pay for receivables according to an agreed upon payment schedule. The timing of sales of equipment is uncertain. Also, we cannot assure you that there will be additional receivables created under the accounts or that any particular pattern of dealer repayments will occur. The payment of principal on the notes depends on dealer repayments. As a result, you may not receive your principal when you expected because:

• the notes of your series or class may not be fully amortized by its scheduled final payment date, if any; or

•                  the payment of principal to noteholders or the deposit of principal in a principal funding account during an accumulation period, if any, with respect to your series or class of notes may not equal the controlled amortization amount or controlled deposit amount, if any, with respect to the series or class.

Social, economic and other factors will affect the level of the collections on the receivables and may affect the payment on the notes.

Payments of the receivables are largely dependent upon the retail sale or lease of the related agricultural and construction equipment and parts and the rent-to-own program sales by dealers. The level of those sales of agricultural and construction equipment and parts may change as the result of a variety of social and economic factors. Economic factors include:

• interest rates;

• unemployment levels;

• the rate of inflation; and

• consumer perception of economic conditions generally.

The use of incentive programs, e.g., manufacturers’ rebate programs, may affect those sales and purchases. However, we cannot predict whether or to what extent economic or social factors will affect the level of those sales or purchases of agricultural and construction equipment and parts.

The ability of the trust to make payments on the notes depends in part on CNH America LLC and other manufacturers.

The originator is not obligated to make any payments in respect of the receivables or any notes. However, the trust depends completely upon the originator to generate new receivables. The ability of the originator to generate receivables depends in turn to a large extent on the sales of agricultural and construction equipment and parts manufactured or distributed by CNH America LLC and other manufacturers. We cannot assure you that the originator will continue to generate receivables at the same rate as receivables were generated in prior years. If the originator does not generate sufficient receivables, an early amortization event may occur with respect to your series if the accompanying prospectus supplement for your series so provides. The following events could negatively impact the originator’s ability to generate new receivables:

• a decline in the manufacture and sale of agricultural and/or construction equipment and/or parts due to an economic downturn, a labor disruption, competitive pressure, or other factors;

• a change in agricultural and/or construction equipment and/or parts distribution practices;

• a change in dealer inventory management practices;

• a change in the interest rates charged by the originator to dealers;

• a change in the amounts of the credit lines or other terms offered by the originator to dealers;

• defaults on accounts by dealers;

• termination of dealer agreements;

• dealers becoming insolvent or filing for bankruptcy; and

• seasonal fluctuations in the sale and leasing of vehicles.

Also, if CNH Capital America were to cease acting as servicer, delays in processing payments on the receivables and information relating to the receivables could occur and result in delays in payments to you.

The originator makes representations and warranties with respect to the characteristics of the receivables. In some cases, the originator would be required to repurchase receivables with respect to which the representations and warranties have been breached. If the originator fails to make a required repurchase, the trust may have less funds. In addition, with some limitations, the originator has the ability to change the terms of its accounts, including the interest rates and the credit lines, as well as change its underwriting procedures. These changes could reduce the amount of collections received on the receivables and therefore reduce the amount of funds received by the trust.

Under applicable dealer agreements and some state laws, the applicable manufacturer is required to repurchase new, unused, resaleable equipment and parts from a dealer if the dealer agreement is terminated. If the applicable manufacturer is not able to repurchase the new equipment or parts, the dealer will most likely have less funds with which to repay the receivables and therefore losses with respect to the receivables may increase. See “The Dealer Floorplan Financing Business—Relationship With Originator”.

Also, because a substantial amount of the agricultural and construction equipment and parts to be sold by the dealers or, with respect to equipment, to be put in rental business or rent-to-own programs or purchased by the dealers for their rental businesses, are manufactured and/or distributed by CNH America LLC, if CNH America LLC were temporarily or permanently no longer manufacturing or distributing agricultural or construction equipment or parts, the rate of sales by dealers of CNH America LLC-manufactured agricultural or construction equipment or parts or the placement by dealers of equipment in their rental business or rent-to-own programs, as applicable, would decrease. In that case, payment rates and the loss experience with respect to the receivables would be adversely affected. See “The Dealer Floorplan Financing Business”.

In addition, if the applicable manufacturer was unable, due to its bankruptcy or otherwise, to make the required repurchases from dealers upon the termination of the dealer agreements as discussed above or to continue to make subsidy payments during any interest-free periods for the dealers, as described under the heading “The Dealer Floorplan Financing Business—Billing, Collection Procedures and Payment Terms”, then these events may result in delays or reductions in the payment of principal or interest and could result in a loss on your notes.

Credit enhancement for a series of notes is limited. If the credit enhancement is exhausted, you may incur a loss.

We will provide credit enhancement for each series of notes by subordinating a portion of the transferor’s interest in the trust to the extent described in the accompanying prospectus supplement. The amount of the credit enhancement is limited and will be reduced from time to time as described in the accompanying prospectus supplement. If the credit enhancement is exhausted, you may be more likely to incur a loss. See “Description of the Notes—Limited Subordination of Transferor’s Interest; Enhancements”.

Credit ratings of the notes reflect the rating agency’s assessment of the likelihood that you will receive your payments of interest and principal.

It will be a condition to the issuance of the notes of each series offered by this prospectus that they be rated in an investment grade rating category by at least one nationally recognized rating agency. Any rating assigned to the notes of a series or a class by a rating agency:

• will reflect the rating agency’s assessment of the likelihood that noteholders of the series or class will receive the payments of interest and principal required to be made under the indenture; and

•                  will be based primarily on the value of the receivables in the trust, the credit enhancement provided through the subordination of a portion of the transferor’s interest in the trust to the extent described in the accompanying prospectus supplement and the availability of any enhancement with respect to the series or class.

The rating will not be a recommendation to buy, hold or sell notes of the series or class, and the rating will not comment as to the market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not reduce or withdraw a rating in the future if in its judgment circumstances in the future so warrant. A reduction in the rating of your notes may reduce the market value of your notes.

Book-entry registration may limit your ability to resell or pledge your notes.

Unless we otherwise specify in the prospectus supplement relating to a series of notes, the notes of each series will initially be book-entry notes and will not be registered in your name or your nominee’s name. Accordingly, you will not be recognized by the indenture trustee as a “noteholder”

as such term is used in the transaction documents. As a result, you will only be able to exercise the rights of a noteholder indirectly through DTC (in the U.S.) and its participating organizations, and, if applicable, through Euroclear or Clearstream and their respective participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Euroclear or Clearstream and to take actions that require a physical certificate representing a note. Interest and principal on the notes will be paid by the trust to DTC as the record holder of the notes while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust. See “Description of the Notes—Book-Entry Notes”.

Only some of the assets of the trust are available for payments on any series or class of notes.

The sole source of payment of principal of or interest on a series or class of notes is provided by:

•                  the portion of the principal collections and interest collections received by the trust and available to that series or class of notes after giving effect to all allocations and reallocations;

•                  the applicable trust accounts for that series or class of notes; and

•                  payments received under any applicable credit enhancement or derivative agreement for that series or class of notes.

As a result, you must rely only on the particular assets allocated to your series or class as security for your series or class for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the trust or any other person for payment of your notes. See “The Trust—Limited Recourse to the Issuing Trust; Security for the Notes”.

A further restriction applies if the holders of a series or class of notes direct the trust to sell receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in “Description of the Notes—Early Amortization Events”. In that case, that series or class of notes has recourse only to the proceeds of the sale and investment earnings on those proceeds.

Factors affecting the servicer’s or any sub-servicer’s information management systems may increase the risk of loss on your investment.

Repayment of your investment depends, among other things, upon the ability of the servicer, CNH Capital America or any sub-servicer to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruption or loss in its information processing capabilities, its business, financial condition, results of operations and ultimately your notes, may suffer.

Allocations of charged-off receivables and uncovered dilution could reduce payments to you.

The servicer will charge-off the receivables arising in the accounts in the trust’s portfolio if the receivables become uncollectible. If the amount of charged-off receivables exceeds the amount of funds available for reimbursement of those charge-offs, the funds available to the trust may not be sufficient to pay the full stated principal amount of your notes.

Although dilution is not intended to be allocated to noteholders, if the transferor’s interest is not sufficient to absorb dilution and we do not make required deposits into the excess funding account, a portion of this uncovered dilution will be allocated to your series. Dilution includes reductions in principal receivables because of rebates, billing errors or other non-cash items to a dealer, because the receivables were created in respect of inventory which was refused or returned by a dealer, or because of buybacks of equipment and/or parts from a dealer upon dealership agreement termination.

You will not receive full payment of your notes if the collateral amount of your notes has been reduced by charge-offs of receivables in the trust, as the result of reallocations of principal collections to pay interest on senior classes of notes or by uncovered dilution amounts, and those amounts have not been reimbursed from excess interest collections. See “Description of the Notes—Stated Principal Amount and Outstanding Dollar Principal Amount of Notes and Collateral Amount of a Series”.

You may receive principal payments earlier or later than the scheduled final payment date.

We cannot assure that you will receive the principal amount of your notes on the scheduled final payment date. An early amortization event is an event that indicates that the trust may not be able to make payments on your notes as the trust had intended. See “Description of the Notes—Early Amortization Events”. If an early amortization event or an event of default for a series occurs, the trust will apply all distributions of principal allocated to that series to the repayment of the principal of the notes of that series, unless we otherwise specify in the accompanying prospectus supplement. The occurrence of an early amortization event or an event of default will likely cause the trust to begin payment of principal earlier or later than the related scheduled final payment date. Further, an early amortization event may, by itself, result in delays or reductions in the payment of principal and could result in a loss on your notes.

Class B notes and Class C notes bear losses before Class A notes bear any losses.

A series may include Class B notes and Class C notes. Class B notes of a series will be subordinated in right of payment of principal to Class A notes of that series, and Class C notes of a series are subordinated in right of payment of principal to Class A notes and Class B notes of that series.

In all series with subordinated classes of notes, principal collections that are allocable to the subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series and/or to pay the monthly servicing fee or the backup servicing fee payable from the collections of that series. Also, unless we specify otherwise in the accompanying prospectus supplement, losses on charged-off receivables in the trust and uncovered dilution amounts are allocated first to the subordinated classes of a series. See “Description of the Notes—Stated Principal Amount and Outstanding Dollar Principal Amount of Notes and Collateral Amount of a Series—Collateral Amount” and “—Subordination of Principal”. If these reallocations and losses are not reimbursed from excess interest collections, the full stated principal amount of the subordinated classes of notes may not be repaid.

If there is a sale of the receivables owned by the trust, the net proceeds of the sale allocable to a series will generally be used first to pay amounts due to Class A noteholders of that series, next to pay amounts due to Class B noteholders, if any, of that series, and lastly, for amounts due to Class C noteholders, if any, of that series. This could cause a loss to Class C noteholders or the Class B noteholders.

Payment of Class B notes and Class C notes may be delayed or reduced due to the subordination provisions.

In general, no payment of principal of Class B notes, if any, of a series will be made until all principal of Class A notes of that series has been paid, and no payment of principal of Class C notes, if any, of that series will be made until all principal of Class A notes and Class B notes of that series has been paid, even if the subordinated notes have reached their scheduled final payment date, or have had an early amortization event, event of default or other optional or mandatory redemption. See “Description of the Notes—Subordination of Principal”.

You may not be able to reinvest any early amortization proceeds in a comparable security.

If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security. with an effective interest rate as high as that of your notes.

Issuance of additional notes may affect the timing and amount of payments to you.

The trust expects to issue additional series of notes from time to time. New series of notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be met before the trust can issue a new series of notes, see “Description of the Notes—Issuances of New Series, Classes and Subclasses of Notes”.

The issuance of a new series of notes could adversely affect the timing and amount of payments on outstanding notes. For example, if a series of notes issued after your series of notes has a higher interest rate than your series of notes, the result could be that there is a smaller amount of shared excess interest collections available to pay interest on your series of notes. Also, when a new series of notes is issued, the voting rights of your series of notes may be diluted. See “Risk Factors—You may have limited control of actions under the indenture”.

You may have limited control of actions under the indenture.

Under the indenture, some actions require the vote of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all of the notes of a series that has subordinated notes, the Class A outstanding dollar principal amount generally will be substantially greater than the Class B or Class C outstanding dollar principal amounts. Consequently, the Class A noteholders generally will have the ability to determine whether and what actions should be taken and may be expected to act solely in their interest. The Class B and Class C noteholders generally will need the concurrence of the Class A noteholders to cause actions to be taken.

Your remedies upon default may be limited.

Your remedies may be limited if an event of default under your class of notes occurs. After an event of default affecting your class of notes, any funds in the principal funding account and the interest funding account with respect to that series or class of notes will be applied to pay principal of and interest on those notes and any servicing fees due or reallocated or retained for the benefit of any senior classes of notes of that series. Then, in each following month, principal collections and interest collections allocated to those classes of notes will either be deposited into the applicable principal or interest funding account and applied to make monthly principal and interest payments on those classes of notes and to pay any servicing fees due or reallocated or retained for the benefit of any senior classes of notes until the earlier of the date those notes are no longer necessary to provide subordination protection for senior classes of notes or until the legal maturity date of those notes.

Following an event of default and acceleration, and on the applicable legal final maturity date, the noteholders will have the ability to cause a sale of receivables—or a sale of interests in receivables—held by the trust only under the limited circumstances as described in “Description of the Notes—Events of Default Remedies”. Even if a sale of receivables is permitted, we cannot assure you that the proceeds of the sale will be enough to pay unpaid principal of and interest on your notes.

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

The accounts generally have finance charges set at a variable rate based on the prime rate. A series, class or sub-class of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the receivables declines, collections of non-principal receivables allocated to the trust may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of non-principal receivables. This could result in delayed or reduced principal and interest payments to you.

Addition of accounts may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, payments of principal and interest may be reduced or delayed and payments of principal may be accelerated.

The assets of the trust change every day. Besides transferring new receivables in already designated accounts, we and the originator may choose, or may be required, to designate receivables in additional accounts to the trust. The accounts from which these receivables arise may have different terms and conditions from the accounts already designated. For example, the new receivables may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new receivables will be of the same credit quality as the initial receivables. If the credit quality of the trust’s assets were to deteriorate, the trust’s ability to make payments on the notes could be adversely affected. See “The Trust Portfolio—Addition of Accounts”.

The originator may change the terms of the accounts or receivables in a way that reduces or slows collections. Such changes may result in reduced, accelerated or delayed payments to you.

The originator continues to own the accounts in which the receivables arise. As the owner of the accounts, the originator retains the right to change various account terms, including interest rates and other fees it charges and the required principal payment schedule. An early amortization event could occur if the originator were to reduce the interest rates and other fees it charges and this were to result in a corresponding decrease in the collection of interest and fees. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

The originator agrees not to reduce the interest rates it charges on the receivables and not to reduce other fees if that action would cause an early amortization event with respect to the notes unless the originator is required by law or determines it is necessary to maintain its dealer floorplan financing business, based on its good faith assessment of its business competition.

The originator agrees not to change the terms of the accounts and the servicer agrees not to change the terms of its servicing practices, including the reduction of the required principal payment schedule and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless the originator or servicer reasonably believes an early amortization event would not occur for any series or class of notes.

In addition, the originator may permit a dealer to extend its payment schedule with respect to a receivable for up to a year in most cases, which would delay principal payments to the trust with respect to the related receivable. If principal payment schedules were extended at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

The only restrictions on the ability of the originator to change the terms of the accounts is described above and in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the originator to change its account terms.

Receivables may be unsecured due to sales out of trust.

Each dealer gives the originator a security interest in the equipment and parts it purchases to secure its obligations under the receivables. When the financed equipment or part is sold, the originator’s security interest in the equipment or part generally will terminate. If the dealer who sold the equipment or part fails to pay the originator the amount owed on the receivable, the receivable will become unsecured because the buyer generally takes the equipment or part free of the security interest. If the financed equipment or part is sold “out of trust”, i.e., sold without the dealer applying the proceeds of the sale to repay the related receivable, the trust will not be able to foreclose on the financed equipment or part. This may result in delays or reductions in payments on your notes. See “The Dealer Floorplan Financing Business—Sales Out of Trust”.

You can find a “Glossary of Principal Terms for Prospectus” beginning on page [•] in this prospectus.

Sponsor

CNH Capital America LLC, a Delaware limited liability company ( “CNH Capital America”), is the sponsor, originator and currently acts as the servicer of the receivables transferred to the trust and provides administrative services to the trust. CNH Capital America is an indirect wholly-owned finance subsidiary of CNH Global N.V. ( “CNH”). Fiat S.p.A. ( “Fiat”) owns a controlling majority of the common shares of CNH through Fiat Netherlands Holding N.V., a wholly owned subsidiary of Fiat. Prior to its conversion into a limited liability company on December 31, 2004, CNH Capital America was known as Case Credit Corporation and had been organized as a Delaware corporation since January 26, 1993.

CNH Capital America’s headquarters are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and its telephone number is (847) 735-9200.

The sponsor’s operations principally involve providing wholesale floorplan financing of agricultural and construction equipment and parts to dealers, including equipment placed in dealers’ rental businesses or rent-to-own programs and purchasing retail installment sale contracts and leases from equipment dealers. The sponsor also provides to dealers borrowing base and real estate loans on a limited basis. In addition, the sponsor facilitates and finances the sale of insurance products to retail customers and also provides other retail financing programs. The sponsor also provides various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer information systems and service and maintenance equipment. The sponsor also buys and sells new and used agricultural and construction equipment from and to dealers and other third parties.

The sponsor’s business depends substantially upon CNH’s operations. In particular, lower levels of production and sale of CNH’s agricultural and construction equipment could reduce the level of the sponsor’s finance and insurance operations.

Sponsor’s Securitization Experience

CNH Capital America has significant securitization experience and has securitized multiple asset classes, including agricultural, construction and other equipment receivables (retail installment contracts, loans and leases), dealer floorplan receivables and credit card receivables. CNH Capital America and predecessor entities have been securitizing retail installment contracts and loans secured by agricultural, construction and other equipment since 1992. CNH Capital America securitized finance leases of agricultural, construction and other equipment in 1999, but has not done so since that time, nor has it previously securitized true leases. CNH Capital America has not previously securitized consumer installment loans or term loans to equipment dealers secured by rental equipment, rolling stock and/or computer equipment.

In December 2002 and March 2003, Fiat’s credit ratings were reduced, and these events, if not waived, could have triggered an early amortization of a private securitization involving receivables similar to the receivables that we transfer to the trust. However, the participants in that securitization transaction waived the occurrence of an early amortization as a result of those reductions.

Access to funding at competitive rates is key to the growth of CNH Capital America’s business and expansion of its financing activities into new product and geographic markets. Ratings downgrades of either CNH’s or Fiat’s debt could adversely affect CNH Capital America’s ability to continue to offer attractive financing to CNH dealers and end-user customers. The most significant source of liquidity for CNH Capital America has been its ability to finance the receivables it originates through securitizations. Accordingly, adverse changes in the securitization market could impair CNH Capital America’s ability to originate, purchase and sell loans or other assets on a favorable or timely basis. Any such impairment could have a material adverse effect upon CNH Capital America’s business and results of operation.

On a global level, CNH will continue to evaluate financing alternatives to ensure that CNH Capital America continues to have access to capital on favorable terms in support of CNH Capital America’s business, including through equity investments by global or regional partners in joint venture or partnership opportunities, new funding arrangements or a combination of any of the foregoing.

CNH Global N.V.

CNH is incorporated in The Netherlands under Dutch law.

CNH combines the operations of New Holland and Case Corporation (now known as CNH America LLC) as a result of their business merger on November 12, 1999. Effective with the closing of the merger, New Holland N.V. changed its name to CNH Global N.V. When we refer to CNH in this prospectus and any prospectus supplement, we are referring to CNH Global N.V. and its consolidated subsidiaries.

CNH believes that it is one of the largest manufacturers of agricultural equipment in the world based on units sold, one of the largest manufacturers of construction equipment based on units sold and has one of the industry’s largest equipment finance operations. CNH organizes its operations into three business segments: agricultural equipment, construction equipment and financial services. CNH’s global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents.

In agricultural equipment, CNH believes it is one of the leading global manufacturers of agricultural tractors and combines based on units sold and it also has leading positions in hay and forage equipment and specialty harvesting equipment. In construction equipment, CNH has leading positions in backhoe loaders and in skid steer loaders in North America and a leading position in crawler excavators in Western Europe. In addition, CNH provides a complete range of replacement parts and services to support its equipment.

CNH believes that it is the most geographically diversified manufacturer and distributor of agricultural equipment in the industry. CNH’s broad manufacturing base includes facilities in Europe, Latin America, North America, China and India. CNH markets its products globally through its highly recognized Case Construction, Case IH, New Holland, New Holland Construction and Kobelco brand names. CNH manufactures its products in 39 facilities throughout the world and distributes its products in over 160 countries through an extensive network of approximately 11,400 dealers and distributors.

In North America, CNH offers a range of financial services products, including retail financing for the purchase or lease of new and used CNH and other equipment manufacturers’ products and other retail financing programs. To facilitate the sale of its products, CNH offers wholesale financing to dealers. Wholesale financing consists primarily of floorplan financing and allows dealers to maintain a representative inventory of products. CNH’s retail financing alternatives are intended to be competitive with financing available from third parties. CNH offers retail financing in Brazil and Australia through wholly owned subsidiaries and in Western Europe through a joint venture with a subsidiary of a major European bank.

The address of CNH’s registered offices is World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schipol Boulevard 217, 1118 BH Amsterdam, The Netherlands and its telephone number when calling from the United States is (011-31-20) 446-0429. CNH is subject to the informational requirements of the Securities Exchange Act as a foreign private issuer. As required by that act, CNH Global N.V. files reports and other information with the SEC. You can find more information about CNH Global N.V. in the reports and other information that it files with the SEC, which are available at the same locations and web site as are described under “Where You Can Find More Information”.

The Dealer Floorplan Financing Business

The receivables that we transfer to the trust were or will be selected from extensions of credit and advances, known as “wholesale” or “floorplan” financing, made by the originator to domestic agricultural and construction equipment and parts dealers. These funds are used by dealers to (a) purchase new and used agricultural and construction equipment and parts manufactured or distributed by CNH and other manufacturers pending sale to retail buyers, (b) to purchase equipment for their rental businesses or (c) to place equipment in rent-to-own programs. As described in this prospectus, receivables transferred to the trust are secured by the related agricultural or construction equipment and/or parts sold to the dealers. In most cases, the receivables are also guaranteed by one or more of the dealer’s principal(s), affiliates or investors. Any guaranties may also cover other obligations of the dealer that are not held by the trust. With respect to any obligations of the dealer that are not receivables in a receivables purchase agreement between the originator, as seller, and us, as purchaser, which we refer to as the receivables purchase agreement, the originator has agreed to a pro rata sharing with the trust on the basis of the amounts owed to the trust with respect to the applicable receivables and to the originator with respect to the applicable other obligations.

The originator is one of the primary wholesale financing sources for CNH dealers in the United States. CNH agricultural and construction equipment for which the originator provides wholesale financing include agricultural and construction equipment manufactured under CNH’s highly recognized Case, Case IH and New Holland brand names.

The originator has extended credit lines to CNH dealers that also sell non-CNH equipment and/or parts.

In 2005, certain receivables previously originated by NH Credit and the related accounts were assigned to CNH Capital America, and CNH Capital America is now the originator with respect to all originated receivables in such accounts since that time.

CNH Capital America services or arranges for sub-servicing of these accounts through its centralized finance offices located in Racine, Wisconsin and New Holland, Pennsylvania.

Equipment financed by any dealer under the floorplan program is categorized by the originator under its policies and procedures as new equipment or used equipment. Currently, new equipment consists of agricultural and construction equipment which has not been sold to an end user and registered for warranty, and used equipment consists of any equipment other than new equipment. For instance, used equipment includes:

•                  trade-ins received by a dealer from a customer or equipment purchased by the originator from a dealer and then sold to another dealer;

•                  equipment repossessed from a retail customer and returned to a dealer;

•                  equipment used for testing or other purposes by CNH and then sold to a dealer; and

•                  equipment purchased by a dealer from third parties or at an auction.

New equipment and used equipment may be categorized differently in the future based on the originator’s practices and policies.

Some dealers may be affiliated with the originator.

Creation of Receivables

The originator finances 100% of the wholesale invoice price of new equipment and parts, including destination or shipping charges, as applicable. With respect to used equipment, the originator may finance some or all of the cost of the equipment to the dealer including, in some cases, destination charges. The originator originates receivables relating to equipment and parts concurrently with, or shortly after, the shipment of the equipment or parts to the financed dealer by making loans to the dealer, the proceeds of which are used to pay the related manufacturer. Used equipment, other than some trade-ins, may have additional requirements before the dealer can receive any financing for the equipment. For example, the equipment may be required to be physically located on the dealer’s lot and specific documentation may also be required.

Once a dealer has commenced the floorplanning of a manufacturer’s equipment and parts through the originator, the originator usually will be the primary source of financing for purchases of agricultural and construction equipment and parts by the dealer from the manufacturer.

A dealer may on occasion transfer equipment to another dealer. If such a transfer occurs, a new receivable will arise with respect to the dealer receiving the equipment and the proceeds of that new receivable will be used to pay off the related existing receivable owed by the dealer that will be sending the equipment to the receiving dealer.

Credit Underwriting Process

The originator extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of new and used agricultural and construction equipment and new parts. All CNH-authorized dealers that have new equipment lines of credit will be considered for used equipment and parts credit lines. New equipment credit lines relate to new equipment, used equipment credit lines relate to used equipment, and miscellaneous credit lines relate to parts and other charges for items like service manuals, advertising and other non-equipment charges. New equipment credit lines, used equipment credit lines and miscellaneous credit lines are guidelines only, and the originator has flexibility to allow dealers to exceed those guidelines.

A new dealer requesting the establishment of a new equipment, used equipment, or miscellaneous credit line with the originator must submit an application to the originator’s centralized finance offices. After receipt of the application, the centralized finance offices of the originator investigate the prospective dealer. The centralized finance offices of the originator review the prospective dealer’s credit reports, bank references and financial statements and evaluates the dealer’s marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new equipment, used equipment or miscellaneous credit line, the originator’s centralized finance offices review the dealer’s credit reports and financial statements, including the experience of the dealer’s current financing source, and, in some cases, bank references. Further, the centralized finance offices of the originator investigate the dealer’s current state of operations and management, including evaluating credit references and marketing capabilities. For credit lines within the originator’s centralized finance offices’ approval limits, the originator’s centralized finance offices either approve or disapprove the dealer’s request. For credit lines in excess of the originator’s centralized finance offices’ approval limits, the originator’s centralized finance offices transmit the requisite documentation to an individual with the appropriate approval authority for approval or disapproval. The originator applies the same underwriting standards for dealers selling equipment not manufactured by CNH America LLC.

Upon approval, dealers execute a financing agreement with the originator. This agreement provides the originator a first priority security interest in the equipment and parts and possibly other collateral. Under some of these agreements, the originator requires the dealers to maintain physical loss or damage insurance coverage for each piece of equipment for which it provided floorplan financing, and liability insurance with respect to equipment in the rental business or a rent-to-own program, in amounts satisfactory to the originator, with the originator designated as loss payee.

The size of a credit line initially offered to a dealer is based upon the dealer’s sales record, or, in the case of a prospective dealer, its expected annual sales, the dealer’s effective net worth, utilization of existing credit lines, and inventory turnover. The amounts of a dealer’s credit lines are reviewed on a regular basis, which is usually annually, and adjusted when appropriate by the originator.

Billing, Collection Procedures and Payment Terms

Each month the originator prepares and distributes to each related dealer a statement setting forth billing and related account information. The originator generates each dealer’s billing statements near the end of each month and mails them out several days later. Interest and other nonprincipal charges must be paid by the tenth day of each month. The interest accrual period for a dealer can range from 28 to 35 days. The originator bills interest and handling fees and insurance in arrears. Upon the sale of equipment or parts for which it has provided floorplan financing, the originator is entitled to receive payment in full of the related advance. Dealers remit payments by check directly to the originator’s centralized finance offices or electronically via an electronic funds transfer system maintained by the originator’s centralized finance offices.

Interest-free financing is available to dealers for all new equipment and generally is available for used equipment. Parts generally have interest-free financing until the first day of the following month if the parts invoice is generated before the dealer statement date. Generally, financing is interest bearing for equipment that has been purchased by a dealer for its rental business. During any interest-free period, CNH America LLC or another manufacturer or distributor of the equipment or part will make subsidy payments to the originator at a rate comparable to what the dealer is obligated to pay during the period in which the dealer is responsible for paying interest.

Revenue Experience

The originator usually charges dealers interest at a floating rate based on the rate designated as the “prime rate” from time to time by financial institutions selected by the originator, plus a designated spread ranging from 0.0% to 3.5% on new equipment or parts, and on some used equipment. The prime rate can be changed by the originator on a weekly basis and is applied to all balances outstanding during the applicable period. The originator determines the current prime rate by reference to publicly announced rates. Some payment schedules on equipment purchased by dealers for their rental businesses, however, have fixed interest rates. Overdue interest is a higher rate that is charged on overdue principal amounts.

Relationship With Originator

The originator provides some CNH dealers financial assistance in the form of working capital loans and other loans. In addition, the originator and manufacturers provide floorplan assistance to some dealers through a number of formal and informal programs. On some new equipment financings, the manufacturer makes subsidy payments to the originator for a specified period from the date of shipment to compensate the originator for making interest free loans to the dealer during that period. The originator and manufacturer also have supplemental floorplan assistance programs. In such programs, the originator or manufacturer reimburses dealers at the time of retail sale or lease, rental or other settlement of the floorplan loan for a specified amount depending upon the equipment type and model.

Manufacturers’ repurchase obligations related to new, unused, resaleable equipment and new, unused, resaleable parts in inventory at time of dealership termination are determined by applicable state law and applicable agreements with a dealer. The originator may from time to time purchase new or used equipment from dealers for resale by the originator.

A promissory note may be executed by a dealer to the originator or CNH America LLC if the dealer is having trouble maintaining its obligations on a current basis due to temporary cash flow issues.

Much of the assistance is provided at the option of the originator or manufacturer, which may terminate any of the optional programs in whole or in part at any time. If the originator  or manufacturer is unable to or elects not to provide the assistance, the loss experience of the originator on CNH’s U.S. wholesale portfolio may be adversely affected.

Dealer Monitoring

Individuals within the originator’s centralized finance offices monitor the level of each dealer’s wholesale credit line on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately before a seasonal sales peak, purchase more equipment and parts than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer’s credit lines may be reduced before the dealer has liquidated a sufficient portion of its equipment and parts inventory. If at any time the originator learns that a dealer’s balance exceeds its approved credit lines, the originator will evaluate the dealer’s financial position and may temporarily increase the dealer’s credit lines or place the dealer in a disciplinary category known as “Credit Watch”. See “—”Credit Watch” Status”.

Personnel from the originator’s centralized finance offices or a third party conduct audits of dealer equipment inventories on a regular basis. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers’ financial records and conduct a physical inventory of the equipment on the dealers’ premises. Through the audit process, the originator reconciles each dealer’s physical inventory with its records of financed equipment. Audits are intended to identify instances where a dealer sold equipment but did not immediately repay the related advances. The audit process also aids the originator in determining in those instances whether a dealer received sale proceeds but diverted the proceeds to uses other than the repayment of the obligations to the originator.

Sales out of Trust

If a dealer receives payment for a piece of equipment but does not repay the amounts owed on the equipment as required to the originator, then the dealer is considered to have sold the equipment out of trust. Selling equipment out of trust is a breach of the dealer agreements and the originator will take action, which may include but is not limited to:

•                            placing the dealer on a cash on delivery or credit watch status;

•                            advising the dealer that prior approval is required to deliver floorplan goods and submit additional trade-in notes;

•                            requesting an accounting of all monies; and

•                            requesting a current financial statement.

At the time a piece of agricultural or construction equipment or a part to equipment is sold, the originator’s security interest in the equipment or part, as applicable, will terminate. Therefore, if a dealer fails to remit to the originator amounts owed with respect to the equipment or part, as applicable, that has been sold, the related receivable will no longer be secured by such equipment or part.

“Credit Watch” Status

Under some circumstances, the originator will classify a Case-brand dealer under credit watch status. The circumstances include, but are not limited to:

•                            failure to remit any principal or interest payment when due;

•                            any notifications of liens, levies or attachments on the equipment or parts;

•                            a dealer exceeds 130% of its approved aggregate wholesale credit line for three consecutive months;

•                            a dealer makes sales of equipment out of trust;

•                            any violation of the dealer agreement by the dealer;

•                            any dealer that has signed a termination agreement or is involved in a pending termination;

•                            a dealer is placed on cash on delivery status; and

•                            a general deterioration of the dealer’s financial condition.

Once a dealer is assigned to credit watch status, the originator will determine any more extensions of credit on a case-by-case basis and will assume control of equipment or parts releases to such Case-brand dealer. Like credit watch, which is a status used by the originator with respect to Case-brand dealers that were originally a party with the originator to the applicable dealer financing agreement, the originator has a similar classification for New Holland-brand dealers known as “suspension”, which is a status used with respect to dealers that were originally a party with New Holland Credit to the applicable dealer financing agreement. Once placed on suspension status, the dealer will no longer have availability under any credit lines except for the miscellaneous credit lines which include parts, making the dealer ineligible to receive financing for any additional equipment, including floorplan trade-ins and equipment for its rental business or its rent-to-own program. When we refer to credit watch throughout this prospectus, we are referring to credit watch status with respect to Case-brand dealers and suspension status with respect to New Holland-brand.

Being placed on credit watch does not necessarily mean the dealership agreement will ultimately be terminated.

The originator attempts to work with dealers to resolve instances of credit watch status. If, however, a dealer remains on that status, it can result in one of the following:

•                            an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers;

•                            a forced liquidation in which, in most cases, the originator repossesses the dealer’s inventory and the originator terminates its financing relationship with the dealership; or

•                            a voluntary surrender of the dealer’s inventory and the originator terminates its financing relationship with the dealership.

In the liquidation of a dealer’s inventory, the originator may make special arrangements to finance inter-dealer sales of equipment and/or parts or may purchase dealer inventory directly.

Repossessions and Repurchased Equipment and Parts

The originator does not normally repossess any equipment or other collateral unless the relationship with the dealer has been terminated.

The proceeds of any sales of repossessed collateral are used to repay amounts due to the originator. Once liquidation has begun, the originator performs an analysis of its position, estimates an appropriate loss reserve for any amounts identified at that time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, the originator may recognize additional losses or recoveries. If a dealer is in bankruptcy, it may take a longer period of time for the originator to repossess the equipment or parts, and if the sale proceeds are in excess of the amounts which the equipment or parts secure, then the surplus proceeds may be repaid to the dealer.

If CNH America LLC repurchases new, unused, resaleable equipment or new, unused, resaleable parts from a dealer in connection with the termination of the dealer as required by applicable state law and the applicable dealer agreement, or if the originator repossesses any used equipment or parts, historically CNH America LLC or the originator, as applicable, would pay the full amount owed on the related receivable that was secured by that equipment or part, regardless of the market value of the related equipment or part. However, neither CNH America LLC nor the originator is required to pay the full amount of the related receivables and may discontinue this practice at any time. In addition, we cannot provide any assurance that CNH America LLC or the originator will have the ability to make payments in these amounts in the future.

Additional Information

We will include in the prospectus supplement for each series additional information with respect to the Dealer Floorplan Financing Business.

The Depositor

CNH Wholesale Receivables LLC

We sell receivables to the trust pursuant to a transfer and servicing agreement among us, the trust and the servicer, which we refer to as the transfer and servicing agreement. We are a wholly-owned subsidiary of CNH Capital America and were incorporated in the state of Delaware on August 1, 2003 and converted to a Delaware limited liability company on December 31, 2004. We are organized for the limited purpose of buying receivables, directly or indirectly, from the originator, transferring those receivables to the trust and any related activities. Our principal executive offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and our telephone number is (847) 735-9200.

As described under “The Trust—Transfer of Receivables”, we transfer to the trust, on an on-going basis, the receivables that we acquire from the originator. We have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series of notes. Our interest is called the  “Transferor’s Interest” and it represents the interest in the principal receivables in the trust not represented by any series of notes issued by the trust.

Assignment of Transferor’s Interest

The trust agreement for the trust provides that we may transfer a portion of the Transferor’s Interest by causing the issuance of one or more additional interests, which will be in uncertificated form. Before we cause the issuance of additional interests, the following must occur:

(1)                                  each rating agency confirms that such issuance will not impair its rating of any outstanding class of notes;

(2)                                  we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(i)                                     the issuance will not materially adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

(ii)                                  the issuance will not cause the trust to be deemed to be an association or public traded partnership taxable as a corporation;

(iii)                               the issuance will not cause or constitute an event in which a gain or loss would be recognized by a noteholder; and

(3)                                  we deliver an opinion to the effect that such issuance does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

In the transfer and servicing agreement, we have covenanted that we will not enter into any transaction of merger or consolidation unless:

(1)                                  the surviving person of such merger or consolidation expressly assumes all of our covenants and obligations under the transfer and servicing agreement by execution of a supplemental agreement;

(2)                                  such surviving person is

(i)                                     organized under the laws of the Untied States or any one of its states; and

(ii)                                  either a business entity that may not become a debtor in a proceeding under the Bankruptcy Code or a special-purpose entity, the powers and activities of which are limited to the performance of our former obligations under the transaction documents;

(3)                                  we have given each rating agency prior notice and each rating agency has confirmed that such issuance will not impair its rating of any outstanding class of notes;

(4)                                  the merger or consolidation will not conflict with any provisions of our organizational documents; and

(5)                                  we have delivered an officer’s certificate to the indenture trustee and the owner trustee stating that the consolidation, merger, conveyance or transfer complies with the applicable terms of the transfer and servicing agreement and that all conditions precedent for the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is the legal, valid and binding obligation of us and the surviving person.

The Trust

CNH Wholesale Master Note Trust is the issuing entity, which we refer to as the trust. It is a Delaware statutory trust formed as of September 1, 2003 and is operated under a trust agreement between us and The Bank of New York, as owner trustee, dated as of September 1, 2003. We are the sole equity owner of the trust.

The trust exists for the exclusive purposes of:

•                            acquiring and holding the trust’s assets, including the proceeds of these assets;

•                            issuing series of notes;

•                            making payments on the notes; and

•                            engaging in other activities that are necessary or incidental to accomplish these limited purposes.

The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the originator to us and from us to the trust, the indenture and the indenture supplements or any related documents. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust.

The trust’s annual reports on Form 10-K, current reports on Form 8-K, and amendments to those reports and its distribution reports on Form 10-D filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on CNH Global N.V.’s website at www.cnh.com or www.investors.cnh.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Reports to security holders and information about the asset-backed securities described in “Reports to Noteholders” below will also be made available on these websites in this manner.

The trust does not have any officers or directors. Its administrator is CNH Capital America. As administrator of the trust under an administration agreement, CNH Capital America will generally direct the administrative actions to be taken by the trust as described in “—Administrator”. In addition, the servicer may also perform certain discretionary activities with regard to the trust’s assets, as described in “The Servicer—Servicing Procedures”. Also, pursuant to the trust agreement, we may direct the owner trustee to perform certain activities with regard to the trust, as described in “The Owner Trustee—Duties Responsibilities of Owner Trustee”.

The assets of the trust consist of:

•                            receivables existing in the accounts to be designated to the trust from time to time, but excluding receivables in any accounts that are removed from the trust from time to time;

•                            all funds collected or to be collected in respect of those receivables;

•                            our rights and remedies under the receivables purchase agreement;

•                            any enhancement issued with respect to any particular series or class of notes;

•                            a security interest in the financed equipment and parts and any other Collateral Security and any proceeds of that collateral;

•                            derivative agreements that, subject to the terms of the related indenture supplement, the trust has entered into or may enter into to manage interest rate or currency risk relating to a specific class or classes of notes; and

•                            the trust’s bank accounts.

See “The Trust Portfolio—Addition of Accounts”.

We and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the trust delivers to the indenture trustee an officer’s certificate stating that the trust reasonably believes that the amendment will not adversely affect in any material respect the interests of the noteholders. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any of these amendments.

In addition, the trust agreement may also be amended with the consent of the indenture trustee and holders of at least 66 2/3% of the outstanding dollar principal amount of the notes affected by the amendment in any material respect. However, an amendment to the trust agreement that increases or reduces the amount of, or accelerates or delays the timing of, distributions to the noteholders requires the consent of all noteholders affected by the amendment.

Notwithstanding the preceding paragraphs, the permitted activities of the trust may not be amended without the consent of noteholders (other than us and our affiliates as noteholders) evidencing not less than a majority of the outstanding dollar principal amount of notes held by parties exclusive of us and our affiliates.

Restrictions on Activities

As long as the notes are outstanding, the trust will not, among other things:

•                            claim any credit on, or make any deduction from the principal or interest payable in respect of, issued notes (other than amounts withheld in good faith from such payments under the Code or other applicable tax law);

•                            permit the validity or effectiveness of the indenture to be impaired, or permit the lien in favor of the indenture trustee, the noteholders and any applicable enhancement provider to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the trust securing the notes, except as permitted by the indenture, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes, except as permitted by the indenture;

•                            permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee, the noteholders and any applicable enhancement provider created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof;

•                            permit the lien in favor of the indenture trustee, the noteholders and any applicable enhancement provider created by the indenture not to constitute a valid first priority security interest in the collateral; or

•                            voluntarily dissolve or liquidate.

The indenture also provides that the trust may not consolidate with, merge into or sell its business to, another person, unless:

(1)                                  the person:

(a)                                  is organized under the laws of the United States or any one of its states;

(b)                                 is not required to register as an “investment company” under the Investment Company Act of 1940;

(c)                                  expressly assumes, by supplemental indenture, the trust’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

(d)                                 in the case of a sale of the trust’s business, expressly agrees, by supplemental indenture, that (i) all right, title and interest so conveyed or transferred by the trust will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the SEC required by the Exchange Act in connection with the notes; and

(e)                                  in the case of a sale of the trust’s business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;

(2)                                  no event of default or early amortization event will exist immediately after the merger, consolidation or sale;

(3)                                  each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes;

(4)                                  the trust will have received an opinion of counsel to the effect that for federal income tax purposes the transaction will not have any material adverse tax consequences on any noteholder;

(5)                                  any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)                                  the trust has delivered to the indenture trustee an opinion of counsel and an officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and, subject to customary limitations and qualifications, is enforceable.

Limited Recourse to the Trust; Security for the Notes

The portion of principal collections and interest collections allocable to a series or class of notes after giving effect to all allocations and reallocations, funds for that series or class on deposit in the applicable trust accounts, any applicable derivative agreement for that series or class and proceeds of sales of receivables for that series or class provide the only sources of payment for principal of or interest on that series or class of notes. Noteholders will have no recourse to any other assets of the trust or any other person for the payment of principal of or interest on the notes.

The notes of all series are secured by a shared security interest in the Collection Account, but each series or class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series or class of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

Administrator

CNH Capital America acts as administrator for the trust. See “Sponsor” in this prospectus for a description of the business of CNH Capital America.

The administrator will provide the notices and perform on behalf of the trust other administrative duties of the trust under the transfer and servicing agreement and the indenture. The administrator, on behalf of the trust, will monitor the performance of the trust under the transfer and servicing agreement and the indenture and advise the trust when action is necessary to comply with the trust’s duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the trust, all documents, reports, filings, instruments, certificates and opinions that the trust is required to prepare, file or deliver under the transfer and servicing agreement and the indenture and will take all appropriate action that is the duty of the trust or the owner trustee to take under those agreements, including the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee”.

With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified the owner trustee of the proposed action within a reasonable amount of time prior to the taking of that action and the owner trustee will not have withheld consent or provided an alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the trust include:

•                            the amendment of or any supplement to the indenture or the amendment, change or modification of the related documents;

•                            the initiation or settlement of any claim or lawsuit brought by or against the trust other than in connection with the collection of the receivables;

•                            the appointment of successor note registrars, paying agents, indenture trustees, administrators and servicers and the consent to the assignment by the note registrar, paying agent or indenture trustee of its obligations under the indenture; and

•                            the removal of the indenture trustee.

The administrator is an independent contractor and is not subject to the supervision of the trust or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.

As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive

$500 per month payable in arrears on each payment date. Payment of this fee is solely an obligation of the depositor.

The administrator may resign by providing the trust with at least 60 days’ prior written notice. Upon the appointment of a successor servicer pursuant to the transfer and servicing agreement, the administrator will immediately resign and such successor servicer will automatically become the successor administrator. Upon resignation of the administrator, the resigning administrator will continue to perform its duties as administrator until a successor administrator has been appointed by the trust and such successor administrator agrees in writing to be bound by the terms of the administration agreement in the same manner as the resigning administrator.

The trust may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice. At the sole option of the trust, the administrator may also be removed immediately upon written notice of termination from the trust to the administrator and us if any of the following events occurs:

•                            the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within ten days or, if the default cannot be cured in ten days, does not give, within ten days, such assurance of cure that is reasonably satisfactory to the trust; or

•                            certain bankruptcy or insolvency related events relating to the administrator.

If the administrator is terminated, the trust will appoint a successor administrator. No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the trust and each rating agency has confirmed that the appointment will not impair its rating of any outstanding class of notes.

The administrator will indemnify each of the indenture trustee, the owner trustee and the owner trustee’s agents and hold each harmless against any liabilities and expenses incurred without negligence or bad faith on their part, arising out of or in connection with, in the case of the indenture trustee, the exercise or performance of any of its powers or duties under the indenture, and, in the case of the owner trustee and its agents, the acceptance or administration of the transactions contemplated by the trust agreement.

The administration agreement may be amended by a written amendment among the trust, the administrator and the indenture trustee, with the written consent of the owner trustee, without the consent of the noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the noteholders; provided, that such amendment will not, in an opinion of counsel satisfactory to the indenture trustee materially and adversely affect the interest of any noteholder. The administration agreement may also be amended by the trust, the administrator and the indenture trustee with prior written notice to each rating agency and with the written consent of the owner trustee and the holders of notes evidencing at least a 66 2/3% of the outstanding dollar principal amount of the notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement or of modifying in any manner the rights of noteholders; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on receivables or distributions that are required to be made for the benefit of the noteholders or (ii) reduce the aforesaid percentage of the noteholders which are required to consent to any such amendment, without the consent of the noteholders. Notwithstanding the foregoing, the administrator may not amend the administration agreement without the permission of the depositor.

Capitalization of Trust

The trust’s capital structure has two main elements:

•                            notes issued to investors, which are summarized in Annex I to your prospectus supplement; and

•                            the Transferor’s Interest, a portion of which may be subordinated to the notes of any series, if specified in the related prospectus supplement.

Transfer of Receivables

We have sold and assigned or will sell and assign to the trust:

•                            all of our right, title and interest in and to receivables and the related Collateral Security as of August 31, 2003;

•                            receivables and related Collateral Security, thereafter created in the accounts;

•                            our interests in the receivables purchase agreement; and

•                            the proceeds of all of the foregoing.

The “Collateral Security” in respect of the receivables is a security interest in the financed equipment and parts, any other collateral provided by the applicable dealer or any other party and any personal or corporate guarantee supporting the receivables, which may also support other obligations to other parties and/or unrelated to the receivables.

The originator must indicate in its computer records that the receivables conveyed to the trust in the originator’s accounts have been so conveyed to the trust. In addition, we must provide to the owner trustee and indenture trustee a computer file or microfiche or written list containing a true and complete list showing for each account, as of the date of such accounts designation to the trust:

•                            its account number;

•                            the outstanding balance of the receivables in the designated account that are being sold to the trust on that date; and

•                            the outstanding balance of principal receivables in the designated account that are being sold to the trust on that date.

The originator will retain and will not deliver to the owner trustee or indenture trustee any other records or agreements relating to the receivables. Except as stated above, the originator has not segregated nor will segregate the records and agreements relating to the trust’s receivables from those relating to other accounts of the originator. The originator has not stamped or marked nor will stamp or mark the physical documentation relating to the receivables to reflect the transfer of the receivables to the trust. We will file one or more financing statements as required under applicable state law to perfect the trust’s interest in the receivables, the Collateral Security, the receivables purchase agreement and the proceeds of those items. See “Risk Factor” and “The Trust—Transfer of Receivables”.

As contemplated above and as described below under “The Trust Portfolio—Addition of Accounts”, we and the originator have the right, with some limitations and conditions, and in some circumstances are obligated, to designate from time to time additional accounts to be included as additional accounts that are designated to the trust, which we refer to herein as additional accounts, to purchase from the originator the receivables then existing or created after that time in the additional accounts and to convey those receivables to the trust. Each additional account must be an Eligible Account. For any conveyance of receivables in additional accounts, we will follow the procedures specified in the two preceding paragraphs, except the list will show information for the additional accounts as of the date the additional accounts are identified and selected.

On each date the originator transfers receivables to us, pursuant to the receivables purchase agreement, the originator represents and warrants that the transfer constitutes valid sale and assignment of all of its right, title and interest in and to the receivables. Similarly, on each date we transfer receivables to the trust pursuant to the transfer and servicing agreement we warrant that the transfer either constitutes a valid sale and assignment to the trust of all of our right, title and interest in and to the receivables, except for the Transferor’s Interest, or creates in favor of the trust a valid first-priority perfected security interest in the receivables. For a discussion of the trust’s rights arising from these representations and warranties not being satisfied, see “The Trust Portfolio—Representations and Warranties of the Depositor”.

We and the originator have represented that the receivables are “chattel paper”, “accounts”, “general intangibles” or “payment intangibles” for purposes of the Uniform Commercial Code as in effect in Delaware. If the receivables are deemed to be chattel paper, accounts, general intangibles or payment intangibles and the transfer of the receivables by the originator to us or by us to the trust is deemed either to be a sale or to create a security interest, the Uniform Commercial Code as in effect in Delaware applies. With respect to chattel paper in that case, the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest in the chattel paper. We, the owner trustee and the indenture trustee have filed or will file financing statements covering the receivables under the Uniform Commercial Code as in effect in Delaware, to perfect our respective interests in the receivables and continuation statements will be filed as required to continue the perfection of these interests. The receivables have not and will not be stamped to indicate our interest or the interest of the trust or the indenture trustee.

There are circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the trust’s interest. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables, i.e., the chattel paper, in the ordinary course of the purchaser’s business may, under some circumstances, have priority over the interest of the trust in the receivables. A tax or other government lien on our property or the property of the originator arising before the time a receivable is conveyed to the trust may also have priority over the interest of the trust in the receivable. Under the receivables purchase agreement, the originator warranted to us, and under the transfer and servicing agreement we warranted to the trust, that the receivables have been transferred free and clear of the lien of any third party, other than exceptions permitted in those documents. We and the originator have also covenanted that we will not sell, pledge, assign, transfer or grant any lien on any receivable or the Transferor’s Interest, or any interest in the Transferor’s Interest, other than to the trust and the indenture trustee, in each case other than permitted exceptions specified in the receivables purchase agreement, the transfer and servicing agreement, the indenture or an indenture supplement, as applicable. So long as CNH Capital America is the servicer, cash collections on the receivables may, in some cases, be commingled with the funds of CNH Capital America before each payment date and, if there is a bankruptcy of CNH Capital America, the trust and indenture trustee may not have a perfected interest in those collections.

Matters Relating to Bankruptcy

The originator has warranted to us in the receivables purchase agreement that the sale of the receivables by it to us is a valid sale of the receivables to us. Also, we and the originator have agreed to treat the transactions described in this prospectus as sales of the receivables to us, and the originator has taken and will take all actions that are required under Delaware law to perfect our ownership interest in the receivables. However, the originator could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could take the position that the sale of receivables from the debtor to us should be recharacterized as a pledge of the receivables to secure a borrowing by the debtor. In either event, payments of collections of receivables to us could be delayed, or, if the court should rule in favor of any trustee, debtor in possession or creditor, reduced in amount. See “Risk Factors—Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes”.

In addition, the originator could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could request a court to order that the originator be substantively consolidated with us. In that event, payments on the notes could be delayed, or, if a bankruptcy court should rule in favor of any creditor, trustee-in-bankruptcy or the debtor, reduced in amount.

If any transfer of the receivables referred to above, or any transfers of receivables to the trust, were treated as a pledge instead of a sale, a tax or government lien on our property or the property of the originator arising before the time a receivable is conveyed to the trust may have priority over the interest of the trust in the receivable. Our certificate of formation provides that we may not file a voluntary application for relief under Title 11 of the United States Code (the  “Bankruptcy Code”) without the affirmative vote of two independent directors. Under the indenture, the owner trustee, indenture trustee, all noteholders and any enhancement provider will covenant that they will not at any time institute against us any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps will be taken to avoid our becoming a debtor in a bankruptcy case.

We do not intend to file, and the originator has agreed that it will not cause us to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to us so long as we are solvent and do not foresee becoming insolvent.

If we or the originator were to become a debtor in a bankruptcy case, an Early Amortization Event would occur with respect to the notes of each series. In that event, under the receivables purchase agreement, new receivables would no longer be transferred to us, and under the transfer and servicing agreement, only collections on receivables already sold to us and transferred to the trust would be available to be applied to pay interest accruing on the notes and to pay the principal amount of the notes. If that happens, the servicer must allocate all collections on principal receivables to the oldest principal balance first. If the bankruptcy court were to alter the allocation method, the rate of payment on the notes might be adversely affected. In addition, distributions in respect of principal on each note would not be subject to any applicable Controlled Distribution Amount.

Annual Compliance Statement

The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

The Servicer

In addition to acting as administrator for the trust, CNH Capital America is the servicer of the receivables. See “Sponsor” for a description of CNH Capital America. CNH Capital America and its predecessors have been servicing assets since 1957.

CNH Capital America has retained New Holland Credit Company, LLC (“NH Credit”), a limited liability company organized under the laws of the state of Delaware and is an indirect wholly-owned finance subsidiary of CNH, to sub-service the receivables pursuant to a subservicing agreement. NH Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997. Prior to January 1, 1997, the operations of New Holland Credit were performed by Ford New Holland Credit Company, a partnership between Ford Motor Credit Company and Fiat Finance USA, Inc. Effective January 1, 1997, Fiatallis North America, Inc., also a wholly owned subsidiary of CNH and the parent company of New Holland Credit, purchased all of Ford Motor Credit Company’s interest in Ford New Holland Credit Company.

In mid-2005, NH Credit became responsible for the servicing operations of CNH Capital America either as servicer or sub-servicer, and prior to that NH Credit serviced receivables that it originated. Our description of NH Credit’s servicing experience includes the experience of CNH Capital America, as NH Credit’s predecessor in some of its servicing activities. NH Credit (including such predecessor activities) has serviced retail installment sale contracts (including consumer installment loans) and loans to dealers since at least 1991. It has serviced true leases since 1994 and has remarketed equipment following lease termination since at least 1998.

Servicing Procedures

As servicer, CNH Capital America has agreed to conduct the servicing, administration and collection of the receivables owned by the trust in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the receivables which the servicer services for its own account and in accordance with CNH Capital America’s written policies and procedures, known as  “Floorplan Financing Guidelines” relating to (a) the operation of its floorplan financing business, including written policies and procedures for determining the interest rate charged to dealers, the other terms and conditions relating to its wholesale financing accounts, the creditworthiness of dealers and the extension of credit to dealers and (b) the maintenance of accounts and collection of receivables.

When acting as a servicer, the servicer will, among other things:

•                  collect and record payments;

•                  communicate with dealers;

•                  investigate payment delinquencies;

•                  evaluate the increase of credit limits; and

•                  maintain internal records with respect to each account.

Managerial and custodial services performed by the servicer on behalf of the trust include:

•                  providing assistance in any inspections of the documents and records relating to the accounts and receivables by the indenture trustee under the indenture;

•                  maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust; and

•                  providing related data processing and reporting services for noteholders and on behalf of the indenture trustee.

The servicer is authorized under the transfer and servicing agreement, unless such power and authority is revoked by the indenture trustee based on the occurrence of a servicer default to:

•                            instruct the indenture trustee to make withdrawals and payments from the collection account and any series account as set forth in the transfer and servicing agreement;

•                            instruct the indenture trustee to take any action required or permitted under any enhancement;

•                            execute and deliver, on behalf of the trust for the benefit of the noteholders and any enhancement provider, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the receivables and, after the delinquency of any receivable and to the extent permitted under and in compliance with applicable law, to commence enforcement proceedings with respect to such receivables;

•                            make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement; and

•                            delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the accounts and the receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and the transfer and servicing agreement, subject to restrictions on such delegation described in the transfer and servicing agreement.

The servicer will not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the receivables from the procedures, offices, employees and accounts used by the servicer in connection with servicing other receivables.

Collection Account

In general, either the servicer, with some limitations, holds and will continue to hold the trust’s funds or the indenture trustee will keep those funds in accounts where such accounts are subject to the same eligibility requirements as the Collection Account.

The servicer has established and will maintain a collection account which shall be for the benefit of the noteholders for each series in the name of the indenture trustee, on behalf of the trust (the “Collection Account”) and shall be either:

•                  a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency in one of its generic rating categories which signifies investment grade; or

•                  a segregated account with:

•                  the corporate trust department of the indenture trustee; or

•                  a depository institution organized under the laws of the United States or any one of the states of the United States, or the District of Columbia, or a domestic branch of a foreign bank, which at all times, has either:

•                  a long-term unsecured debt rating of “A2” or better by Moody’s Investors Service, Inc. (“Moody’s”) and of “AA-” or better by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“Standard & Poor’s”); or

•                  a certificate of deposit rating of “P-1” by Moody’s or “A-1+” by Standard & Poor’s; or

•                  is otherwise acceptable to each rating agency; and

•                  is a member of the FDIC.

Funds in the Collection Account generally will be invested in Eligible Investments. “Eligible Investments” are book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the payment date next succeeding the indenture trustee’s acquisition of the book-entry securities, negotiable instruments or physical securities. Eligible Investments are limited to:

•                  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•                  demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the trust’s investment or contractual commitment to invest in the demand deposits, the deposits or certificates of deposit, the commercial paper or other short-term unsecured debt obligations, other than obligations the rating of which is based on the credit of a person other than the depository institution or trust company of the depositary institution or trust company, must have a credit rating from each of the rating agencies in its highest investment category;

•                  commercial paper having, at the time of the trust’s investment or contractual commitment to invest in the commercial paper, a rating from each of the rating agencies in its highest investment category;

•                  investments in money market funds having a rating from each of the rating agencies in its highest investment category or otherwise approved in writing thereby;

•                  bankers’ acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

•                  repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

•                  any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time. However, each rating agency will have notified us, the servicer and the indenture trustee that the trust’s investment in the financial asset will not cause the rating agency to reduce or withdraw its then rating of any outstanding class or series of notes.

Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Collection Account for the purpose of making payments under the indenture and any indenture supplement. The servicer may select an agent as representative of the servicer for the purpose of choosing the investments.

The servicer will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity for the trust accounts.

Collections; Commingling

The servicer currently is required to deposit into the Collection Account, all payments made on receivables during any monthly period by no later than the business day preceding the first payment date after the end of that monthly period. The servicer may continue making monthly deposits of these collections, so long as CNH Capital America remains the servicer and one of the following conditions is satisfied:

(1)                                  no servicer default has occurred and is continuing;

(2)                                  CNH Capital America maintains a short-term rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s (and for five business days following any reduction of either such rating);

(3)                                  CNH Capital America arranges for and maintains a letter of credit or other form of enhancement in respect of the servicer’s obligations to make deposits of collections on the receivables in the Collection Account that is acceptable in form and substance to each rating agency and any agents; or

(4)                                  CNH Capital America otherwise obtains written consent that such monthly deposits will not result in a reduction or withdrawal of the rating of any outstanding series or class with respect to which it is a rating agency.

If in the future the above requirements are no longer satisfied, the servicer will be required to deposit all payments made on the receivables into the Collection Account by no later than the second business day after the date of processing.

The servicer is only required to make daily or periodic deposits to the Collection Account to the extent that the funds are expected to be needed for deposit into any series account or for distribution to noteholders or other parties on or prior to the related payment date. If the Collection Account balance ever exceeds the amount expected to be needed for those deposits or distributions, the servicer may withdraw the excess.

The servicer then allocates all collections of interest collections and principal collections among each series of notes and the Transferor’s Interest based on the respective allocation percentages for each series and the Transferor’s Percentage. The  “Transferor’s Percentage” means as to principal collections, interest collections and Defaulted Amounts, 100% minus the total of the applicable allocation percentages for all outstanding series of notes.

On any date on which the servicer deposits collections in the Collection Account, the servicer will distribute directly to us the amount of the interest and principal collections allocable to us. However, the servicer will make that distribution only if the Transferor Amount, determined after giving effect to any principal receivables transferred to the trust and any deposit to the Excess Funding Account on that date exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date. Any amounts not distributed to us because the condition in the preceding sentence was not satisfied will be deposited into the Excess Funding Account.

Defaulted Receivables and Recoveries; Dilutions

“Defaulted Receivables” on any Determination Date are all receivables which the servicer charged-off as uncollectible in respect of the immediately preceding Collection Period.

The “Defaulted Amount” for any Collection Period will be an amount, which may not be less than zero, equal to the principal amount of receivables that became Defaulted Receivables during the preceding Collection Period, excluding any Defaulted Receivables subject to reassignment to us or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either us or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

The servicer will charge-off receivables as uncollectible in accordance with the servicer’s usual and customary policies and procedures. The servicer’s process for charging-off receivables as uncollectible is based on determinations made on a case by case basis and depends on the facts and circumstances of each situation. In addition, the servicer’s overall practice of dealer monitoring—which is designed to minimize charge-offs—is performed on each dealer relationship. In evaluating whether to charge off receivables, the servicer takes into account the dealer’s current and projected financial condition, the retail and liquidation value of the collateral, and alternative sources of recovery such as any guarantors of the dealer’s obligations. The general practice is summarized below, and additional discussion can be found above in “The Dealer Floorplan Financing Business—Dealer Monitoring”, “—Sales out of Trust”, “— “Credit Watch” Status”, and “—Repossessions and Repurchased Equipment and Parts.”

Audits of the dealer’s inventory are performed on a regular basis. The timing is varied and no advance notice is given. The auditors review the dealer’s financial records and conduct a physical inventory of the equipment on the dealer’s lots. Through this process, the servicer can determine those instances in which the dealer received sales proceeds but diverted the proceeds to pay off other obligors.

If the dealer does receive payment for equipment but does not repay the amounts owed, the dealer is considered to have sold the equipment out of trust. At this time the dealer is in breach of the dealer agreement and may then be placed on credit watch or cash only delivery and a review of the accounting records and financials is generally performed.

Once a dealer has been placed on credit watch, the servicer works closely with the dealer to resolve the issue which gave rise to credit watch status. During this time the dealer might voluntarily liquidate its inventory through sales to retail customers. The dealer might also voluntarily surrender its inventory to the servicer for liquidation, with the servicer terminating the ongoing financing relationship. Finally, the servicer might take steps to repossess and liquidate the dealer’s inventory, in which case the financing relationship would also be terminated.

The equipment would not be repossessed unless the relationship with the dealer had been terminated. The proceeds of the sale of repossessed collateral are used to repay the amounts due. Once liquidation has begun, the servicer performs an analysis of its position and attempts to liquidate all possible collateral remaining. The originator may recognize additional losses or recoveries during liquidation and if a dealer is in bankruptcy, it may take a longer period of time for the originator to repossess the equipment or parts.

The servicer will allocate a portion of the Defaulted Amounts for each Collection Period between the noteholders of each series and us as we state in the accompanying prospectus supplement.

Dilution includes reductions in principal receivables because of rebates, billing errors or other non-cash items to a dealer, because the receivables were created in respect of inventory which was refused or returned by a dealer, or because of buybacks of equipment and/or parts from a dealer upon dealer termination. Unlike Defaulted Amounts, dilution is not intended to be allocated to noteholders. Instead, the trust will reduce the principal amount of each of the Transferor Amount and the Pool Balance by the amount of dilution. Further, to the extent that the reduction in the Transferor Amount would reduce the Transferor Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, we will deposit a cash amount equal to the deficiency into the Excess Funding Account in immediately available funds on the day on which the servicer makes the adjustment.

However, if we default on our obligation to make a payment to cover dilution and collections allocable to the Transferor’s Interest do not cover the shortfall, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

Servicer’s Representations, Warranties and Covenants

The servicer, and any successor servicer, will make customary representations and warranties to the trust as of the closing date for each series (and on the date of appointment in the case of a successor servicer), including that:

•                            such party is a corporation or other entity duly organized, validly existing and in good standing under the applicable laws of the state of its formation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted;

•                            such party has the power and authority to execute and deliver the transfer and servicing agreement and each transaction document to which it is party and perform its obligations under the transfer and servicing agreement and each such transaction document, and the transfer and servicing agreement and each such transaction document are valid and binding obligations of such party, enforceable against it, subject to insolvency- and equity-related exceptions; and

•                            no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance by the servicer of the transfer and servicing agreement, other than those that have already been obtained or made or where the failure to obtain such consent or take such action would not have a material adverse effect on the servicer’s ability to perform its obligations under the transfer and servicing agreement or a material adverse effect on the receivables or the trust’s interests in such receivables.

The servicer will covenant and agree as follows:

•                            to satisfy all obligations on its part under and in connection with the receivables and the related accounts;

•                            to maintain all qualifications required under law in order to properly service such receivables and materially comply with applicable laws in connection with servicing such receivables and related accounts, if the failure to comply with those laws would cause a material adverse effect on the servicer’s ability to perform its obligations under the transfer and servicing agreement and related documents or a material adverse effect on the receivables or the interests of the noteholders or any enhancement provider in such receivables; and

•                            not to permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of its business and in accordance with the Floorplan Financing Guidelines.

If any representation or warranty made with respect to any receivables in any material respect as of the date specified therein with respect to any receivable or account is breached and such breach has a material adverse effect on the interest of the noteholders in such receivable, then, within 60 days (or such longer period as may be agreed to by the indenture trustee) of the earlier to occur of the discovery of any such event by us or the servicer, or receipt by us or the servicer of written notice of any such event given by the indenture trustee or any enhancement providers, the servicer will purchase such receivable or, in the case of an untrue representation with respect to an account, all receivables in such account, on the determination date immediately succeeding the expiration of such 60-day period; provided, that no such purchase will be required to be made with respect to such receivable if, by the end of such 60-day period (or such longer period as may be agreed to by the indenture trustee) the breached representation or warranty will then be true and correct in all material respects and any material adverse effect caused thereby will have been cured.

Limitations on Servicer’s Liability

The servicer will indemnify the trust, the indenture trustee and the owner trustee for any losses suffered as a result of any acts, omissions or alleged acts or omissions arising from the activities of the servicer, the trust, the indenture trustee or the owner trustee pursuant to the transfer and servicing agreement. However, the servicer is not be obligated to indemnify any of the foregoing parties if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the indenture trustee. In addition, the servicer is not obligated to indemnify the trust, the indenture trustee, the owner trustee or any noteholder for any federal, state or local income or franchise taxes, or any related interest or penalties, required to be paid by the trust or the noteholders to any taxing authority.

Except as provided in the preceding paragraph, neither the servicer nor any of the directors or officers or employees or agents of the servicer, will be liable to the trust, the owner trustee, the indenture trustee, the noteholders or any other person for any action taken or for refraining from the taking of any action in its capacity as servicer pursuant to the transfer and servicing agreement. However, the servicer will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the transfer and servicing agreement. The servicer and any director or officer or employee or agent of the servicer may rely in good faith on any document of any kind appearing to be properly executed and submitted by any person respecting any matters arising under the transfer and servicing agreement. The servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the receivables in accordance with the transfer and servicing agreement which in its reasonable opinion may involve it in any expense or liability.

Servicer Default; Successor Servicer

If any Servicer Default occurs, the indenture trustee, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the transfer and servicing agreement and in and to the receivables and the proceeds of the receivables and appoint a new servicer (a  “Service Transfer”). Our rights and interest in the Transferor’s Interest under the transfer and servicing agreement and the indenture will not be affected by any Service Transfer. The indenture trustee will as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the indenture trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the transfer and servicing agreement will pass to and be vested in the indenture trustee. Except as described below, before any Service Transfer, the indenture trustee will review any bids obtained from potential servicers meeting eligibility requirements included in the transfer and servicing agreement to serve as successor servicer for servicing compensation not in excess of the aggregate monthly servicing fees.

As further described under “—Backup Servicer and Backup Servicer Account” below, Systems & Services Technology, Inc. ( “SST”) has agreed to act as backup servicer. It is expected that if a Service Transfer occurred, the backup servicer would become the successor servicer. However, SST is not obligated to act as successor servicer unless certain amendments are made to the transfer and servicing agreement, the base indenture and the indenture supplements for any Series 2003-2 notes or Series 2003-3 notes that remain outstanding at the time of the Service Transfer. By purchasing a note, you will be deemed to have agreed to those amendments, which are more fully described under “—Backup Servicer and Backup Servicing Account”, as well as to the appointment of SST as successor servicer in the event of a Service Transfer. When the Series 2003-2 notes have been repaid, we intend to make the necessary amendments to the transfer and servicing agreement and the base indenture, if the holders of the Series 2003-3 notes consent to the amendments. However, if a Service Transfer were to occur before the Series 2003-2 notes have been repaid, then the appointment of SST as successor servicer would be contingent upon the consent of the holders of the still outstanding notes to the required amendments.

Upon a Service Transfer, the successor servicer, and not the previous servicer, will indemnify the trust, the indenture trustee and the owner trustee against acts, omissions and alleged acts or omissions, as described in “The Servicer—Limitations on Servicer’s Liability”, arising from the date of that Service Transfer and thereafter, up until, but not including the date of the next Service Transfer, if any. The successor servicer will not so indemnify for periods preceding the Service Transfer date on which it became servicer.

A  “Servicer Default” refers to any of the following events:

•                                          failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to make any payment, transfer or deposit, on the date the transfer and servicing agreement requires the servicer to do so, which is not cured within a five day grace period;

•                                          failure by the servicer to duly observe or perform any other covenants or agreements of the servicer in the transfer and servicing agreement which failure has a materially adverse effect on the noteholders of any outstanding series and which continues unremedied for a period of 60 days after the date the indenture trustee has given written notice of the failure to the servicer with a demand for the servicer to cure that failure;

•                                          the servicer delegates its duties under the transfer and servicing agreement, except as specifically permitted under that agreement;

•                                          any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered under the transfer and servicing agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the noteholders of any outstanding series, and which such adverse effect continues unremedied for a period of 60 days after the indenture trustee has given written notice of that fact to the servicer;

•                                          the servicer does not obtain a backup servicer within 180 days after SST is terminated as backup servicer (if a backup servicer is required); or

•                                          events of bankruptcy, insolvency or receivership occur with respect to the servicer.

However, a delay in or failure of performance referred to under the first clause for a period of five business days, referred to under the second clause for a period of 60 days, or referred to under the fourth clause for a period of 60 days, will not constitute a Servicer Default if the delay or failure was caused by an Act of God or other similar occurrence. If any of those events occur, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner as required under the transfer and servicing agreement and the servicer will provide us, the indenture trustee, any enhancement provider and the noteholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer will immediately notify the indenture trustee in writing of any Servicer Default.

Any Servicer Default or any default by us in the performance of our obligations under the transfer and servicing agreement may be waived by noteholders holding not less than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected by that default, unless that default relates to a failure to make any required payments to be made to noteholders, in which case that default may be waived only by all noteholders of the notes of each series adversely affected by that default or Servicer Default. Waiver by the credit enhancement providers for one or more series, or a specified percentage of one or more classes of notes in one or more series, may also be required.

Backup Servicer and Backup Servicer Account

SST has agreed to act as backup servicer, meaning that it will be the successor servicer if a Service Transfer occurs and certain additional conditions described below are satisfied. SST, a Delaware corporation, is located at 4315 Pickett Road, St. Joseph, Missouri 64503 (telephone:  816-671-2400) and is an affiliate of the indenture trustee.

SST is not required to act as successor servicer unless a number of amendments are made to the documents relating to the notes. The indenture supplements for previously issued series of notes that remain outstanding at that time must be amended to, among other things, provide for a floor for the monthly servicing fee and to allocate interest and principal collections to provide for the payment of the fees and reimbursable expenses of the backup servicer. The transfer and servicing agreement and the base indenture must be amended to modify some of the undertakings and other obligations of the backup servicer as successor servicer or to shift some of those obligations from the successor servicer to us or to one of our affiliates. We, CNH Capital America and the trust have already consented to such amendments if such an instance should arise. These required amendments include:

•                                          providing the backup servicer as successor servicer the ability to terminate all sub-servicing arrangements with or without cause;

•                                          expanding the reimbursable expenses of the backup servicer as successor servicer to specifically include any taxes imposed and expenses incurred by the successor servicer in connection with distributions and reports to the noteholders, the expenses of certain enforcement proceedings, and expenses related to maintaining security interests as required under the transaction documents;

•                                          affirming that the backup servicer as successor servicer will not be obligated to purchase any receivables due to the breach of any representation or warranty as described under “—Servicer’s Representations, Warranties and Covenants”;

•                                          limiting the annual evidence of compliance to a copy of the backup servicer, as successor servicer, annual SAS 70 report and its audited financial statements;

•                                          modifying the indemnification obligations of the backup servicer as successor servicer in favor of the trust, the indenture trustee and the owner trustee to cover only the successor servicer’s fraud, negligence, material breach of duties or willful misconduct;

•                                          providing that the backup servicer as successor servicer may direct the indenture trustee to withdraw from the Collection Account and pay to the backup servicer as successor servicer amounts necessary to reimburse it for any out-of-pocket expenses incurred in connection with a liquidation of receivables to the extent such expenses were not netted out of liquidation proceeds with respect to such liquidated receivables and solely to the extent that any expenses do not exceed the aggregate proceeds recovered in respect of liquidated receivables during the related Collection Period and that these payments are to be made prior to any distributions under the indenture supplements; and

•                                          other technical amendments related to the servicing by the backup servicer as successor servicer.

A backup servicer will no longer be required, and the backup servicing arrangement will be terminated if (a) CNH Global N.V.’s long-term unsecured debt credit rating by Moody’s rises to “Ba2” or higher or (b) Moody’s informs the trust that such actions will not result in a withdrawal or downgrade of its ratings on the notes. In addition, the backup servicing agreement with SST may be terminated if the servicer has engaged a replacement backup servicer or a successor servicer, the agreement with such replacement backup servicer or successor servicer, as the case may be, is reasonably satisfactory to the trust in form and substance and the identity of such replacement backup servicer or successor servicer, as the case may be, is acceptable to the trust in its sole discretion.

The backup servicer, on a one-time basis, has obtained data and systems information from the servicer’s servicing system and has confirmed that such data is readable by the backup servicer. In addition, each month the backup servicer is provided data from the servicer’s servicing system. Within 10 business days of its receipt of the applicable information, the backup servicer uses its reasonable efforts to identify any discrepancies or to confirm that the information concerning delinquency aging, defaults and outstanding principal balance on the accounts reflected on the Payment Date Statement distributed by the servicer corresponds to the monthly data provided by the backup servicer.

The backup servicing fee payable to the backup servicer each month is the greater of (a) (1)/12 of 0.015% of the Pool Balance as of the first day of the applicable collection period and (b) $4,000.

We have established and maintain the backup servicer account as an account in our name with the indenture trustee. On the date a series was first issued, a deposit was made into the backup servicer account in the amount of $750,000.

We will make the amounts on deposit in the backup servicer account available to pay expenses associated with the transitioning of the backup servicer from the role of backup servicer to that of successor servicer and any reimbursable ongoing servicing fees and expenses due to the backup servicer. In addition, if the servicer is required to obtain another backup servicer (due to SST no longer serving as backup servicer while CNH Capital America is the servicer), then we will make the amounts on deposit in the backup servicer account available to the servicer or the indenture trustee for expenses associated with obtaining a replacement backup servicer. If the $750,000 on deposit in the backup servicer account is insufficient to cover all expenses associated with obtaining a replacement backup servicer or to cover expenses associated with the transitioning of the backup servicer from the role of backup servicer to that of successor servicer, we will have no obligation to deposit additional amounts into the backup servicer account or to otherwise pay for any such expenses. However, the servicer is obligated to pay any remaining expenses of obtaining a replacement backup servicer, any remaining expenses associated with the transitioning of the backup servicer from the role of backup servicer to that of successor servicer and any remaining reimbursable ongoing fees and expenses due to the backup servicer, if the amounts on deposit in the backup servicer account are insufficient to pay such fees and expenses. If the servicer does not pay any such expenses, the only recourse would be a servicer default. If the amounts on deposit in the backup servicer account are insufficient to cover all reimbursable fees and expenses of the backup servicer, we will have no obligation to deposit additional amounts into the backup servicer account or to otherwise pay for any such expenses, and the backup servicer’s accrued and unpaid reimbursable fees and expenses, to the extent not paid out of the backup servicer account or paid by the servicer, will be paid solely to the extent that there are funds available to pay those amounts as described in “—Collections; Commingling” above and in “Deposit and Application of Funds” in each prospectus supplement.

If the amount on deposit in the backup servicer account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than $750,000, the excess will be withdrawn by us and available for use by us for our general corporate purposes. We will be entitled to reduce the amount required to be on deposit in the backup servicer account or eliminate the backup servicer account entirely if Moody’s affirms that such action will not result in the downgrade or withdrawal of its ratings on the notes.

Funds held in the backup servicer account will be invested in the following types of investments:

(a)           direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case where the trust has at the time of the investment or contractual commitment to invest short-term credit ratings from each of the applicable rating agencies in its highest investment category;

(c)           commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable rating agencies in its highest investment category;

(d)           investments in money market funds having a rating from each of the applicable rating agencies in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

(e)           bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)            repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

(g)           any other investment permitted by Moody’s as set forth in writing delivered to the indenture trustee.

Investments described in clauses (d) and (g) will be made only so long as making such investments will not require us to register as an investment company, in accordance with the Investment Company Act of 1940, as amended. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates. The investments made in the backup servicer account are limited to obligations or securities that mature on or before the business day preceding the next payment date.

In the unlikely event of defaults on investments made in the backup servicer account, there could be losses on amounts deposited in the backup servicer account. Earnings from these investments, net of losses and investment expenses, will be deposited in the backup servicer account on each payment date and available for withdrawal by us and available for our general corporate purposes.

The backup servicer account will initially be established and maintained with the indenture trustee and will always be maintained with:

•                                          the corporate trust department of the indenture trustee, or a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank) which has either a long-term unsecured debt rating or certificate of deposit rating acceptable to Moody’s or a short-term unsecured debt rating or certificate of deposit rating acceptable to Moody’s and whose deposits are insured by the FDIC;

•                                          the corporate trust department of a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade; or

•                                          any other institution the deposit of funds with which has been approved by Moody’s.

We will grant a security interest in the funds on deposit in the backup servicer account to the indenture trustee on behalf of the noteholders to secure only our obligation to make the funds in the backup servicer account available to the indenture trustee for payment of fees and expenses of obtaining a backup servicer.

Funds on deposit in the backup servicer account will not be collateral for the notes and will not be used to cover shortfalls in any distributions to the noteholders.

Resignation of Servicer

The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon determination that those duties are no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the transfer and servicing agreement. The servicer may delegate any of its duties as servicer to any of its affiliates, but any delegation will not relieve the servicer of its obligations under the transfer and servicing agreement. By purchasing a note, you will be deemed to have consented to an amendment to the transfer and servicing agreement relating to the notes that will substitute NH Credit for CNH Capital America as servicer. This amendment will not be completed until some previously outstanding series of notes have been repaid.

Merger or Consolidation of, or Assumption of the Obligations of, the Servicer

The servicer will not consolidate with or merge into any other person, or convey or transfer its properties and assets substantially as an entirety to any person, unless:

•                            the person formed by such consolidation or into which the servicer is merged or the person which acquires by conveyance or transfer the properties and assets of the servicer substantially as an entirety will be a person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the servicer is not the surviving entity, such person will assume, by execution of a supplemental agreement hereto, the performance of every covenant and obligation of the servicer hereunder;

•                            the servicer will have given the rating agencies at least 10 days prior notice and received confirmation from the rating agencies that the transaction will not result in the reduction or removal of the rating of any outstanding series or class; and

•                            the servicer will have delivered to the indenture trustee and the owner trustee an officer’s certificate stating that such consolidation, merger, conveyance or transfer complies with the applicable provision of the transfer and servicing agreement and that all conditions precedent herein provided for relating to such transaction have been complied with, and an opinion of counsel to the effect that the supplemental agreement referred to in clause (a) above is the legal, valid and binding obligation of the servicer and the successor person.

Servicing Compensation and Payment of Expenses

As full compensation for its servicing activities under the transfer and servicing agreement and reimbursement for its expenses as set forth in the immediately following paragraph, the servicer will be entitled to receive a servicing fee on each payment date on or prior to date of the trust’s dissolution payable in arrears. The servicing fee will equal the aggregate of the monthly servicing fees for each series. The servicing fee will be payable to the servicer solely to the extent amounts are available for payment in accordance with the terms of each series.

The servicer’s expenses include the amounts due to the indenture trustee and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the servicer in connection with its activities under the transfer and servicing agreement, and including all other fees and expenses of the trust. The servicer will be required to pay those expenses for its own account, and will not be entitled to any payment of those expenses other than the servicing fee. The servicer will be solely responsible for all fees and expenses incurred by or on behalf of the servicer in connection with the receivables and the servicer will not be entitled to any fee or other payment from, or claim on, any of the trust’s assets, other than the servicing fee.

Evidence as to Servicer’s Compliance

The transfer and servicing agreement provides that on or before March 30 of each calendar year, CNH Capital America and the sub-servicer, if any, will deliver to the trust a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:

•                            a statement of the servicing party’s responsibility for assessing compliance with the applicable servicing criteria;

•                            a statement that the servicing party used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•                            the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•                            a statement that a registered public accounting firm has issued an attestation report on the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

For purposes of preparing the assessment of compliance described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in the relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the notes.

The Indenture Trustee

JPMorgan Chase Bank, National Association

The indenture trustee is JPMorgan Chase Bank, National Association. The indenture trustee is an affiliate of SST, the backup servicer. JPMorgan Chase Bank, N.A. has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of loan and lease receivables similar to the receivables.

Duties and Responsibilities of Indenture Trustee

The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•                            to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•                            to authenticate, deliver and cancel the notes of each series;

•                            to serve as the initial transfer agent, paying agent and registrar;

•                            to represent the noteholders in interactions with clearing agencies and other similar organizations;

•                            to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•                            to perform certain other administrative functions identified in the indenture.

If an event of default occurs and is occurring, the indenture trustee will exercise with respect to the notes such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a fiduciary would exercise or use under the circumstances in the conduct of such person’s own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See “Description of the Notes—Events of Default” and “Description of the Notes—Events of Default Remedies”.

Limitations on Indenture Trustee’s Liability

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, and the indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the indenture.

The indenture trustee will not be liable for any error of judgment made in good faith by any of its authorized officers, unless it is conclusively determined by a court of competent jurisdiction that the indenture trustee was negligent in ascertaining the pertinent facts. Further, the indenture trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the majority holders of any series or class relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture with respect to the notes of such series or class.

The indenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

Compensation and Indemnification of Indenture Trustee

Under the terms of the indenture, the trust has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the indenture trustee in accordance with any provision of the indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith. The trust has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents for, and to hold them harmless against, any and all loss, liability, claim, obligation, damage, injury, judgment or expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by the trust, the servicer, any noteholder or any other person) in connection with the exercise or performance of any of its powers or duties under the indenture.

The fees and other amounts owing to the indenture trustee will be payable from the cash flow that otherwise would be used to pay the notes, including the notes of your series.

Resignation or Removal of Indenture Trustee

The indenture trustee may resign at any time. Noteholders holding a majority of the aggregate outstanding principal balance of the notes of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the trust will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the trust will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the trust or noteholders representing not less than a majority of the aggregate outstanding principal balance of the notes of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder who has been a bona fide noteholder of the applicable series or class for at least six months may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If the indenture trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the indenture trustee will, if so required by the Trust Indenture Act of 1939, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and the base indenture.

The expenses associated with changing from one indenture trustee to another will be paid from the cash flow that otherwise would be used to pay the notes, including the notes of your series.

The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

Indenture Trustee’s Annual Report

If required under the Trust Indenture Act of 1939, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous twelve (12) months, nor report will be required to be delivered.

The Owner Trustee

The Bank of New York

The owner trustee is The Bank of New York, a New York banking corporation. The Bank of New York has and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving receivables arising in revolving accounts.

Duties and Responsibilities of Owner Trustee

The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the trust under the transfer and servicing agreement.

The owner trustee is authorized, and has been directed under the trust agreement, on behalf of the trust to direct the indenture trustee to authenticate and deliver the notes from time to time pursuant to our instructions. The owner trustee is also authorized, but is not obligated, to take all actions required of the trust under the transfer and servicing agreement, the indenture and any indenture supplement or any related document. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related document to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

The owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust.

The owner trustee will not take any action where the owner trustee is unable to decide between alternative courses of action permitted or required by the terms of any transaction document or where any provision of a transaction document is ambiguous or appears to conflict with another applicable provision or is silent or incomplete as to the course of action permitted or required unless the owner trustee has notified us of the proposed action and we have not notified the owner trustee in writing prior to the 10th day after receipt of the notice that we object to the proposed action.

To the extent not inconsistent with the trust agreement or any other related document, we may direct the owner trustee in the management of the trust.

Limitations on Owner Trustee’s Liability

The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee unless it is proved that the owner trustee was negligent or acting in bad faith or with willful misconduct in ascertaining the pertinent facts. The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator.

No provision of the trust agreement or any related document requires the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the trust agreement or any related document, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.

Under no circumstances will the owner trustee be liable for indebtedness evidenced by or arising under the indenture or any of the related documents, including principal or interest on the notes, or any representation, warranty or covenant of the trust. The owner trustee will in no event assume or incur any liability, duty or obligation to any noteholder.

The owner trustee will not be personally liable for the default or misconduct of, and will have no duty to monitor the performance of, us, the servicer, the administrator, the indenture trustee or any other person under any of the transaction documents or otherwise, and the owner trustee will have no obligation or personal liability to perform the obligations of the trust under the transaction documents, including those that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the transfer and servicing agreement.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the trust, or to institute, conduct or defend any litigation under the trust agreement or otherwise, at the request, order or direction of us or our assigns unless we and our assigns offer to the owner trustee security an indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any related document may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence or willful misconduct in the performance of any discretionary act.

Compensation and Indemnification of Owner Trustee

We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns and agents against all liabilities and all reasonable costs and expenses which may be imposed in connection with the trust agreement, the related documents, the trust’s assets and the administration of the trust’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.

The fees and other amounts owing to the owner trustee will be payable from the cash flow that otherwise would be used to pay the notes, including the notes of your series, to the extent we do not pay those amounts.

Resignation or Removal of Owner Trustee; Eligibility

The owner trustee may resign at any time by giving 30 days prior written notice to us. Upon receiving notice of the resignation of the owner trustee, we will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, either we or the resigning owner trustee or we may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

The owner trustee must at all times;

(1)           be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware;

(2)           have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliate having a combined capital and surplus of at least $50,000,000); and

(3)           have (or have a parent which has) a rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s, at least BBB of Fitch or, if not rated, otherwise satisfactory to each Rating Agency.

If the owner trustee ceases to be meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice from us of its ineligibility, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee, then we may remove the owner trustee and appoint a successor owner trustee

Any resignation or removal of the owner trustee will not become effective until acceptance of appointment by a successor owner trustee.

The expenses associated with changing from one owner trustee to another will be paid from the cash flow that otherwise would be used to pay the notes, including the notes of your series.

Affiliations Among Transaction Parties

As described in the disclosure above relating to the sponsor, the servicer (which also acts as administrator), the subservicer, the issuing entity and us (the depositor) are all affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus and related prospectus supplement, and those transactions are described throughout this prospectus and the related prospectus supplement. The nature of the affiliations among the sponsor, the servicer, the subservicer, the issuing entity and us is illustrated in the chart below.

Ownership of Transaction Parties Included in the CNH Affiliated Group

Use of Proceeds

Unless we otherwise provide in the accompanying prospectus supplement:

•                  the trust will apply the net proceeds from the sale of a series of notes to buy receivables from us and to make deposits in various trust accounts; and

we will use the portion of the proceeds paid to us, to purchase receivables from the originator or to repay amounts previously borrowed from the originator to purchase receivables.

The Trust Portfolio

General

The receivables arise pursuant to the revolving financing arrangements between the originator and domestic agricultural and construction equipment and/or parts dealers. The originator selected each account, which may include one or more lines of credit, initially designated to the trust before the initial issuance of notes. The originator initially designated to the trust all or almost all of the wholesale accounts serviced by CNH Capital America which are financed by the originator and which are Eligible Accounts. Each account designated to the trust must be an account established by the originator in the ordinary course of business and meet other criteria provided in the receivables purchase agreement. See “—Representations and Warranties of the Depositor”.

There may be amounts financed under a dealer agreement and an account that are not being sold to us or the trust. The receivables arise in the originator’s accounts with a dealer from:

•                  dealer floorplan financing of new parts;

•                  dealer floorplan financing of new and/or used equipment;

•                  financing of dealer purchases of new and/or used equipment for their rental businesses; and

•                  dealer floorplan financing of new and/or used equipment for rent on a rent-to-own basis.

Additional receivables may arise in the originator’s accounts designated to the trust that will not be included in the receivables sold to us or the trust. Excluded receivables include all promissory notes and all receivables arising from the originator’s financing of advertising, dealer manuals, signage and other non-equipment and non-part charges.

Under the transfer and servicing agreement, we, and under the receivables purchase agreement, the originator, have the right, with some limitations and conditions, and in some circumstances are obligated, to choose from time to time additional qualifying wholesale accounts to be included as accounts designated to the trust and to convey to the trust some of the receivables of such accounts, including receivables created after the conveyance. These accounts must meet the eligibility criteria specified above on the date the accounts are designated to us and from us to the trust. The originator conveys the receivables then existing, with exceptions, or later created under such accounts to us. We will then convey them to the trust. See “—Addition of Accounts”.

Under some circumstances specified in the transfer and servicing agreement, we have the right to remove the receivables arising from designated accounts from the trust. See “—Removal of Accounts”.

At any time, the accounts from which the receivables arise will be all accounts designated to us by the originator and by us to the trust, minus any accounts designated for removals.

We will provide additional information about the accounts in each prospectus supplement.

Representations and Warranties of the Depositor

We represent and warrant to the trust, among other things, that, as of each date we designate accounts to the trust:

•                  each account is an Eligible Account;

•                  each receivable is an Eligible Receivable or, if the receivable is not an Eligible Receivable, the receivable is conveyed to the trust as described below under “—Ineligible Receivables and the Overconcentration Amounts”;

•                  each receivable and all Collateral Security conveyed to the trust, and all of our right, title and interest in the receivables purchase agreement, have been conveyed to the trust free and clear of any liens; and

•                  all appropriate consents and governmental authorizations required to be obtained by us in connection with the conveyance of each receivable or Collateral Security have been duly obtained.

If we breach any of the foregoing representations or warranties, the trust will reassign the related receivables to us in the manner described in the following paragraph. However, the trust will be entitled to make that reassignment only if:

•                  the breach remains uncured for 60 days or a longer period as may be agreed to by the indenture trustee, after the earlier to occur of the discovery of the breach by us or the servicer or receipt of written notice of the breach by us or the servicer; and

•                  the breach has a materially adverse effect on the noteholders’ interests in the receivable or, in the case of a breach relating to an account, all receivables in the related account (“Ineligible Receivables”).

The trust will reassign each Ineligible Receivable to us on or before the end of the Collection Period in which the reassignment obligation arises by deducting the principal balance of the Ineligible Receivables from the aggregate amount of the principal balances of the receivables

(the “Pool Balance”). A deduction may cause (a) the Adjusted Pool Balance on the last day of a Collection Period to be less than the Required Pool Balance on the following payment date or (b) the Adjusted Pool Balance, minus the aggregate collateral amounts for all outstanding series (the  “Transferor Amount”) to be less than the aggregate Available Subordinated Amounts for all outstanding series (the “Trust Available Subordinated Amount”) on the second business day preceding the monthly payment date (each second business day preceding a monthly payment date, a “Determination Date”), after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date. If either of these events happen, we must make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount necessary to cure the deficit. If any such required deposit is not so deposited, the principal balance of the related Ineligible Receivables will not be deducted from the Pool Balance. Any principal balance not so deducted will not be reassigned. The reassignment of any receivable to us and the required deposit into the Excess Funding Account will be the sole remedy available against us for any breach of the representations and warranties described above in this section with respect to the receivables.

“Collection Period” means, for any payment date, the calendar month preceding the month in which that payment date occurs.

“Adjusted Pool Balance” means, as of any date, the sum of (a) the product of (1) the Pool Balance as of that date and (2) the result of one minus the Reallocated Yield Percentage, plus (b) the amount then on deposit in the Excess Funding Account, excluding amounts on deposit in the Excess Funding Account relating to investment earnings.

We will also represent and warrant to the trust that, among other things, as of the date of issuance of each series:

•                  we are duly formed as a limited liability company and in good standing under the laws of the State of Delaware, we have the authority to carry out the transactions contemplated by the transfer and servicing agreement and the transfer and servicing agreement and the receivables purchase agreement to which we are a party constitute valid, binding and enforceable agreements of ours; and

•                  the transfer and servicing agreement creates a valid security interest in favor of the trust in all of our right, title and interest in the receivables and the Collateral Security, whether then existing or created after that time, the receivables purchase agreement, and the proceeds of those items, which is effective as to each receivable and the related Collateral Security as of the date that the related account is designated an account to the trust or, if later, upon the creation of that receivable.

If a breach of any of the representations and warranties described in the preceding paragraph has a materially adverse effect on the noteholders in the receivables, either the indenture trustee or the noteholders of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to us and the servicer, and to the indenture trustee and any enhancement provider if given by noteholders, may direct us to accept the reassignment of all receivables in the trust within 60 days of the notice, or within a longer period specified in the notice. We must accept the reassignment of those receivables on a payment date occurring within the 60-day period or the longer period specified in the notice, as applicable. However, the reassignment need not be made if at the end of the applicable period, the representations and warranties are then true and correct in all material respects and any materially adverse effect caused by the breach have been cured. The price for the reassignment will typically be equal to the sum of:

•                  the aggregate outstanding dollar principal amounts of the notes of all series on the Determination Date preceding the payment date on which the purchase is scheduled to be made;

•                  accrued and unpaid interest on the unpaid principal amount of the notes at the applicable note rate, together with interest on overdue interest; and

•                  with respect to any particular series of notes, any other amounts stated in its indenture supplement.

The payment of the reassignment price for all outstanding series will be considered a payment in full of the related notes. The indenture trustee will distribute those funds to the applicable noteholders upon presentation and surrender of the related notes. If the indenture trustee or the noteholders give a notice as provided in the preceding paragraph, our obligation to make the deposit to the Excess Funding Account as described under this heading will be the sole remedy respecting a breach of the representations and warranties available to noteholders or the indenture trustee on behalf of the noteholders.

Representations and Warranties of the Originator

The originator has made and will make representations and warranties to us that, among other things, as of the date of the issuance of each series, it was duly formed and in good standing and that it has the authority to carry out the transactions contemplated by the receivables purchase agreement.

The originator as seller has made and will make representations and warranties to us relating to the receivables transferred by it to the effect, among other things, that:

•                                          as of the date of the issuance of each series, each of the accounts is an Eligible Account; and

•                                          as of the date any new receivable is created, the receivable is an Eligible Receivable.

If any representation and warranty described in this paragraph is breached and the breach results in an Ineligible Receivable and the requirement that we accept retransfer of the Ineligible Receivable under the transfer and servicing agreement, the originator will repurchase the Ineligible Receivable from us on the date of the retransfer. The purchase price for the Ineligible Receivable will be the face amount of the Ineligible Receivable, of which at least the amount of any cash deposit required to be made by us under the transfer and servicing agreement in respect of the retransfer of the Ineligible Receivable will be paid in cash.

The originator has made and will make representations and warranties to us to the effect, among other things, that as of the date of the issuance of each series:

•                                          the receivables purchase agreement constitutes a legal, valid and binding obligation of the originator; and

•                                          the receivables purchase agreement constitutes a valid sale or transfer to us of all right, title and interest of the originator in and to the receivables, whether then existing or created after that time in the accounts, the Collateral Security and the proceeds of those items which is effective as to each receivable upon the creation of that receivable.

If any of the representations and warranties described in this paragraph are breached and the breach results in our obligation under the transfer and servicing agreement to accept retransfer of the receivables, the originator will repurchase the receivables retransferred to us for an amount of cash equal to the amount of cash we are required to deposit under the transfer and servicing agreement in connection with the retransfer.

The originator has agreed to indemnify us and to hold us harmless from and against any and all losses, damages and expenses, including reasonable attorneys’ fees, suffered or incurred by us if the foregoing representations and warranties made by the originator are materially false or misleading.

Originator Covenants

Pursuant to the receivables purchase agreement, the originator has covenanted that it will perform its obligations under the agreements relating to the receivables and the accounts in conformity with its current policies and procedures relating to the receivables and the accounts.

The originator has covenanted further that, except for the sale and conveyances under the receivables purchase agreement and the interests created under the transfer and servicing agreement, the indenture and any indenture supplement, the originator will not sell, pledge, assign or transfer any interest in the receivables to any other person. The originator also has covenanted to defend and indemnify us for any loss, liability or expense incurred by us relating to a breach by the originator of any of its representations, warranties or covenants contained in the receivables purchase agreement.

In the receivables purchase agreement, the originator has agreed not to realize upon any security interest in any equipment or parts financed with the proceeds of any receivable that it may have in respect of advances or loans to dealers until the trust has fully realized on its security interest in such equipment or parts.

In addition, the originator has expressly acknowledged and consented to our assignment of our rights relating to the receivables under the receivables purchase agreement to the trust and the indenture trustee.

The receivables purchase agreement will terminate immediately after the trust terminates. Also, if under provisions of federal law the originator becomes party to any bankruptcy or similar proceeding, other than as a claimant, and if the proceeding is not voluntary and is not dismissed within 60 days of its institution, the originator will immediately cease to sell or transfer receivables to us and will promptly give notice of that event to us and to the indenture trustee.

Eligible Accounts and Eligible Receivables

As discussed under “—Representations and Warranties of the Depositor” above, we represent that, as of specified times, the accounts designated to the trust are Eligible Accounts and the receivables are Eligible Receivables.

An “Eligible Account” is a wholesale financing line of credit or lines of credit extended by the originator to a dealer, which, as of its date of determination:

•                  is established by the originator in the ordinary course of business under a floorplan financing agreement;

•                  is in existence and maintained and serviced by the originator;

•                  under which no amounts have been charged-off as uncollectible; and

•                  is in favor of a dealer which is located in the United States of America, including its territories and possessions, which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation, and which as of the Determination Date is not classified by the servicer as being a terminated dealer.

An “Eligible Receivable” is a receivable:

•                  which was originated by the originator in the ordinary course of business;

•                  which has arisen under an Eligible Account and is payable in United States dollars;

•                  which is owned by the originator at the time of sale to us;

•                  which represents the obligation of a dealer to repay an advance made to the dealer to finance the acquisition of agricultural or construction equipment or parts for its floorplan or inventory, its rental business or its rent-to-own program;

•                  which at the time of creation and at the time of transfer to the trust is secured by a perfected first priority security interest in the related equipment or part;

•                  which was created in compliance in all respects with all requirements of law applicable to the receivable and under a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement;

•                  with respect to which all consents and governmental authorizations required to be obtained by us or the originator in connection with the creation of the receivable or the transfer of the receivable to the trust or the performance by the originator of the floorplan financing agreement under which the receivable was created, have been duly obtained;

•                  as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title to the receivable free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the transfer and servicing agreement or the receivables purchase agreement;

•                  which has been the subject of a valid transfer and assignment from us to the trust of all of our interest in the receivable, including any proceeds of the receivable;

•                  which will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

•                  which at the time of transfer to the trust is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the dealer;

•                  as to which, at the time of transfer of the receivable to the trust, we and the originator have satisfied all of our respective obligations with respect to the receivable required to be satisfied at that time;

•                  as to which, at the time of transfer of the receivable to the trust, neither we nor the originator has taken or failed to take any action which would impair the rights of the trust or the noteholders;

•                  which constitutes “chattel paper”, “accounts”, “general intangibles” or “payment intangibles” as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of New York;

•                  which, at the time of transfer of the receivable to the trust, is not more than 90 days past due;

•                  which was transferred to the trust with all applicable governmental authorization;

•                  the outstanding principal balance of which, when added to the Pool Balance, does not cause the aggregate principal balance of all receivables relating to equipment purchased by a dealer for its rental business, to exceed 12% of the Pool Balance;

•                  the outstanding principal balance of which, when added to the Pool Balance, does not cause the aggregate principal balance of all receivables relating to (a) any of the three main dealers that have accounts with the highest outstanding principal balances to exceed 2.25% of the Pool Balance, or (b) any other single main dealer to exceed 2.00% of the Pool Balance; and

•                  the outstanding principal balance of which, when added to the Pool Balance, does not cause the aggregate principal balance of all receivables relating to used equipment to exceed 40% of the Pool Balance.

Neither the owner trustee nor the indenture trustee has made or will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with our representations and warranties or for any other purpose. Also, neither the owner trustee nor the indenture trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the transfer and servicing agreement or for any other purpose. The servicer, however, will deliver to the indenture trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and other Collateral Security.

Ineligible Receivables and the Overconcentration Amounts

To facilitate the administration and reporting requirements of the servicer under the transfer and servicing agreement, we will transfer all receivables arising in an Eligible Account to the trust, including Ineligible Receivables and, without duplication, any other receivables that are not Eligible Receivables that are conveyed to the trust. If, however, the prospectus supplement for a series of notes so states, the incremental subordinated amount for the series will be adjusted by the portion of the aggregate principal amount of Ineligible Receivables and other receivables that are conveyed to the trust that are not Eligible Receivables that are allocable to the noteholders of the series.

Also, if the prospectus supplement for a series of notes so states, the incremental subordinated amount for the series will be adjusted to reflect concentrations from large dealers and/or other overconcentrations identified in the related prospectus supplement of the series.

Addition of Accounts

We may also from time to time, at our discretion, and subject only to the limitations specified in this paragraph, designate additional accounts to the trust designated pursuant to the provisions described in this paragraph, which we refer to as “Automatic Additional Accounts”. Unless each rating agency otherwise consents:

•                  the number of Automatic Additional Accounts designated with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year may not exceed 5.00% of the number of accounts as of the first day of the calendar year during which the Collection Periods begin; and

•                  the number of Automatic Additional Accounts designated during any calendar year may not exceed 20% of the number of accounts as of the first day of the calendar year.

On or before January 31 and July 31 of each calendar year, or on or before the last day of each month in some circumstances, we will have delivered to the indenture trustee, each rating agency and any enhancement provider an opinion of counsel with respect to the Automatic Additional Accounts included as accounts designated to the trust during the preceding calendar year confirming the validity and perfection of each transfer of the receivables in those Automatic Additional Accounts. If the indenture trustee has not received the rating agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts, we must remove from accounts designated to the trust the Automatic Additional Accounts that were added since the last Collection Period for which a rating agency confirmation and opinion of counsel were obtained as required. These semi-annual opinions of counsel will not be required after the trust’s Series 2003-2 notes have been repaid.

Also, subject to the conditions described in this paragraph, we have the right to designate from time to time additional accounts to the trust. Also, we must designate additional accounts and transfer the receivables of those additional accounts if, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date, the Adjusted Pool Balance on the last day of any Collection Period is less than the Required Pool Balance as of the following payment date or the Transferor Amount is less than the Trust Available Subordinated Amount. In that case, unless insolvency events have occurred with respect to us or the originator, then the originator under the applicable receivables purchase agreement is obligated to sell to us, and we under the transfer and servicing agreement must transfer and assign to the trust, within 10 business days after the end of the Collection Period, interests in receivables arising in such additional accounts in an amount sufficient to cure that deficit. However, since we already intend to designate all of the Eligible Accounts automatically as Automatic Additional Accounts, it is unlikely that we will have additional accounts available to designate if such a deficit ever arises. If we are unable to designate additional accounts and add the receivables of such accounts, an early amortization period may occur if the related prospectus supplement so provides. Any designation of additional accounts is subject to the following conditions, among others:

•                  each additional account must be an Eligible Account;

•                  we will represent and warrant that the addition of the additional accounts will not, in our reasonable belief, cause an Early Amortization Event to occur with respect to any series of notes;

•                  we may not select the additional accounts in a manner that we believe is adverse to the interests of the noteholders or any enhancement provider;

•                  if the addition is not required, we will deliver a tax opinion, as described under “Description of the Notes—Tax Opinions for Amendments”, and other opinions of counsel with respect to the addition of the additional accounts to the indenture trustee, the rating agencies and any enhancement provider; and

•                  the applicable rating agencies will have provided written confirmation that the addition will not cause the rating of any outstanding series or class of notes to be reduced or withdrawn.

We and the originator intend to add all Eligible Accounts as Automatic Additional Accounts, but we and the originator may discontinue this practice at any time. We would still, however, be obligated to designate additional accounts to cure any deficit as discussed and required in the preceding paragraph.

Each additional account, including each Automatic Additional Account, must be an Eligible Account at the time of its addition. However, since additional accounts may not have been a part of the initial portfolio of the originator, they may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the originator at a later date using credit criteria different from those which were applied to the initial accounts.

The “Required Pool Balance” for any date is an amount equal to the sum of (x) the sum of the amounts for each series of notes obtained by multiplying the Required Pool Percentage for that series by the initial collateral amount of that series of notes and (y) the sum of the Required Subordinated Amounts for each series of notes on the preceding payment date, after giving effect to the allocations, deposits and payments made on that payment date. However, each Excluded Series will be excluded from this calculation until the collateral amount of the related Paired Series is reduced to zero.

The “Required Pool Percentage” for a series of notes will be specified in the related prospectus supplement.

Removal of Accounts

We will have the right at any time, but not more than once each month, to remove accounts from the list of accounts and, in connection with the removal, repurchase the then existing receivables in the accounts. To remove accounts from the accounts designated to the trust and repurchase the then existing receivables in those accounts, we, or the servicer on our behalf, will, among other things:

(1)           represent and warrant that the removal of any Eligible Account and the repurchase of the receivables then existing in the account on any Determination Date on which the removal of the accounts to be removed from designation to the trust and the purchase of the receivables then existing in such accounts to be removed, will not, in our reasonable belief, cause an Early Amortization Event to occur with respect to any series of notes, the Adjusted Pool Balance to be less than the Required Pool Balance or the Transferor Amount to be less than the Trust Available Subordinated Amount;

(2)           represent and warrant that accounts, or administratively convenient groups of accounts, were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience and no selection procedure believed by us to be adverse to the interests of the noteholders of any series of notes were used in selecting the accounts to be removed; and

(3)           deliver to the indenture trustee, each rating agency and any enhancement providers a tax opinion, as described under “Description of the Notes —Tax Opinions for Amendments”, dated the date of such removal, with respect to the designation and repurchase.

We may not remove any accounts or repurchase the related receivables unless each rating agency has notified us, the servicer and the indenture trustee in writing that the removal and repurchase will not cause the rating agency’s rating of any outstanding series or class of notes to be reduced or withdrawn.

Upon satisfaction of the above conditions, on the date of a removal of accounts with respect to any account and related receivables to be removed, such accounts will be deemed removed from accounts designated to the trust, and the related receivables will be deemed repurchased, from the trust for all purposes.

However the condition specified in the second preceding paragraph above that relates to rating agencies and the conditions specified in the first and third clauses in the fourth preceding paragraph will not be required if all of the Accounts to be removed have liquidated and have zero balances.

Notice of Changes in Trust Portfolio

If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the trust.

Description of the Notes

The indenture and each indenture supplement will be substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The owner trustee will make available for inspection a copy of the indenture and the related indenture supplement, without exhibits or schedules, to a noteholder on written request. The following summary describes terms that may be applicable to the notes of each series, is not complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

The notes will be issued pursuant to the indenture and the related indenture supplement. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

The notes will be issued in series. Each series of notes will consist of Class A notes (or a single class of notes) and may also consist of Class B notes and Class C notes. Each class of notes may have subclasses. Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all subclasses of that note class, unless the context otherwise requires.

The trust may offer notes denominated in any foreign currency. We describe the specific terms of any note denominated in a foreign currency, if any, in the accompanying prospectus supplement.

If we so specify in the accompanying prospectus supplement, the noteholders of one or more classes may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar or guaranteed investment contract for the exclusive benefit of that class or those classes. We describe each derivative agreement, if any, for the benefit of a class and the financial institution that provides it in the accompanying prospectus supplement.

The trust will pay principal of and interest on a class of notes solely from the portion of interest collections and principal collections that are available to that class of notes after giving effect to all allocations and reallocations, amounts in any trust account relating to that class of notes, and amounts received under any derivative agreement or any enhancement relating to that class of notes. If those sources are not sufficient to pay the notes of that class, those noteholders will have no recourse to any other assets of the trust or the assets of any other entity for the payment of principal of or interest on those notes.

We will include the following terms of the notes in a supplement to this prospectus:

•                            the series designation;

•                            the rate per year at which the notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

•                            the payment dates, if any, for the notes;

•                            the stated principal amount of each class of notes and, if there is more than one class of notes, whether they are Class A notes, Class B notes or Class C notes or a subclass of any of those classes;

•                            the extent which the Transferor’s Interest in the trust is subordinated to the notes of the series;

•                            the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

•                            the scheduled final payment date of the notes;

•                            the legal final maturity date of the notes;

•                            the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

•                            any additional events of default or Early Amortization Events for the notes of that series;

•                            if the notes have the benefit of a derivative agreement, the terms of that agreement and a description of the counterparty to that agreement; and

•                            other terms of the notes.

Noteholders of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

The trust may, without the consent of any noteholders, issue additional notes of an existing class of notes. That issuance of additional notes must satisfy the applicable conditions under “—Issuances of New Series, Classes and Subclasses of Notes” below.

Interest

Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate, which will be specified in the related prospectus supplement. Any interest rate index will be one used in debt transactions and in no event will be a stock or commodity index. We will specify the interest accrual period in the related prospectus supplement. Until the scheduled final payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in receivables. The related prospectus supplement will specify the interest rate to be borne by a discount note after an event of default or after its scheduled final payment date.

If interest collections on the receivables are less than expected, principal collections allocable to the portion of the Transferor’s Interest in the trust subordinated to the notes of the applicable series or the notes of that series may be used to pay interest on the notes of that series. However, this reallocation of principal would reduce the portion of the Transferor’s Interest in the trust that is subordinated to that series of notes or the collateral amount of the specified classes of notes of that series. Reductions of these amounts would have the effect of reducing principal collections and interest collections to the trust that are allocable to that series, unless these reductions are reimbursed from excess interest collections. See “The Servicer—Collections; Commingling”.

If interest on a note is not paid within 35 days after it is due, an event of default will occur with respect to that note. See “Description of the Notes—Events of Default”.

Principal

We specify the timing and the amount of payments of principal of a note in the related prospectus supplement.

For some notes, the trust expects to pay the stated principal amount of each note in one payment on that note’s scheduled final payment date, and the trust is obligated to do so if funds are available for that purpose as stated in the related prospectus supplement. For other notes, the trust instead could be required to repay principal on a series or class of notes during an amortization period, during which the trust will repay principal on each specified payment date until the trust has repaid the principal amounts owed as stated in the related prospectus supplement. It is not an event of default if the principal of a note is not paid on its scheduled final payment date or a scheduled amortization payment is not made in full because no funds are available for that purpose.

Principal of a note may be paid earlier than its scheduled final payment date if an Early Amortization Event or an event of default occurs. See “—Early Amortization Events” and “—Events of Default”.

Principal of a note may be paid later than its scheduled final payment date if sufficient funds are not allocable to the trust, or are not allocable under the indenture to the series or class of notes to be paid. If the stated principal amount of a note is not paid in full on its legal final maturity date, an event of default will occur with respect to that note. See “—Events of Default”.

A series of notes may provide for the variable funding and amortization of those notes from time to time.

See “Risk Factors—You may receive principal payments earlier or later than the scheduled final payment date” for a discussion of factors that may affect the timing of principal payments on the notes.

Prefunding Period

On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the prefunding period, which is the period from that series’ closing date to the earliest of:

•                  the date that series’ collateral amount equals the principal amount of that series of notes;

•                  the date specified in the related prospectus supplement, which will be no later than one year after that series’ closing date; and

•                  the commencement of an early amortization period.

During the prefunding period, the portion of the collateral amount not invested in receivables will be maintained in a prefunding account, which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of notes are reduced.

During the prefunding period, funds on deposit in the prefunding account or the Excess Funding Account, as applicable, will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that the initial collateral amount equals the initial principal balance of the notes of that series by the end of the prefunding period, any amount remaining in the prefunding account will be repaid to noteholders.

The prospectus supplement for a series with a prefunding period will set forth:

•                  the series’ initial collateral amount;

•                  the initial principal balance of the series of notes;

•                  the date on which the series’ collateral amount is expected to equal the series’ initial principal balance;

•                  the percentage of the Pool Balance represented by the prefunded amount, which for any series will not exceed 50% of the Pool Balance;

•                  the date by which the prefunding period will end; and

•                  what other events, if any, will occur if the end of the prefunding period is reached before the full collateral amount is funded.

Following the end of any prefunding period, we will file a report on Form 10-D with the SEC containing updated trust portfolio information if the trust portfolio information has materially changed from that previously disclosed in the prospectus supplement for a series with a prefunding period.

Paired Series

A series of notes may be designated as an excluded series (an “Excluded Series”) with respect to a series of notes previously issued by the trust for which the accumulation or amortization period, controlled accumulation period or controlled amortization period has commenced (a “Paired Series”). This allows the trust, in effect, to replace an accumulating or amortizing series with a new series without waiting for the accumulating or amortizing series to be paid in full.

Each Excluded Series will be prefunded with an initial deposit to either a prefunding account or the Excess Funding Account, as specified in the accompanying prospectus supplement, in an amount equal to the initial principal balance of the Excluded Series. The source of funds will primarily be the proceeds of the offering of the Excluded Series. Any such deposit will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the principal funding account for the Paired Series or distributed to the noteholders of the Paired Series, the indenture trustee will distribute to the trust an equal amount of funds from any prefunding account or the Excess Funding Account, as applicable, for the Excluded Series. Until payment in full of the Paired Series, no principal collections or amounts on deposit in the Excess Funding Account will be allocated to the related Excluded Series. Therefore, if an early amortization event occurs for an Excluded Series, the Excluded Series will be subordinated to the Paired Series and will not receive any allocation of principal collections until the corresponding Paired Series has been paid in full.

It is expected that any Excluded Series will be excluded from the calculation of the Required Pool Balance as described under “The Trust Portfolio—Addition of Accounts”.

Stated Principal Amount and Outstanding Dollar Principal Amount of Notes and Collateral Amount of a Series

Each note will have a stated principal amount and an outstanding dollar principal amount. In addition, each series will have a collateral amount.

Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to its holders. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount. For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the same as the stated principal amount, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

Collateral Amount. The collateral amount of a series is a U.S. dollar amount based on the outstanding dollar principal amount of the notes of that series less amounts on deposit in the applicable principal funding account, and with the reductions described below.

The collateral amount is used to calculate the maximum amount of funds that may be reallocated from subordinated notes to pay interest on senior notes of the same series and any backup servicing fees or servicing fees due and unpaid. The collateral amount of a series is also used to calculate the amount of principal collections that can be allocated for payment of principal to a series, or paid to the counterparty to a derivative agreement, if applicable. This means that if the collateral amount of a series has been reduced by charge-offs of defaulted principal receivables in the trust or by reallocations of principal collections to pay interest on notes or by uncovered dilution amounts allocated to that series, the Noteholders may receive less than the full stated principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

The collateral amount of a series may be reduced as follows:

•                            If there are charge-offs of defaulted principal receivables or uncovered dilutions, the portion of charge-offs or uncovered dilutions allocated to a series of notes will reduce that series’ collateral amount to the extent these charge-offs or uncovered dilutions are greater than that series’ available excess interest collections and Available Subordinated Amount.

•                            If subordinated principal collections are reallocated to pay interest on a class or classes of notes of that series and/or to pay that series’ monthly servicing fee or backup servicing fee after the applicable Available Subordinated Amount has been exhausted, the collateral amount of that series will be reduced by the amount of the reallocations.

•                            The collateral amount of a series will be reduced by the amount on deposit in its principal funding account (other than investment earnings) after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that series’ principal funding account, or reallocated from the principal funding account for a subordinated class.

•                            The collateral amount of a series will be reduced by the amount deposited into any reserve fund account related to that series, after the applicable Available Subordinated Amount for that series has been exhausted, if so required in the related prospectus supplement.

•                            The collateral amount of a series will be reduced by the amount of all payments of principal of the notes of that series without duplicating the reductions due to any related deposits to the principal funding account.

•                            If the holders of a class or series of notes direct a sale of receivables after an event of default and acceleration or on its legal final maturity date, the collateral amount of that series is automatically reduced to zero. See “—Events of Default Remedies”.

The collateral amount of a series of notes can be increased as follows:

•                            For a series with a class of discount notes, the collateral amount will increase over time as principal accretes, to the extent that interest collections are allocated to that class of discount notes for that purpose.

•                            If excess interest collections are available, the trust will apply them to reimburse earlier reductions in the collateral amount from charge-offs of defaulted principal receivables, reallocations of subordinated principal collections and uncovered dilution amounts allocated to that series.

If the collateral amount of your series has been reduced because of charge-offs, reallocations to pay interest or uncovered dilution amounts allocated to your series and the reduction has not been reimbursed from excess interest collections, you may not, and if your notes are of the most subordinate class you will not, receive repayment of all of your principal.

The collateral amount of a series may not be reduced below zero and may not be increased above the outstanding dollar principal amount of the notes of that series, less any amounts on deposit in the applicable principal funding account.

If a note held by us, the trust or any of our affiliates is canceled, the collateral amount of that series is automatically reduced by recalculating the collateral amount for that series as if that note had never been issued.

The cumulative net amount of reductions of the collateral amount of any series due to reallocation of principal collections to pay interest on notes, uncovered dilution amounts allocated to that series and charge-offs of principal receivables in the trust cannot exceed the initial outstanding dollar principal amount of the notes of that series.

Subordination of Principal

If a series of notes has only one class, the credit enhancement for that class will be the portion of the Transferor’s Interest that is subordinated to the notes of that series. If a series of notes has more than one class, then the subordinate notes of that series will serve as credit enhancement for the senior notes of that series. A series of notes may also have credit enhancement through the subordination of a portion of the Transferor’s Interest to the notes of that series. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A notes, Class B notes and Class C notes. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay (a) interest on senior classes of notes of that series and, if so specified, on designated subordinated classes of notes of that series and/or (b) that series’ servicing fees or backup servicing fees. In addition, charge-offs of defaulted principal receivables and uncovered dilution amounts allocated to that series are realized first by the subordinated classes of a series. See “—Stated Principal Amount and Outstanding Dollar Principal Amount of Notes and Collateral Amount of a Series”.

Issuances of New Series, Classes and Subclasses of Notes

The trust may issue new notes of a series, class or subclass, so long as the conditions of issuance are met. These conditions include:

•                            at the time of the new issuance, either the rating condition to a note issuance described in the accompanying prospectus supplement is satisfied or the trust obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency;

•                            we deliver to the indenture trustee a certificate stating that we reasonably believe that the new issuance will not at the time of its occurrence or at a future date cause an Early Amortization Event or event of default, adversely affect the amount or timing of payments to noteholders of any series or adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes; and

•                            the trust delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes:  (1) the new issuance will not adversely affect in any material respect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the trust will not be an association, or a publicly traded partnership, taxable as a corporation and (4) following the new issuance, the newly issued notes will be properly characterized as debt, except that, if some conditions are satisfied, the trust at its option will not be required to deliver these tax opinions.

Payments on Notes; Paying Agent

The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

The trust and the indenture trustee, and any agent of the trust or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The trust will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

The trust expects to designate the corporate trust office of JPMorgan Chase Bank, in New York City, as its paying agent for the notes of each series. The trust will identify any other entities appointed to serve as paying agents on notes of a series or class in a prospectus supplement. The trust may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the trust will be required to maintain a paying agent in each place of payment for a series or class of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the trust. After funds are repaid to the trust, the holder of that note may look only to the trust for payment of that principal or interest.

Denominations. The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date. If the notes are in book-entry form, the record date for payment of the notes will be the day before the related payment date. If the notes are in definitive form, the record date for a payment date will be the last day of the calendar month ending before that payment date.

Governing Law. The laws of the State of New York will govern the notes and the indenture.

Form, Exchange, and Registration and Transfer of Notes. The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note”. For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes”.

A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the trust designates. Noteholders will not be charged any service charge for the exchange or transfer of their notes. Noteholders that transfer or exchange their notes will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The trust expects to appoint JPMorgan Chase Bank as the note registrar for the notes. The trust also may at any time designate additional transfer agents for any series or class of notes. The trust may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the trust will be required to maintain a transfer agent in each place of payment for the notes.

Book-Entry Notes

The notes offered by this prospectus will be in book-entry form. This means that, except under the limited circumstances described in this subheading under “—Definitive Notes”, purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company (“DTC”) and will be registered in its name or the name of its nominee. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. or another nominee of DTC will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities.

Purchasers of notes in the United States can hold interests in the global notes only through DTC, either directly, if they are participants in that system—which includes a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe can hold interests in the global notes only through Clearstream Banking, Société Anonyme (“Clearstream”) or through Euroclear Bank, S.A./N.V. (“Euroclear Operator”), as operator of the Euroclear System (“Euroclear”).

Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom”.

The trust, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s or indirect participant’s records relating to book-entry notes. The trust, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until definitive notes are issued to the beneficial owners as described in this subheading under “—Definitive Notes”, all references to “holders” of notes means DTC. The trust, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the trust will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant and, if applicable, indirect participant through which that person owns its interest. DTC has advised the trust that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving payments on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

Attached to and incorporated into this prospectus is Annex A, in which we describe “Global Clearance, Settlement and Tax Documentation Procedures.”

The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934 (the “Securities Exchange Act”). DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. The rules applicable to DTC are on file with the Securities and Exchange Commission.

Clearstream Banking, Societe Anonyme. Clearstream is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear System. Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is the Euroclear Bank, S.A./N.V. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator holds a banking license granted to it, and is regulated by, the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes. The trust will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the trust’s paying agent, initially JPMorgan Chase Bank, at the office of the paying agent in New York City that the trust designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

If definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures. Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes. Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

•                  DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the trust is unable to find a qualified replacement for DTC;

•                  the trust, in its sole discretion, elects to terminate the book-entry system through DTC; or

•                  any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

If any of these three events occur, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes. The trust will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The trust will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the trust and the indenture trustee. In the case of a destroyed, lost or stolen note, the trust and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the trust before a replacement note will be issued.

Acquisition and Cancellation of Notes by Us and the Trust. We, the trust and our affiliates may acquire notes in the open market or otherwise.

We, the trust and our affiliates may cause the notes acquired by us to be canceled and notes so canceled will no longer be outstanding. However, no subordinated notes in a series may be cancelled in this manner unless all notes senior to such subordinated notes have been paid in full or the rating agencies for such series confirm that the cancellation will not adversely affect their ratings of any class of notes in that series.

Early Amortization Events

Beginning on the first payment date following the Collection Period in which an Early Amortization Event has occurred with respect to any series:

•                            the servicer will no longer pay to us principal collections allocable to the noteholders of the series, allocate those collections to any other series or retain those collections in the principal funding account for the series but instead will distribute those collections to noteholders of the series monthly on each payment date; and

•                            the controlled deposit amount or controlled amortization amount, if any, will no longer apply to distributions of principal on the notes of the series,

in each case to the extent provided in the prospectus supplement and in each case except as we describe below. An “Early Amortization Event” is, for any series, any of the events we so define in the accompanying prospectus supplement, as well as each of the following events:

(a)           the occurrence of events of bankruptcy, insolvency or receivership relating to us or the originator; and

(b)           we or the trust become an “investment company” within the meaning of the Investment Company Act of 1940.

If the event in either clause (a) or (b) above occurs, the trust will deem an Early Amortization Event to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. An early amortization period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which the trust deems the Early Amortization Event to have occurred. The accompanying prospectus supplement will specify when an Early Amortization Event will be deemed to have occurred with respect to the Early Amortization Events defined in that accompanying prospectus supplement. To the extent permitted in the accompanying prospectus supplement, monthly distributions of principal to the noteholders of the series will begin on the first payment date following the Collection Period in which an early amortization period has begun with respect to the series, except as we describe below under this heading.

Even if an early amortization period begins with respect to a series, that period may terminate and the revolving period with respect to the series and any class may recommence when the event giving rise to the beginning of the early amortization period no longer exists, whether as a result of the distribution of principal to noteholders of the series or otherwise, in each case if and to the extent we state in the prospectus supplement for the series.

In addition, if an insolvency event occurs with respect to us, or we violate our covenant not to create any lien on any receivable, in each case as provided in the transfer and servicing agreement, on the day of the insolvency event or violation, as applicable, we will, subject to the actions of the noteholders, immediately cease to transfer receivables to the trust and promptly give notice to the indenture trustee of the insolvency event or violation, as applicable. The indenture requires that, within 60 days the indenture trustee will publish a notice of the insolvency event or violation stating that the indenture trustee intends to sell, liquidate or otherwise dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a stated period of time the noteholders of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the notes of each outstanding series, or, with respect to any series with two or more classes, the notes of each class, instruct the indenture trustee not to sell, dispose of or otherwise liquidate the receivables and to continue transferring receivables as before the insolvency event or violation, as applicable. If the portion of the proceeds allocated to the notes and the proceeds of any collections on the receivables in the Collection Account allocable to the notes are not enough to pay the aggregate unpaid principal balance of the notes in full plus accrued and unpaid interest on the notes, noteholders will incur a loss.

Events of Default

Each of the following events is an event of default for any related series or class of notes:

•                            the trust’s failure, for a period of 35 days, to pay interest on any note of the related series or class when due;

•                            the trust’s failure to pay the stated principal amount of any note of the related series or class on its legal final maturity date;

•                            the trust’s default in the performance, or breach, of any other of its other covenants or warranties in the indenture, for a period of sixty (60) days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series or class have provided written notice requesting remedy of that default or breach, and, as a result of that default or breach, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

•                            the trust becomes bankrupt, insolvent or is liquidated; and

•                            any additional events of default specified in the prospectus supplement relating to the series or class.

Failure to pay the full stated principal amount of a note on its scheduled final payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

Events of Default Remedies

The occurrence of some events of default involving the bankruptcy or insolvency of the trust results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series or class, either the indenture trustee or the holders of a majority in aggregate outstanding dollar principal amount of the notes of that series or class, or of all notes (treated as one class) in the case of some events of defaults with respect to all notes, may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series or class.

If a series or class of notes is accelerated before its legal final maturity date, each holder of the accelerated notes may notify the indenture trustee that it desires to cause the trust to sell principal receivables and the related non-principal receivables, or interests in principal receivables and the related non-principal receivables, with respect to the notes of that series or class. Noteholders of a series or class can only cause a sale of receivables if at least one of the following conditions is met:

(a)           the holders of at least 90% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to cause the trust to sell principal receivables and the related non-principal receivables, or interests in principal receivables and the related non-principal receivables, with respect to their series or class of notes;

(b)           the holders of a majority of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to cause the trust to sell principal receivables and the related non-principal receivables, or interests in principal receivables and the related non-principal receivables, with respect to their series or class of notes and the net proceeds of that sale of receivables, as described below, plus amounts on deposit in the principal funding account would be sufficient to pay all amounts due on the notes of that series or class; or

(c)           (1) the indenture trustee determines that the funds to be allocated to the notes of that series or class, including principal collections and interest collections allocated to that series or class and amounts on deposit in the principal funding account, may not be sufficient on an ongoing basis to make payments on the notes of that series or class as those payments would have become due if those obligations had not been declared due and payable and (2) holders of at least 66 2/3% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to cause the trust to sell principal receivables and the related non-principal receivables, or interests in principal receivables and the related non-principal receivables, with respect to their series or class of notes.

If any of the conditions in the preceding paragraph are met, the indenture trustee will cause the trust to sell principal receivables and the related non-principal receivables, or interests in principal receivables and the related non-principal receivables, on behalf of all holders of the notes of that series or class whether or not they have actually given notice of their desire to sell receivables or interests therein, in the amount described below. The holders of the accelerated notes will maintain their rights in their notes until the holders deliver their notes to the trust as required in connection with the application of the sale proceeds to payment of the amounts due on the related class or series of notes.

If an event of default occurs relating to the failure to pay principal of or interest on a series or class of notes in full on the legal final maturity date, the trust will automatically sell receivables on that date.

If a sale of receivables does not take place following an acceleration of a series or class of notes, then:

•                  the trust will continue to make distributions as required under the distribution provisions of the indenture and the related indenture supplement;

•                  principal will be paid on the accelerated series or class of notes to the extent funds are available to the accelerated series or class after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes, if any, of the same series; and

•                  on the legal final maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct the trust to sell receivables as provided in the applicable indenture supplement.

The holders of a majority in outstanding dollar principal amount of any accelerated series or class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on their note on its legal final maturity date.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, noteholders of previously issued series of notes have agreed and the noteholders purchasing notes based on the accompanying prospectus will agree, that they will not at any time institute against the trust or us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Excess Funding Account

We have established a bank account with the indenture trustee for the benefit of the noteholders of all series issued by the trust (the “Excess Funding Account”). The indenture provides that deposits are made into the Excess Funding Account from funds that would otherwise by payable to us in an amount so that the Adjusted Pool Balance on the last day of any Collection Period is not less than the Required Pool Balance as of the following payment date and the Transferor Amount is not less than the Trust Available Subordinated Amount. Also, we may keep on deposit in the Excess Funding Account amounts in respect of Excluded Series as discussed under “—Paired Series”. The indenture trustee will invest funds on deposit in the Excess Funding Account at the direction of the servicer in Eligible Investments. The investments must mature on or before the next payment date. The servicer may select an agent for the purpose of designating the investments.

The indenture trustee will distribute funds on deposit in the Excess Funding Account for a series to the noteholders of that series or to us as described in the accompanying prospectus supplement.

On each payment date, the trust will withdraw all investment income earned on amounts in the Excess Funding Account since the preceding payment date and treat those amounts as interest collections for all purposes.

Allocation Percentages

The servicer will allocate collections between us and the noteholders of each series on the basis of various percentages. Which percentage the servicer uses depends on whether the collections being allocated are interest collections or principal collections or other amounts and whether or not the collections are received in the revolving period for a series.

Allocations Between the Noteholders and Us. Amounts will be allocated to each series as stated in the prospectus supplement related to that series, and we will get all remaining amounts.

Principal Collections For All Series. The servicer will allocate principal collections allocated to the notes of any series, for any Collection Period with respect to any accumulation period, amortization period, controlled accumulation period, controlled amortization period or an early amortization period with respect to the series or a class of the series, first to make required payments of principal to the principal funding account or to the noteholders of the series or class, in each case if and to the extent stated in the prospectus supplement for the series. The required principal distributions are the sum of the required principal payments on the notes or required deposits to a principal funding account at the time of determination.

The servicer will determine the amount of available principal collections for each series for any Collection Period remaining after the required payments, if any (“Excess Principal Collections”). The servicer will allocate Excess Principal Collections to cover any principal distributions to noteholders of any series which are either scheduled or permitted and required deposits to the principal funding account for a series which are to be covered by principal collections for that series (but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections) and which have not been covered out of principal collections and other amounts allocated to the series (“Principal Shortfalls”). Excess Principal Collections will not be used to cover the portion of the Defaulted Amount allocated to the noteholders of a series or uncovered dilution allocated to any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable prospectus supplements.

To the extent that Excess Principal Collections exceed Principal Shortfalls, the indenture trustee will deposit the balance in the Excess Funding Account to the extent necessary so that the Transferor Amount, determined after giving effect to any principal receivables transferred to the trust on that date, would not be less than the Trust Available Subordinated Amount. Any remaining amount will be paid to us. In addition, on each business day, funds on deposit in the Excess Funding Account will be withdrawn and transferred to us to the extent that the Transferor Amount, determined after giving effect to any principal receivables transferred to the trust on that date, exceeds the Trust Available Subordinated Amount.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series or class, as the case may be.

Any action or vote taken at any meeting of the noteholders duly held as required in the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

Notes held by the trust, CNH, the originator or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

Upon delivery of a trust tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by us to the indenture trustee of an officer’s certificate stating that we reasonably believe that the amendment will not and is not reasonably expected to result in the occurrence of an Early Amortization Event or event of default, adversely affect the amount of funds available to be distributed to the noteholders of any series of notes or the timing of those distributions, or adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture may be amended, supplemented or otherwise modified without the consent of any noteholders to:

•                            evidence the succession of another entity to the trust, and the assumption by that successor of the covenants of the trust in the indenture and the notes;

•                            add to the covenants of the trust, or have the trust surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series or classes;

•                            add to the indenture provisions expressly permitted by the Trust Indenture Act, as amended;

•                            cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the indenture;

•                            establish any form of note under the indenture, and to provide for the issuance of any series or class of notes as described under “—Issuances of New Series, Classes and Subclasses of Notes”, and to specify the terms of those notes, or to add to the rights of the noteholders of any series or class;

•                            provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series or classes of notes and to add to or change any of the provisions of this indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•                            if one or more additional depositors are added to, or replaced under, the transfer and servicing agreement, or if one or more additional beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•                            provide for the addition of collateral securing the notes and the issuance of notes backed by that additional collateral; or

•                            provide for additional or alternative credit enhancement for any notes.

The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a trust tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that we will (a) deliver to the indenture trustee and the owner trustee an officer’s certificate stating that we reasonably believe that the amendment will not and is not reasonably expected to result in the occurrence of an Early Amortization Event or event of default, adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of those distributions, or adversely affect the security interest of the indenture trustee in the collateral securing the notes and (b) receive written confirmation from each rating agency that the amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes which it has rated.

Upon delivery of a trust tax opinion as described under “—Tax Opinions for Amendments” below, the trust and the indenture trustee may modify and amend the indenture or any indenture supplement, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% in aggregate dollar principal amount of the outstanding notes of each series or class affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holder of each note affected by the modification or amendment:

•                            a change in any date scheduled for the payment of interest on any note, the scheduled final payment date or legal final maturity date of any note;

•                            a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the adjusted outstanding dollar principal amount, or the collateral amount in a manner that is adverse to any noteholder;

•                            a reduction of the amount of a discount note payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or upon the acceleration of its legal final maturity date;

•                            an impairment of the right to institute suit for the enforcement of any payment on any note;

•                            a reduction of the percentage in outstanding dollar principal amount of notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

•                            a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the trust’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that other specified provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by that modification;

•                            permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

•                            a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable; or

•                            a change in the method of computing the amount of principal of, or interest on, any note on any date.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series or class may waive, on behalf of the holders of all the notes of that series or class,

compliance by the trust with specified restrictive provisions of the indenture or the indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all the noteholders of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

Tax Opinions for Amendments

No amendment to the indenture, the indenture supplement, the transfer and servicing agreement or the trust’s trust agreement will be effective unless the trust has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that for federal income tax purposes the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, the amendment will not cause a taxable event to holders of any outstanding notes, and following the amendment, the trust will not be an association, or publicly traded partnership, taxable as a corporation.

List of Noteholders

Three or more noteholders of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the trust for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Fees and Expenses Payable From Collections

The following table summarizes the fees and expenses payable by the trust or the administrator in connection with the notes:

Type of Fees and Expenses	Amount or Calculation	Purpose	Source of Funds for Payment	Distribution Priority
indenture trustee fees and expenses	an amount agreed upon by the administrator and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable by the administrator	not applicable
owner trustee fees and expenses	an amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by us	not applicable
administrator fees and expenses	$500 monthly	compensation and reimbursement of the administrator	payable by us	not applicable
servicing fees and expenses	the sum of the servicing fees specified in the indenture supplements for all series	compensation and reimbursement of the servicer	the portion of the servicing fee allocated to any series will be payable from interest collections allocated to that series	See “Deposit and Application of Funds” in the related prospectus supplement
Backup servicing fee	the greater of (a) 1/12 of 0.015% of the Pool Balance as of the first day of the applicable collection period and (b) $4,000, payable monthly.	Compensation and reimbursement of the backup servicer	the portion of the servicing fee allocated to any series will be payable from interest collections allocated to that series	See “Deposit and Application of Funds” in the related prospectus supplement

Final Payment of Principal

Clean-up Calls. If so specified in the accompanying prospectus supplement, under the indenture, the servicer has the right, but not the obligation, to cause the trust to redeem a series of notes in whole but not in part on any day on or after the day on which the outstanding principal balance of such series of notes is reduced to 10% or less of the initial principal balance of the related series of notes. This redemption option is referred to as a clean-up call.

If the servicer elects to cause the trust to redeem a series of notes, it will cause the trust to notify the related registered holders of notes of the related series at least thirty days before the redemption date. The redemption price of the series of notes will be set forth in the accompanying prospectus supplement, but a clean-up call will only be permitted if the purchase price paid to the trust is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement.

If the trust is unable to pay the redemption price in full on the redemption date, the redemption will not be deemed to occur on that date and monthly payments on the related series of  notes will thereafter be made until either the principal of and accrued interest on those notes are paid in full or the legal final maturity date for the related series of notes occurs, whichever is earlier. The accompanying prospectus supplement may specify accounts from which funds that are on deposit therein will be applied to make the principal and/or interest payments on the related series of notes on the related redemption date.

For any series, the related prospectus supplement may specify additional conditions to our purchase option.

Legal Final Maturity Date. Each prospectus supplement will specify the legal final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the legal final maturity date. Additionally, the failure to pay principal in full not later than the legal final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “—Events of Default” and “Events of Default Remedies” in this prospectus.

Fully Reinvested Date

The “Fully Reinvested Date” is the date on which the amount on deposit in the principal funding account with respect to a series equals the outstanding dollar principal amount of the notes of the series. After the Fully Reinvested Date occurs with respect to any series, noteholders of that series will no longer have any interest in the receivables. Further, all of our and the servicer’s representations and covenants relating to the receivables, as well as other provisions of the transfer and servicing agreement and the indenture and the related indenture supplement and all remedies for breaches of those representations, covenants and other provisions, will no longer accrue to the benefit of the noteholders of that series, in each case unless the revolving period with respect to the series recommences as we state in the accompanying prospectus supplement. Those representations, covenants and other provisions include:

•                  the conditions to the issuance of a new series we describe under “Description of the Notes—Issuances of New Series, Classes and Subclasses of Notes”;

•                  the representations we describe under “The Trust Portfolio—Representations and Warranties of the Depositor” to the extent they relate to the receivables and the Collateral Security;

•                  the limitations on additions and removals of accounts we describe under “The Trust Portfolio—Addition of Accounts” and “The Trust Portfolio—Removal of Accounts”, respectively; and

•                  the obligations of the servicer with respect to servicing the receivables we describe under “The Servicer—Servicing Procedures” and “The Servicer —Servicer’s Representations, Warranties and Covenants”.

Also, if the Fully Reinvested Date occurs with respect to any series, the servicer will allocate to that series no interest collections, principal collections, Defaulted Amounts or amounts on deposit in the Excess Funding Account, unless the series’ revolving period begins again as we describe above. However, when the servicer has made the final distribution with respect to each series of notes or the series’ Fully Reinvested Date has occurred, the indenture trustee will convey and transfer to us, all right, title and interest in the receivables.

Limited Subordination of Transferor’s Interest; Enhancements

Subordination of Transferor’s Interest. With respect to any series of notes, we and the trust will subordinate the Transferor’s Interest in the trust to the rights of noteholders of the series to the extent described in the accompanying prospectus supplement. This will provide credit enhancement to the series. The amount of the subordination of the Transferor’s Interest in the trust with respect to any series is the “Available Subordinated Amount” for the series. The trust will decrease and increase the Available Subordinated Amount for any series from time to time if and to the extent described in the accompanying prospectus supplement.

Enhancements. In addition to the subordination described above, for any series of notes, the trust may provide enhancements with respect to one or more classes of the series, including one or more of the following:

•                            letter of credit;

•                            surety bond;

•                            cash collateral guaranty, cash collateral account or excess collateral;

•                            spread account;

•                            reserve account;

•                            derivative, including without limitation currency swaps or guaranteed rate agreements; or

•                            repurchase agreement.

Letter of Credit. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Surety Bond. If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•                            a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•                            a cash collateral account; or

•                            a collateral amount in excess of the initial principal amount of the notes for that series.

The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•                            to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•                            to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

•                            to the extent excess non-principal collections must be deposited into the cash collateral account.

The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Spread Account. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the trust into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, promissory note, guarantee or insurance policy or any combination of these arrangements. The reserve account will be established to assist with the payment of principal or interest on the notes of that series or the related class or the payment of any other amount specified in the accompanying prospectus supplement in the manner provided in the accompanying prospectus supplement.

Derivative Agreement. If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the trust will receive payments from counterparties to the derivative agreements in exchange for the trust’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Repurchase Agreement. If so specified in the accompanying prospectus supplement, support for a series or one or more related classes will be provided by one or more repurchase agreements whereby a seller sells assets to a buyer for an agreed cash price and commits at the same time to buy back equivalent assets on an agreed future date for the same cash price plus a rate of return.

We may also provide enhancements to a series or class or classes of a series of notes by subordination provisions which require that distributions of principal and/or interest be made with respect to the notes of the series or the class or classes before distributions are made to one or more series or one or more classes of the series. The trust may use a currency swap to issue notes payable in a currency other than United States dollars.

If the trust provides enhancement with respect to a series of notes, we will include in the related prospectus supplement a description of:

•                            the amount payable under the enhancement;

•                            any conditions to payment we do not otherwise describe in this prospectus;

•                            the conditions, if any, under which the trust may reduce the amount payable under the enhancement and under which the trust may terminate or replace the enhancement; and

•                            any material provisions of any agreement relating to the enhancement.

Additionally, we may include in the related prospectus supplement the information with respect to the applicable enhancement provider, including:

•                            a brief description of its principal business activities;

•                            its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•                            if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•                            its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date we state in the prospectus supplement.

Limitations on Subordination and Enhancements. The trust intends the presence of an Available Subordinated Amount or an enhancement with respect to a series or class of notes to enhance the likelihood of receipt by noteholders of the series or class of the full amount of principal and interest and to decrease the likelihood that the noteholders will experience losses. However, unless we otherwise state in the prospectus supplement for a series of notes, neither subordination of the Transferor’s Interest nor the enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of the notes and interest on the notes. If losses exceed the amount covered by the subordination or enhancement, if any, or are not covered by the subordination or enhancement, if any, noteholders will bear their allocable share of deficiencies. In addition, if the trust provides a specific enhancement or subordination for the benefit of more than one class or series, noteholders of that class or series will be subject to the risk that the enhancement or related Available Subordinated Amount will be exhausted by the claims of noteholders of other classes or series.

The noteholders of a particular series or class will not have any interest in any enhancements provided for the benefit of the noteholders of another series or class, unless we so provide in the related prospectus supplement.

Reallocated Yield Amounts

Some receivables originated under the accounts are not subject to a monthly finance charge payable by the dealer for a designated period of time after their creation, during which the manufacturer is responsible for making subsidy payments, as described under the heading “The Dealer Floorplan Financing Business—Billing, Collection Procedures and Payment Terms”. If the manufacturer does not make the required subsidy payments there will be a decrease in interest collections. In order to increase the amount of interest collections, a portion of principal collections may be reallocated as interest collections as provided below.

We have the option to establish or increase a percentage (the “Reallocated Yield Percentage”) of principal collections to be treated as interest collections for all purposes (“Reallocated Yield Amounts”) up to 9.00% or decrease the Reallocated Yield Percentage, but not to less than zero percent. The Reallocated Yield Amounts will equal the Reallocated Yield Percentage multiplied by the principal collections during the Collection Period. Initially, the Reallocated Yield Percentage will be equal to 1.50%. Any Reallocated Yield Amounts for the trust for each Collection Period will be considered interest collections and will be allocated with all other interest collections.

Any initial increase and any additional increases in the Reallocated Yield Percentage would result in a larger amount of interest collections and a smaller amount of principal collections. By doing so, this would reduce the likelihood that an Early Amortization Event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add receivables to the trust.

Note Ratings

Any rating of the notes by a rating agency will reflect:

•                            its view on the likelihood that noteholders will receive required interest and principal payments; and

•                            its evaluation of the receivables and the availability of any credit enhancement for the notes.

Among the things a rating will not indicate are:

•                            the likelihood that principal payments will be paid on a scheduled date;

•                            the likelihood that an early amortization event or an event of default will occur;

•                            the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

•                            the marketability of the notes;

•                            the market price of the notes; or

•                            whether the notes are an appropriate investment for any purchaser.

A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the trust.

U.S. Federal Income Tax Consequences

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, called the  “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively, and subject to differing interpretation. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special federal tax counsel for the trust, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under this heading and are of the opinion that they are correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the material U.S. federal income tax consequences to investors who purchase their notes at the original issuance for the issue price and who hold these notes as capital assets within the meaning of Section 1221 of the Code.

Tax Characterization of the Trust

Mayer, Brown, Rowe & Maw LLP is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents. An opinion of counsel, however, is not binding on the Internal Revenue Service, called the  “IRS”, or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. We will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes the notes are classified as debt for federal income tax purposes.

Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars and that the notes have not been issued with more than a de minimis amount of original issue discount (“OID”). A note will be issued with OID if the “stated redemption price at maturity” of the note (the stated redemption price at maturity of the note is the sum of all payments required to be made on the note other than payments of “qualified stated interest”) exceeds the “issue price” of the note (where both the stated redemption price at maturity and the issue price of a note are determined under the OID provisions of the Code and applicable Treasury regulations (the “OID Regulations”)). If a note is issued with OID, that OID will be de minimis if it is less than 1/4% of the stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the issue date. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, and so long as the accompanying prospectus supplement does not state otherwise, all stated interest on a note will be treated as qualified stated interest. If you buy one of those notes, you will be required to report as ordinary income the stated interest on the note when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income on a pro rata basis as principal payments are made on the note.

If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, your note will be treated as a “Short-Term Note”, and all stated interest on a Short-Term Note will be treated as OID under the OID Regulations. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules applicable to a Short-Term Note purchased for more or less than its stated redemption price at maturity will be discussed in the applicable prospectus supplement.

Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders. If you are a nonresident alien, foreign corporation or other person who is not a “United States person” as defined in Section 7701(a)(30) of the Code (a  “foreign person”), any interest paid or accrued to you will generally be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

•                            are not actually or constructively a “10 percent shareholder” of the trust or us, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which we or the trust are a “related person” within the meaning of the Code; and

•                            satisfy the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a United States person. If you are an individual or a corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf, these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. If you are not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf you may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide additional information. Under applicable Treasury regulations, the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through some foreign intermediaries. We recommend that you consult your own tax advisors regarding the application of the withholding regulations to your particular circumstances.

If you are a foreign person and interest paid or accrued to you is not “portfolio interest”, then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

•                            IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

•                            IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States federal income and withholding tax; provided, that:

•                            the gain is not effectively connected with your conduct of a trade or business in the United States; and

•                            if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the trust will be required to withhold at the currently applicable rate on the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust would be treated as a publicly traded partnership. This publicly traded partnership will not, however, be taxable as a corporation if it meets some qualifying income tests. Based on the nature of the trust’s income, it is possible that the trust would not satisfy the criteria of these tests. Nonetheless, even if this publicly traded partnership is not taxable as a corporation, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to limitations on your ability to deduct your share of trust expenses. Because we will treat all notes issued by the trust as debt for federal income tax purposes, the trust will not comply with the tax reporting requirements that would apply under any alternate characterization of the trust or the notes.

Illinois State Tax Consequences

The following is a summary of the material Illinois income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of Illinois statutes and regulations, and applicable judicial or ruling authority. The current Illinois statutes and regulations, and judicial and ruling authority may be changed, possibly retroactively. The portions of the following summary that relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Illinois tax counsel for the trust, subject to the qualifications set forth in this summary. Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements in this prospectus under this heading and are of the opinion that they are correct in all material respects.

The trust will be provided with an opinion of Illinois tax counsel regarding Illinois income tax matters discussed below. An opinion of Illinois tax counsel, however, is not binding on the Illinois Department of Revenue, called the “IDOR”, or the courts. Additionally, there are no cases or IDOR rulings on similar transactions involving debt interests issued by a trust with terms similar to those of the notes. As a result, the IDOR may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IDOR.

The State of Illinois imposes a state income tax on individuals, corporations, trusts and estates on the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a Personal Property Replacement Income Tax, called the “Illinois Replacement Tax”, on corporations, S-corporations, partnerships and trusts for the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. If the certificates were treated as equity interests in a partnership, the partnership may be subject to the Illinois Replacement Tax.

Treatment of the Notes

If the notes are characterized as indebtedness for federal income tax purposes, in the opinion of Illinois tax counsel this treatment would also apply for Illinois tax purposes. If the notes are characterized as debt, noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to Illinois taxes solely because of their ownership of notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes.

Classification of the Trust as a Partnership

If the trust were treated as a partnership, not taxable as a corporation, for federal income tax purposes, in the opinion of Illinois tax counsel the same treatment would also apply for Illinois tax purposes. In this case, the partnership may be treated as earning income in the State of Illinois and therefore would be subject to the Illinois Replacement Tax. Effective for taxable years ending after December 31, 2004, the Illinois Replacement Tax will not apply to a partnership that satisfies the requirements of an “investment partnership”. It is not clear, however, whether the trust will meet the requirements for an investment partnership. If this tax were applicable, distributions to noteholders could be reduced. Characterization of the trust as a partnership generally would not cause a nonresident noteholder whose notes are characterized as partnership interest and who is not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from those notes. Noteholders whose notes are treated as partnership interests and who already are subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, their notes.

Classification of the Trust as a Corporation

If the trust were instead treated as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, then the trust could be subject to the Illinois income tax and the Illinois Replacement Tax. If these taxes were applicable, distributions to noteholders could be reduced.

Other State and Local Tax Consequences

Because state and local income tax laws may differ substantially from the corresponding federal income tax law, you should consult your own tax advisor with respect to the potential state and local tax consequences of an investment in the notes.

ERISA Considerations

Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Regulation, as defined below (each of these entities a “Benefit Plan”). Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a Benefit Plan from engaging in some transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the trust believes that, at the time of their issuance, the notes should not be treated an equity interest in the trust for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if we, the trust, any servicer, the owner trustee, the indenture trustee, the underwriters or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire those notes. Included among these exemptions are:  Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. By acquiring a note, each purchaser will be deemed to represent that either (a) it is not acquiring the notes with the assets of a Benefit Plan or (b) the acquisition and holding of the notes will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

Plan of Distribution

We may sell notes offered by this prospectus in any of three ways:

•                            through underwriters or dealers;

•                            directly to one or more purchasers; or

•                            through agents.

We include in the accompanying prospectus supplement the terms of the offering of any series, including, without limitation:

•                            the names of any underwriters;

•                            the purchase price of the notes and the proceeds to us from the sale;

•                            any underwriting discounts and other items constituting underwriters’ compensation;

•                            any initial public offering price; and

•                            any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters in a sale of any notes of a series, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the notes. The notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless we specify otherwise in the accompanying prospectus supplement, the obligations of the underwriters to purchase the notes will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the notes if any of the notes are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Notes of a series may also be offered and sold, if we so state in the accompanying prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, by one or more firms (“Remarketing Firms”) acting as principals for their own accounts or as agents for us. We identify in the accompanying prospectus supplement any Remarketing Firm and describe the terms of its agreement, if any, with us and its compensation. Remarketing Firms may be deemed to be underwriters in connection with the notes they remarket.

We may also sell notes directly or through agents we designate from time to time. We will name any agent involved in the offer or sale of notes, and we will specify any commissions payable by us to the agent, in the accompanying prospectus supplement. Unless we specify otherwise in the accompanying prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

Each underwriting agreement and placement agreement will provide that we and CNH Capital America will indemnify the underwriters and agents, respectively, against civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the several underwriters and agents, as applicable, may be required to make in respect of those civil liabilities.

The trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from us, the underwriters or the agents.

We describe the place and time of delivery for a series of notes in the accompanying prospectus supplement.

Until the distribution of the notes of a series is completed, rules of the Securities and Exchange Commission (the “SEC”) may limit the ability of the underwriters and selling group members to bid for and purchase those notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of those notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. Purchases of a note for the purpose of stabilization could cause the price of the note to be higher than it might be in the absence of the purchases.

In connection with the offering of a series, the underwriters may make short sales of the notes of that series and may purchase those notes on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. The underwriters are more likely to create a short position if they are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

None of us, the originator nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes of any series. In addition, none of us, the originator nor any of the underwriters makes any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

Reports

On each payment date, including each payment date that corresponds to an interest payment date or any special payment date, the indenture trustee will forward to each noteholder of record of any series a statement (the  “Payment Date Statement”) prepared by the servicer. The Payment Date Statement will include information with respect to the trust and the notes of the series, as we state in the accompanying prospectus supplement.

With respect to each interest payment date or special payment date, the Payment Date Statement with respect to any Series will include the following information with respect to the notes of the series:

•                            the total amount distributed on the notes of the series;

•                            the amount of the distribution allocable to principal on the notes of the series; and

•                            the amount of the distribution allocable to interest on the notes of the series.

On or before January 31 of each calendar year, the indenture trustee will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information required to be provided by a trust of indebtedness under the Code for the preceding calendar year or the applicable portion of that year during which the person was a noteholder, together with other customary information which the Code requires issuing entities of indebtedness to provide and other customary information which noteholders need to prepare their tax returns. See “U.S. Federal Income Tax Consequences”.

Legal Matters

Certain legal matters relating to the notes will be passed upon for us, the trust and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, and for any underwriters, agents or dealers by the counsel we name in the accompanying prospectus supplement. Federal income tax and ERISA matters will be passed upon for us, the trust and the servicer by Mayer, Brown, Rowe & Maw LLP.

Where You Can Find More Information

We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please all the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate offering the securities.

We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for annual reports on Form 10-K, monthly reports on Form 10-D and the filing of Current Reports on Form 8-K in connection with the trust. These annual reports, monthly reports and Current Reports are also incorporated into this prospectus by reference and made a part of this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:  CNH Wholesale Receivables LLC, 100 South Saunders Road, Lake Forest, Illinois 60045, Attention:  Treasurer (Telephone (847) 735-9200). You may also access the servicer’s Internet site at (http://www.cnhcapital.com).

Glossary of Principal Terms for Prospectus

Adjusted Pool Balance	59
Automatic Additional Accounts	64
Available Subordinated Amount	92
Bankruptcy Code	33
Benefit Plan	102
book-entry note	76
Clearstream	77
CNH	15
CNH Capital America	15
Code	97
Collateral Security	31
Collection Account	36
Collection Period	59
Defaulted Amount	39
Defaulted Receivables	39
Determination Date	59
DTC	76
Early Amortization Event	82
Eligible Account	62
Eligible Investments	37
Eligible Receivable	62
ERISA	102
Euroclear	77
Euroclear Operator	77
Excess Funding Account	85
Excess Principal Collections	86
Excluded Series	71
Fiat	15
Floorplan Financing Guidelines	35
foreign person	99
Fully Reinvested Date	91
Global Securities	1
IDOR	101
Illinois Replacement Tax	101
Ineligible Receivables	58
IRS	97
Moody’s	37
NH Credit	34
OID	98
OID Regulations	98
Paired Series	71

Payment Date Statement	105
Pool Balance	59
Principal Shortfalls	86
PTCE	103
Reallocated Yield Amounts	96
Reallocated Yield Percentage	96
Regulation	102
Remarketing Firms	104
Required Pool Balance	66
Required Pool Percentage	66
SEC	105
Securities Act	104
Securities Exchange Act	78
Service Transfer	42
Servicer Default	43
Short-Term Note	98
SST	43
Standard & Poor’s	37
Terms and Conditions	79
Transferor Amount	59
Transferor’s Interest	24
Transferor’s Percentage	39
Trust Available Subordinated Amount	59

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the trust will make available the globally offered notes (the “Global Securities”) only in book-entry form. Unless we state otherwise in a prospectus supplement for a series, investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. Investors may trade the Global Securities as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors holding Global Securities through Clearstream and Euroclear will conduct secondary market trades between each other in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, i.e., seven calendar day settlement.

Investors holding Global Securities through DTC will conduct secondary market trades between each other under the rules and procedures applicable to U.S. corporate debt obligations.

Clearstream or Euroclear and DTC participants holding Global Securities will effect secondary cross-market trades between each other on a delivery-against-payment basis through their respective depositaries, who are participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

DTC, in the name of Cede & Co. as nominee of DTC, will hold all Global Securities in book-entry form. Financial institutions acting on the behalf of investors as direct and indirect participants in DTC will represent those investors’ interests in the Global Securities. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as participants of DTC.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. DTC will credit investor securities custody accounts with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Clearstream or Euroclear will credit Global Securities to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that purchasers and sellers can settle on the desired value date.

Trading between DTC participants. DTC participants will settle secondary market trades between each other using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream and/or participants. Clearstream participants and/or Euroclear participants will settle secondary market trades between each other using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When a DTC participant desires to transfer Global Securities from its account to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or Euroclear will instruct their respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month and the depositary will then make payment to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the respective clearing system will credit the Global Securities to its system and, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. They may do so the most directly by prepositioning funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the related depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which they are to transfer Global Securities by the respective clearing system, through the related depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the related depositary to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Clearstream or Euroclear will then reflect the payment in the account of the Clearstream participant or Euroclear participant the following day, and back-value to the value date, which would be the preceding day, when settlement occurred in New York, the receipt of the cash proceeds in the Clearstream or Euroclear participant’s account. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, Clearstream or Euroclear would instead value as of the settlement date the receipt of the cash proceeds in the Clearstream or Euroclear participant’s account.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•                            borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•                            borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•                            staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A holder of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

•                            Exemption for non-U.S. persons (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and are individuals or entities treated as corporations for federal income tax purposes and who otherwise meet the requirements of the “portfolio interest” exemption can obtain a complete exemption from the withholding tax by filing a properly completed Form W-8BEN (Certificate of Foreign Status). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

•                            Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person that for federal income tax purposes is an individual or entity treated as a corporation, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income from a note is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing a properly completed Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

•                            Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and that for federal income tax purposes are individuals or entities treated as corporations residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on treaty terms, by filing a properly completed Form W-8BEN. A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

•                            Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN is generally effective for three calendar years and Form W-8ECI is effective for one calendar year.

In this summary, we have not dealt with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. In particular, special rules apply to entities treated as partnerships for U.S. federal income tax purposes. We advise investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14          Other Expenses of Issuance and Distribution.

Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee	$107.00
Legal fees and expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Trustee fees and expenses		*
Indenture Trustee fees and expenses		*
Blue Sky expenses		*
Printing and engraving		*
Miscellaneous		*
Total	$107.00

*       To be filed by amendment

Item 15          Indemnification of Directors and Officers

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 19 of the Limited Liability Company Agreement (the “Agreement”) of CNH Wholesale Receivables LLC (the “Company”) provides as follows:

Section 19 Exculpation and Indemnification.   Neither CNH Capital America LLC (the “Economic Member”) nor any independent director of the Company (collectively the “Special Members”) nor any officer, director, employee or agent of the Company nor any employee, representative, agent or any individual or organization that controls, is controlled by, or is under common control (an “Affiliate”) with the Economic Member or the Special Members (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Economic Member and the Special Members shall not have personal liability on account thereof; provided further, that so long as any indebtedness, liability or obligation of the Company or any trust under or in connection with the Agreement, the directors’ agreement, each agreement, transfer and servicing agreement, receivables purchase agreement, indenture or other agreement entered into by the Company or by a trust at the direction of the Company from time to time in connection with the acquisition, creation, funding or financing of receivables or related rights, and all other documents, instruments and certificates delivered in connection therewith, or any related document in effect as of any date of determination, is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other person pursuant to this Agreement, this directors agreement or all other documents, instruments and certificates delivered in connection with the acquisition, creation, funding or financing of receivables.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Economic Member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Economic Member and the Special Members to replace such other duties and liabilities of such Covered Person.

Directors and officers of the Registrant are insured against liability which they may incur in their capacity as such pursuant to a professional errors and omission policy.

The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

Item 16          Exhibits.

1**	Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1(a) of the Registrant’s Form S-3/A filed on September 15, 2003)
3(a)**	Certificate of Formation of CNH Wholesale Receivables LLC (incorporated by reference to Exhibit 3(a) of the Registrant’s Form S-3/A filed on September 15, 2003)
3(b)**	Limited Liability Company Agreement of CNH Wholesale Receivables LLC dated December 31, 2004 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed on January 7, 2005)
3(c)**	Form of Certificate of Trust of CNH Wholesale Master Note Trust (included as part of Exhibit 4(c)) (incorporated by reference to Exhibit 3(c) of the Registrant’s Form S-3 filed on August 14, 2003)
4(a)**	Indenture dated as of September 1, 2003 between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 29, 2003)
4(b)**	Form of Indenture Supplement between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4(b) of the Registrant’s Form S-3/A filed on September 15, 2003)
4(c)**	Trust Agreement dated as of September 1, 2003 between CNH Wholesale Receivables LLC and the Trustee (incorporated by reference to Exhibit 4.4 of the Registrant’s Form 8-K filed on September 29, 2003)
4(d)	Form of Class A Note (included as part of Exhibit 4(b))
4(e)	Form of Class B Note (included as part of Exhibit 4(b))
4(f)	Form of Class C Note (included as part of Exhibit 4(b))
5*	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality
8***	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal income and Illinois tax matters
23(a)*	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5)
23(b)***	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 8)
25**	Form T-1 Statement of Eligibility (incorporated by reference to Exhibit 25 of the Registrant’s Form S-3/A filed on September 15, 2003)
99(a)**

Transfer and Servicing Agreement dated as of September 1, 2003 among CNH Wholesale Receivables LLC, the Trust and CNH Capital America LLC  (incorporated by reference to Exhibit 4.5 of the Registrant’s Form 8-K filed on September 29, 2003)

99(b)*	Form of Amendment to Transfer and Servicing Agreement among CNH Wholesale Receivables LLC, the Trust and CNH Capital America LLC
99(c)**

Administration Agreement dated as of September 1, 2003 among the Trust, CNH Capital America LLC and the Indenture Trustee  (incorporated by reference to Exhibit 4.8 of the Registrant’s Form 8-K filed on September 29, 2003)

99(d)**

Receivables Purchase Agreement dated as of September 1, 2003 between one or more sellers of receivables and CNH Wholesale Receivables LLC  (incorporated by reference to Exhibit 4.8 of the Registrant’s Form 8-K filed on September 29, 2003)

99(e)*	Backup Servicing Agreement between CNH Wholesale Receivables LLC, CNH Capital America LLC, the Trust and the Backup Servicer
99(f)*	Form of Amendment to Administration Agreement among the Trust, CNH Capital America LLC and the Indenture Trustee
99(g)*	Subservicing Agreement dated as of June 29, 2005 between CNH Capital America LLC and New Holland Credit Company, LLC
99(h)*	Form of Amendment to Subservicing Agreement between CNH Capital America LLC and New Holland Credit Company, LLC

*      Filed herewith.

**   Incorporated by reference to Registration No. 333-107999.

*** To be filed by amendment.

Item 17          Undertakings

(a) As to Rule 415: The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(A) Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of  the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will  be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to Filings Incorporating Subsequent Securities Exchange Act of 1934 Documents by Reference: The undersigned registrant hereby undertakes, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to Requests for Acceleration of Effective Date: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  As to Rule 430A:  The undersigned registrant hereby undertakes that:

(A)          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B)          For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(e)  As to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)): The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, Illinois, on the date of May 31, 2006.

CNH WHOLESALE RECEIVABLES LLC

By:	/s/ Michel Lecomte
Michel Lecomte
Chairman

By:	/s/ Brian J. O’Keane
Brian J. O’Keane
Treasurer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Brian O’Keane such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Bierman	Principal Executive Officer
Steven Bierman	and Director	May 31, 2006

/s/ Michel Lecomte	Principal Financial Officer and
Michel Lecomte	Principal Accounting Officer	May 31, 2006

/s/ Harold Boyanovsky	Director	May 31, 2006
Harold Boyanovsky

/s/ John R. Power Jr.	Director	May 31, 2006
John R. Power Jr.

/s/ Donald Puglisi	Director	May 31, 2006
Donald Puglisi